Exhibit 4.1

                      SAXON ASSET SECURITIES TRUST 1996-1
                    MORTGAGE LOAN ASSET BACKED CERTIFICATES

                                 SERIES 1996-1

                                TRUST AGREEMENT

                          dated as of August 1, 1996,

                                     among

                        SAXON ASSET SECURITIES COMPANY,

                                   as Seller

                    Texas Commerce Bank National Association as Master Servicer, Custodian, Certificate Registrar and Paying Agent

                                      and

                                 Citibank, N.A.
                                   as Trustee



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                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

Section 1.01.  Standard Terms...........................................  1
Section 1.02.  Modification of Standard Terms...........................  2
Section 1.03.  Defined Terms............................................  7

                                   ARTICLE II
                FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

Section 2.01.  Conveyance to the Trustee................................ 23
Section 2.02.  Acceptance by the Trustee................................ 24

                                   ARTICLE III
                         REMITTING TO CERTIFICATEHOLDERS

Section 3.01.  The Certificate Insurance Policies....................... 24
Section 3.02.  Distributions............................................ 25
Section 3.03.  Report to SASCO.......................................... 27
Section 3.04.  Reports by Master Servicer............................... 28



                                   ARTICLE IV
                                THE CERTIFICATES

Section 4.01.  The Certificates......................................... 30
Section 4.02.  Denominations............................................ 30
Section 4.03.  Interest Fund............................................ 30

                                    ARTICLE V
                            TERMINATION OF THE TRUST

Section 5.01.  Termination of Trust..................................... 31
Section 5.02.  Termination Upon Option of Holders of Class R
               Certificates; Servicer Termination....................... 31
Section 5.03.  Termination Upon Loss of REMIC Status.................... 32
Section 5.04.  Disposition of Proceeds.................................. 33
Section 5.05.  Article V Controls....................................... 34

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

Section 6.01.  Request for Opinions..................................... 34
Section 6.02.  Form of Certificates..................................... 34
Section 6.03.  Schedules and Exhibits................................... 34
Section 6.04.  Governing Law............................................ 34
Section 6.05.  REMIC Administration..................................... 34
Section 6.06.  Master Servicer; Month-End Interest...................... 34


                                          -i-


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Schedule I:   The Mortgage Loans
              A. Fixed Rate Mortgage Loans
              B. Variable Rate Mortgage Loans

Schedule II:  Sales/Servicing Agreements
              A. Sales Agreement
              B. Servicing Agreement

Schedule III: Mortgage Loans for which first payment to the Trust will be after August 1, 1996

Exhibit A-1: Form of Class A-1 Certificate
Exhibit A-2: Form of Class A-2 Certificate
Exhibit A-3: Form of Class A-3 Certificate
Exhibit R:  Form of Class R Certificate
Exhibit X:  Certificate Insurance Policies

                                      -ii-


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                                TRUST AGREEMENT

       THIS TRUST AGREEMENT dated as of August 1, 1996 (this "Agreement"), is hereby executed by and among Saxon Asset Securities Company, a Virginia corporation ("SASCO"), Texas Commerce Bank National Association, as Master Servicer, Custodian, Certificate Registrar and Paying Agent (in such capacities, the "Master Servicer", the "Custodian", the "Certificate Registrar" and the "Paying Agent"), Citibank, N.A., a national banking association, as Trustee (in such capacity, the "Trustee"), under this Agreement and the Standard Terms to Trust Agreement (August 1996 Edition) (the "Standard Terms"), all the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Trust Agreement").

                             PRELIMINARY STATEMENT

             The Board of Directors of SASCO has duly authorized the formation of a trust (the "Trust") to issue a series of asset backed certificates with an aggregate initial Certificate Principal Balance of $234,089,000 to be known as the Saxon Asset Securities Trust 1996-1, Mortgage Loan Asset Backed Certificates, Series 1996-1 (the "Certificates"). The Certificates in the aggregate evidence the entire beneficial ownership in the Trust. The Certificates consist of the following four classes: the Class A-1 Certificates (the "Class A-1 Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates"), the Class A-3 Certificates (the "Class A-3 Certificates") and the Class R Certificates (the "Class R Certificates").

       In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat certain assets of the Trust as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. The assets of the REMIC will consist of the Mortgage Loans listed on Schedule I hereto and the Asset Proceeds Account. The "startup day" of the REMIC for purposes of the REMIC Provisions will be the Closing Date.

       NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, SASCO, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

       Section 1.01.  Standard Terms.

       SASCO, the Master Servicer, the Custodian, the Certificate Registrar, the Paying Agent and the Trustee acknowledge that the Standard Terms prescribe certain duties, responsibilities and obligations of SASCO, the Master Servicer and the Trustee with respect to the Certificates. SASCO, the Custodian, the Master Servicer, the Certificate Registrar, the Paying Agent and the Trustee agree to observe and perform such duties, responsibilities and obligations to the extent they are not inconsistent with the provisions of this Agreement and acknowledge that, except to the extent inconsistent with the provisions of this Agreement, the Standard Terms as of the Closing Date, as modified by Section
1.02 hereof, are and shall be a part of this Agreement to the same extent as if set forth herein in full.



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       Section 1.02.  Modification of Standard Terms.

       The modifications set out herein apply to the Series 1996-1 Trust only.

       (a)   The Standard Terms are hereby amended as follows:

                   (i) Rights of the Certificate Insurer to Exercise Certain
             Rights of Certificateholders. Unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise the following rights without any further consent of the Certificateholders:

                   (A) the right to give notice to the Master Servicer and the Trustee pursuant to Section 7.02(a) of the Standard Terms;

                   (B) the right to direct, pursuant to Section 7.02 of the
             Standard Terms, the Trustee to terminate the rights and obligations of the Master Servicer under the Agreement upon the occurrence of an Event of Default by the Master Servicer;

                   (C) the right, pursuant to Section 7.02 of the Standard
             Terms, to direct the Trustee to appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing company acceptable to each Rating Agency and the Certificate Insurer and having a net worth of not less than $15,000,000 as the successor to the Master Servicer;

                   (D) the right to make a request to the Trustee pursuant to
             Section 8.02(a) of the Standard Terms;

                   (E)   the right to remove the Trustee pursuant to Section
             8.07 of the Standard Terms;

                   (F) the right to consent to the amendment of the Agreement pursuant to Section 11.01 of the Standard Terms;

                   (G) the right to request or direct the Trustee to institute any suit, action or proceeding in the name of the Trustee pursuant to Section 11.03 of the Standard Terms;

                   (H) the right to institute an action, suit, or proceeding in equity or at law upon or under or with respect to the Agreement;
             and

                   (I) the right to exercise all Voting Rights of the Class A
             Certificateholders, and the Class A Certificateholders may not exercise such rights without the prior written consent of the Certificate Insurer; provided, however, that the requisite percentage of the Holders of the Certificates shall have the right to consent to amendments to the Trust Agreement pursuant to Section
             11.01 of the Standard Terms.

                   In addition, unless a Certificate Insurer Default exists, the
             Certificate Insurer's prior written consent will be required prior to, among other things, (i) the removal of any Trustee, Custodian, Master Servicer or Servicer, (ii) the appointment of any successor Trustee, Custodian, Master Servicer or Servicer or (iii) any amendment to the Agreement or the Guide; provided, however, that the Certificate Insurer shall not unreasonably withhold its consent. Unless a Certificate Insurer Default exists, the rights specifically set forth above may be exercised by the Certificateholders only with the prior written consent of the Certificate Insurer.

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             (ii)  Trustee To Act Solely with Consent of the Certificate
             Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not exercise the right to:

                   (A) terminate the rights and obligations of the Master
             Servicer as Master Servicer or consent to the resignation of the Master Servicer pursuant to Section 6.04 of the Standard Terms;

                   (B) terminate the rights and obligations of the Servicer
             pursuant to the Servicing Agreement or consent to the resignation of the Servicer pursuant to the Servicing Agreement;

                   (C)   agree to any amendment of the Agreement pursuant to
             Section 11.01 of the Standard Terms;

                   (D) undertake any litigation pursuant to the Agreement or
             incur any expenses reimbursable pursuant to Section 6.03 of the Standard Terms;

                   (E) exercise any of the remedies set forth in Section 7.01 or Section 7.02 of the Standard Terms;

                   (F) resign pursuant to Section 8.07 without giving notice to the Certificate Insurer;

                   (G) appoint co-trustees or separate trustees pursuant to
             Section 8.10 or one or more Custodians pursuant to Section 8.11 of the Standard Terms; or

                   (H) grant any waiver of rights under, the Sales Agreement, the Servicing Agreement or Custody Agreement in a manner that may reasonably be expected to materially adversely affect the rights and interests of the Certificate Insurer; or

                   (I) agree to any amendment to the Sales Agreement, the Servicing Agreement or the Custody Agreement;

             without the prior written consent of the Certificate Insurer.

             (iii) The indemnities in Sections 5.05, 5.06 and 6.01 of the Standard Terms shall run to the Certificate Insurer.

             (iv) Neither SASCO nor the Master Servicer shall incur any expenses reimbursable pursuant to Section 6.03 of the Standard Terms without the consent of the Certificate Insurer.

             (v) The Master Servicer shall not without the prior written consent of the Certificate Insurer approve the transfer or other assignment of the Servicing Agreement to any other servicer pursuant to Section 3.10 of the Standard Terms.

             (vi) Trust Estate and Accounts Held for Benefit of the Certificate Insurer and the Certificateholders. The Trustee shall hold the Trust Estate and the Trustee Mortgage Loan Files for the benefit of the Certificateholders and the Certificate Insurer and, unless a Certificate Insurer Default exists, all references in the Agreement and in the Certificates to "the benefit of the Certificateholders" (and "for the exclusive use and benefit of all present and future Certificateholders" and "for the benefit of all the Holders of the Certificates") shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under the Agreement and the Certificates.

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             References in the Agreement to "the interest of the Trust" or "the interest of the Certificateholders" shall be deemed to include the interest of the Certificate Insurer. The Master Servicer and the Trustee shall promptly notify the Certificate Insurer upon learning of any event which could, with the passage of time or the giving of notice, give rise to the obligation to repurchase or substitute any Mortgage Loan.

             (vii) Trustee to Cooperate. Unless a Certificate Insurer Default exists, the Trustee shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

             (viii) Servicing Requirements. Section 7.01 of the Standard Terms is replaced in its entirety by the following provisions:

       Upon the occurrence of any event for which the Servicer may be terminated pursuant to a Servicing Agreement, the Master Servicer shall promptly deliver to the Certificate Insurer, with copies to SASCO, the Master Servicer and the Trustee, a certification by an Officer that an event has occurred that may justify termination of Servicing Agreement, describing the circumstances surrounding such event. The Certificate Insurer or, if a Certificate Insurer Default exists, the Master Servicer may terminate the Servicing Agreement at any time if (i) the Servicer Termination Test is not satisfied or (ii) Dominion Capital, Inc., ceases to own, directly or indirectly through one or more subsidiaries, 51% of the issued and outstanding common stock of the Servicer or Saxon Mortgage or (iii) any other event for which the Servicer may be terminated by the Master Servicer pursuant to the Servicing Agreement shall have occurred and, in the reasonable judgment of the Certificate Insurer (unless a Certificate Insurer Default exists, in which case in the reasonable judgment of the Master Servicer), such default is material and not technical in nature. Unless a Certificate Insurer Default exists, the Master Servicer may not terminate the Servicing Agreement without the prior written consent of the Certificate Insurer.

       If the Servicing Agreement is terminated, the Master Servicer shall enter into a substitute Servicing Agreement with another mortgage loan service company acceptable to the Master Servicer, the Certificate Insurer and each Rating Agency under which such mortgage loan service company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the Servicer under such terminated Servicing Agreement. Notwithstanding the foregoing, no such substitute Servicing Agreement need contain a covenant by the substitute Servicer to purchase Converted Mortgage Loans. Until such time as the Master Servicer enters into a substitute servicing agreement with respect to the Mortgage Loans, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the Servicer under the terminated Servicing Agreement. In no event, however, shall the Master Servicer be deemed to have assumed the obligations of a Servicer to purchase any Mortgage Loan from the Trust pursuant to any provision of the related Servicing Agreement or the Guide or to make Advances with respect to any Mortgage Loan, except to the extent specifically provided in Section 3.04 of the Standard Terms. As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which the Servicer would have been entitled if the Servicing Agreement with the Servicer had not been terminated.

             (ix) Surrender and Cancellation. The Trustee shall surrender the Certificate Insurance Policies to the Certificate Insurer for cancellation upon termination of the Trust pursuant to Article V hereof.

             (x) Reports to the Certificate Insurer. All notices, statements, reports, certificates or opinions required by the Agreement to be sent to any party hereto or to any of the Class A Certificateholders shall also be sent to the Certificate Insurer. The Trust and the Trustee shall make available to the Certificate Insurer their books and records for the purpose of copying and inspection of any information about the Class A Certificates, the Trust Estate or the Certificateholders.

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             (xi)  Third-Party Beneficiary.  The Certificate Insurer shall be a third-party beneficiary of the Agreement, entitled to enforce the provisions thereof as if a party thereto.

             (xii) The first sentence of Section 2.03(d) of the Standard Terms is amended by deleting the words "one year" and inserting in lieu thereof the words "nine months".

             (xiii) Costs and Expenses. The Certificate Insurer shall not be responsible for any costs or expenses relating to the Trust Estate or the Mortgage Loans except for the payment of amounts pursuant to the Certificate Insurance Policies.

             (xiv) Opinions of Counsel. While the Certificate Insurance Policies are in effect, each Opinion of Counsel and Special Tax Opinion rendered pursuant to the Agreement also shall be addressed and delivered to, and be acceptable to, the Certificate Insurer and be delivered by counsel acceptable to the Certificate Insurer. Except with the consent of the Certificate Insurer, no Opinion of Counsel or Special Tax Opinion may be delivered by in-house counsel of the entity required to deliver such opinion.

       (b) Section 11.05 of the Standard Terms is hereby amended by replacing the word "and" preceding subparagraph (c) with ";" and deleting the period at the end of subparagraph (c) and adding the following paragraph:

             and (d) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:
             Insured Portfolio Management - SF (SASCO 96-1), Tel:
             (914) 765-3111; Fax:  (914) 765-3919

       (c) Notwithstanding anything to the contrary in the Standard Terms, including particularly Section 2.01 of the Standard Terms and the definition of "Trustee Mortgage Loan File" in Section 1.01 of the Standard Terms, in the event that, within 60 days of the Closing Date, each Rating Agency confirms in writing that the ratings of the Class A Certificates will not be downgraded (without regard to the existence of the Certificate Insurance Policies) and the Certificate Insurer approves in writing, SASCO shall not be required to complete endorsements of the Notes to the Trustee or to record assignments of the Security Instruments to the Trustee, but rather, will be required to deliver to the Custodian (i) the Notes endorsed in blank or to the Trustee or Custodian and
(ii) either (x) Assignments of the Security Instruments to the Servicer, with further Assignments of such Security Instruments from the Servicer in blank or
(y) Assignments of the Security Instruments to the Trustee or Custodian. In which event, each of the definitions of "Trustee Mortgage Loan File" at Section
1.01 and Section 2.01 of the Standard Terms shall be amended and restated to read in their entireties as follows: provided that (x) SASCO shall notify the Underwriters and the Certificate Insurer promptly upon receipt of such confirmations from the Rating Agencies and (y) SASCO shall take all action required to comply with the terms of such amended and restated provisions within 15 Business Days following receipt of such confirmation from the Rating
Agencies:

             "Trustee Mortgage Loan File": With respect to each Mortgage Loan, unless otherwise provided in the Trust Agreement, collectively, the following documents, together with any other Mortgage Loan Documents held by the Trustee or the Custodian with respect to such Mortgage Loan:

                   (a) the original Note, endorsed in blank or to the Trustee or Custodian with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements from the originator and any related power of attorney, surety or guaranty agreement, Note Assumption Rider or buydown agreement;

                   (b) the original recorded Security Interest with evidence of recordation noted thereon or attached thereto, together with any addenda or riders thereto or a copy of such recorded Security Instrument with such evidence of recordation certified to be true and correct by the

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                   appropriate governmental recording office or, if the original
                   Security Instrument has been submitted for recordation but has not been returned from the applicable public recording office, a photocopy of the Security Instrument certified by an Officer of the Master Servicer or by the title insurance company providing title insurance in respect of such Security Instrument, the closing/settlement - escrow agent or the closing attorney to be a true and complete copy of the original Security Instrument submitted for recordation;

                   (c) each original recorded intervening Assignment of the Security Instrument as may be necessary to show a complete chain of title from the originator to the Servicer (or the Trustee or Custodian), with evidence of recordation noted thereon or attached thereto, or a copy of such Assignment with such evidence of recordation certified to be true and correct by the appropriate governmental recording office or, if any such Assignment has been submitted for recordation but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by an Officer of the Master Servicer to be a true and complete copy of the recorded Assignment or the Assignment submitted for recordation;

                   (d) if an Assignment of the Security Instrument to the Servicer has been recorded or sent for recordation, an original Assignment of the Security Instrument from the Servicer in blank to the Trustee or Custodian in recordable form;

                   (e) an original Title Insurance Policy, Certificate of Title Insurance or a written commitment to issue such a Title Insurance Policy or Certificate of Title Insurance, or a copy of such Title Insurance Policy or such Certificate of Title Insurance certified as true and correct by the applicable Insurer;

                   (f) if indicated on a Schedule to the Trust Agreement (or otherwise received by the Trustee or the Custodian), the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any; and

                   (g) any other items delivered to the Trustee or the Custodian and required by the Rating Agencies as a condition to confirmation that the ratings on the Certificates will not be downgraded (without regard to the existence of the Certificate Insurance Policies).

                                   *   *   *


       Section 2.01. Mortgage Loan Files. Pursuant to a Trust Agreement, SASCO has sold to the Trustee for the benefit of the Certificateholders and the Certificate Insurer without recourse all the right, title and interest of SASCO in and to the Mortgage Loans, any and all rights, privileges and benefits accruing to SASCO under the Sales Agreement and the Servicing Agreement with respect to the Mortgage Loans (except, in the case of the Sales Agreement, any rights of SASCO to fees and indemnification of SASCO by the Seller under such Agreement), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders and the Certificate Insurer as set forth in the conveyance clause of the Trust Agreement. Such assignment includes all of SASCO's rights to the Monthly Payments on the Mortgage Loans due after the Cut-off Date, and all other payments of principal (and interest) made after the Cut-off Date, and all other payments of principal (and interest) made after the Cut-off Date that are reflected in the initial aggregate Certificate Principal Balance of the Certificates for a Trust.

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       In connection with such transfer and assignment, SASCO shall deliver, or cause to be delivered, to the Trustee or Custodian on or before the Closing Date, a Trustee Mortgage Loan File with respect to each Mortgage Loan. If any Security Instrument or assignment of a Security Instrument to the related Servicer, the Trustee, or the Custodian, as applicable, or any intervening assignment is in the process of being recorded on the Closing Date, SASCO shall cause each such original recorded document, or a certified copy thereof, to be delivered to the Trustee or the Custodian promptly following its recordation. SASCO shall cause to be delivered to the Trustee or the Custodian any other original Mortgage Loan Documents to be included in the Trustee Mortgage Loan File if a copy thereof initially was delivered.

       SASCO has delivered or cause to be delivered to the Servicer, on or before the Closing Date, a Servicer File with respect to each Mortgage Loan serviced by such Servicer. All such documents shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer.

       Section 1.03.  Defined Terms.

       Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms. In addition, the following provisions shall govern the defined terms set forth below for the Trust Agreement. If a term defined in the Standard Terms is also defined herein the definition herein shall control.

       "Accrual Period": With respect to the Fixed Rate Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date; a "calendar month" shall be deemed to be 30 days. With respect to the Variable Rate Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and all calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Interest Accrual Period and in a year of 360 days.

       "Adjusted Pass-Through Rate": A rate equal to the sum of (a) (i) the weighted average Pass-Through Rates of the Class A-1 and Class A-2 Certificates in the case of Mortgage Loans in Group I or (ii) the Class A-3 Pass- Through Rate in the case of Mortgage Loans in Group II, plus (b) any portion of the Premium Amount (calculated as an annual rate based on the outstanding principal amount of the Certificates) then accrued and outstanding.

       "Available Distribution": The definition of Available Distribution in the Standard Terms is not used in this Trust Agreement.

       "Available Funds": With respect to Group I, the Group I Available Funds and, with respect to Group II, the Group II Available Funds.

       "Available Funds Shortfall": Any of the Group I Available Funds Shortfall or the Group II Available Funds Shortfall.

       "Book-Entry Certificates": The Class A-1, Class A-2 and Class A-3 Certificates, except to the extent provided in Section 5.03 of the Standard Terms.

       "Business Day": Any day that is not a Saturday, Sunday, holiday, or other day on which commercial banking institutions in Houston, Texas, or the city and state in which the Corporate Trust Office of the Trustee or the Paying Agent is located are authorized or obligated by law or executive order to be closed.

       "Certificate": Any of the Class A-1, Class A-2, Class A-3 or Class R Certificates.

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       "Certificate Insurance Policies":  The Fixed Rate Certificate Insurance
Policy and the Variable Rate Certificate Insurance Policy.

       "Certificate Insurer": MBIA Insurance Corporation or any successor thereto, as issuer of the Certificate Insurance Policies.

       "Certificate Insurer Default": The existence and continuance of any of the following:

       (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policies in accordance with their terms; or

       (b)(i) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of any substantial part of the Certificate Insurer's property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

       (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer of any substantial part of its property, or the failure of the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

       "Certificate Principal Balance": As to the Class A-1 Certificates, the Class A-1 Certificate Principal Balance, as to the Class A-2 Certificates, the Class A-2 Certificate Principal Balance and, as to the Class A-3 Certificates, the Class A-3 Certificate Principal Balance.

       "Certificate Register": the Certificate Register maintained by the Certificate Registrar.

       "Certificate Registrar":  Texas Commerce Bank National Association.

       "Class": All the Class A-1 Certificates, all the Class A-2 Certificates, all the Class A-3 Certificates or all the Class R Certificates.

       "Class A Certificate": Any one of the Class A-1 Certificates, the Class A-2 Certificates, or the Class A-3 Certificates.

       "Class A Distribution Amount": Any of the Class A-1 Distribution Amount, the Class A-2 Distribution Amount or Class A-3 Distribution Amount.

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       "Class A-1, Class A-2 and Class A-3 Definitions":

       "Class A-1 Certificate": Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

       "Class A-2 Certificate": Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

       "Class A-3 Certificate": Any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit A-3 hereto representing the right to distributions as set forth herein.

       "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Closing Date of the Class A-1 Certificates, less any amounts actually distributed with respect to the Class A-1 Principal Distribution Amount (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made with respect to principal).

       "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Closing Date of the Class A-2 Certificates, less any amounts actually distributed with respect to the Class A-2 Principal Distribution Amount (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made with respect to principal).

       "Class A-3 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Closing Date of the Class A-3 Certificates, less any amounts actually distributed with respect to the Class A-3 Principal Distribution Amount (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made with respect to principal).

       "Class A-1 Certificate Termination Date": The Distribution Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

       "Class A-2 Certificate Termination Date": The Distribution Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

       "Class A-3 Certificate Termination Date": The Distribution Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

       "Class A-1 Current Interest": With respect to any Distribution Date, the aggregate amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-1 Pass- Through Rate plus any Class A-1 Current Interest remaining unpaid from previous Distribution Dates.

       "Class A-2 Current Interest": With respect to any Distribution Date, the aggregate amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-2 Pass- Through Rate plus any Class A-2 Current Interest remaining unpaid from previous Distribution Dates.

       "Class A-3 Current Interest: With respect to any Distribution Date, the aggregate amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-3 Pass-Through Rate plus any Class A-3 Current Interest remaining unpaid from previous Distribution Dates. Class A-3 Current Interest shall not include any Class A-3 Certificates Carryover.

       "Class A-1 Distribution Amount":  As to any Distribution Date, the sum of
(x) the Class A-1 Current Interest and (y) the Group I Principal Distribution Amount.

       "Class A-2 Distribution Amount": As to any Distribution Date, the sum of
(x) the Class A-2 Current Interest and (y) after the Class A-1 Certificate Principal Amount has been reduced to zero, the Group I Principal Distribution Amount.

       "Class A-3 Distribution Amount":  As to any Distribution Date, the sum of
(x) the Class A-3 Current Interest and (y) the Group II Principal Distribution Amount.

       "Class A-1 Pass- Through Rate":   7.38% per annum.

       "Class A-2 Pass- Through Rate": The lesser of (a) 8.06% per annum and (b) the Class A-2 Available Funds Cap.

       "Class A-3 Pass- Through Rate": For the initial Distribution Date, 5.76188%. As of any Distribution Date thereafter, the lesser of (x) One Month LIBOR plus, in the case of any Distribution Date prior to the Initial Optional Termination Date, 0.34% per annum, or in the case of any Distribution Date that occurs on or after the Initial Optional Termination Date, plus 0.68% per annum and (y) the Class A-3 Available Funds Cap for such Distribution Date.

       "Class A-2 Available Funds Cap": As of any Distribution Date, the weighted average of the Group I Mortgage Interest Rates less the sum of (i) the Group I Servicing Fee Rate therefor, (ii) the Group I Master Servicing Fee Rate, and (iii) the Premium Percentage (as defined in the Insurance Agreement).

       "Class A-3 Certificates Carryover": If on any Distribution Date the Class A-3 Pass-Through Rate is based upon the Class A-3 Available Funds Cap, the excess of (i) the amount of interest the Variable Rate Certificates would be entitled to receive on such Distribution Date had the Class A-3 Pass-Through Rate been calculated based on One Month LIBOR plus the applicable margin over
(ii) the amount of interest such Certificates received on such Distribution Date based on the Class A-3 Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Class A-3 Available Funds Cap).

       "Class A-3 Available Funds Cap": As of any Distribution Date, the weighted average of the Mortgage Interest Rates on the Mortgage Loans in Group II less .672% per annum prior to the thirteenth Distribution Date and 1.172% per annum thereafter.

       "Class R Certificate": Any of those Certificates designated as a "Class R Certificate" on the face thereof, in the form of Exhibit R hereto and evidencing an interest designated as the "residual interest" in the Trust for purposes of the REMIC Provisions.

       "Closing Date":  August 15, 1996.

       "Credit Enhancement":  The Certificate Insurance Policies.

       "Current Interest": As of any Distribution Date, the sum of the Class A-1 Current Interest, Class A-2 Current Interest and Class A-3 Current Interest, due on the related Distribution Date.

       "Custodian":  Texas Commerce Bank National Association.

       "Cut-Off Date":  As of the close of business on July 17, 1996.

       "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the last day of the Prepayment Period immediately following the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the last day of the Prepayment Period of the month immediately succeeding the month in which such payment was due. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

       "Excess Subordinated Amount": With respect to Group I, the Group I Excess Subordinated Amount and, with respect to Group II the Group II Excess Subordinated Amount.

       "Fixed Rate and Variable Rate Definitions":

       "Fixed Rate Certificate":  Any of the Class A-1 or Class A-2
Certificates.

       "Fixed Rate Certificate Insurance Policy": The certificate guaranty insurance policy (number 21803) dated August 15, 1996, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Fixed Rate Certificates.

       "Fixed Rate Certificate Principal Balance": The sum of the Class A-1 Certificate Principal Balance and the Class A-2 Certificate Principal Balance.

       "Fixed Rate Current Interest": The sum of the Class A-1 Current Interest and the Class A-2 Current Interest.

       "Variable Rate Certificate":  Any of the Class A-3 Certificates.

       "Variable Rate Certificate Insurance Policy": The certificate guaranty insurance policy (number 21804) dated August 15, 1996, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Variable Rate Certificates.

       "Variable Rate Certificate Principal Balance": The Class A-3 Certificate Principal Balance.

       "Variable Rate Current Interest":  The Class A-3 Current Interest.

       "Final Scheduled Distribution Date": With respect to each Class of Certificates, the date so designated in the table in Section 4.01 of this Agreement.

Group Definitions:

       "Group I": The pool of Mortgage Loans identified in the related Schedules of Mortgage Loans as having been assigned to Group I, including any Qualified Substitute Mortgage Loans delivered in replacement thereof.

       "Group I Available Funds": With respect to any Master Servicer Remittance Date, the sum of (i) the Group I Interest Funds (as increased, for the first Distribution Date by $119,341.33, withdrawn from the Interest Account) and (ii) the Group I Principal Funds.

       "Group I Available Funds Shortfall": With respect to Group I and any Distribution Date, the excess of (i) the Group I Distribution Amount (calculated only with reference to clause (y) of the definition of Group I Principal Distribution Amount and without any Subordination Increase Amount) over (ii) the Group I Available Funds.

       "Group I Deficiency Amount": As defined in the Fixed Rate Certificate Insurance Policy.

       "Group I Distribution Amount": With respect to any Distribution Date, the sum of (a) the Class A-1 Distribution Amount and (b) the Class A-2 Distribution Amount.

       "Group I Excess Subordinated Amount": With respect to Group I and any Distribution Date, the excess of (x) the Group I Subordinated Amount that would apply to Group I on such Distribution Date after taking into account the payment of the related Group I Distribution Amount on such Distribution Date (except for any distributions of the Group I Subordination Reduction Amounts on such Distribution Date) over (y) the Group I Specified Subordinated Amount for such Distribution Date.

       "Group I Initial Specified Subordinated Amount": 1.65% of the Fixed Rate Certificate Principal Balance as of any date specified.

       "Group I Insured Payment": As defined in the Fixed Rate Certificate Insurance Policy.

       "Group I Interest Funds": With respect to Group I and any Master Servicer Remittance Date, the sum, without duplication, of (i) all scheduled interest collected during the related Due Period less the Group I Servicing Fee and the Group I Master Servicing Fee, (ii) all Advances relating to interest, (iii) all Month End Interest (limited to the amount of the Group I Servicing Fee) and (iv) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses pursuant to Section 6.03 of the Standard Terms.

       "Group I Master Servicing Fee": With reference to each Master Servicer Remittance Date, an amount payable (or allocable) to the Master Servicer equal to the product of one-twelfth of the Master Servicing Fee Rate and the aggregate Scheduled Principal Balance of the Mortgage Loans in Group I on the first day of the Due Period preceding such Master Servicer Remittance Date.

       "Group I Master Servicing Fee Rate": 0.052% per annum.

       "Group I Original Collateral Amount": $52,960,000.

       "Group I Preference Amount": As defined in the Fixed Rate Certificate Insurance Policy.

       "Group I Premium Amount": With respect to any Distribution Date, the product of (x) one-twelfth of the Premium Percentage (as defined in the Insurance Agreement) and (y) the Fixed Rate Certificate Principal Balance (before taking into account any distributions of principal to be made to the Holders of the Fixed Rate Certificates on such Distribution Date).

       "Group I Principal Distribution Amount": With respect to the Fixed Rate Certificates and any Distribution Date, the lesser of:

       (x) the Group I Total Available Funds plus any Group I Deficiency Amount minus the Fixed Rate Current Interest and Group I Premium Amount for such Distribution Date; and

       (y)   (i) the sum, without duplication, of:

             (a) the principal portion of all Monthly Payments on the Mortgage Loans in Group I due during the related Due Period, to the extent actually received by the Trustee on or prior to the related Master Servicer Remittance Date or to the extent advanced on or prior to the related Master Servicer Remittance Date and the principal portion of all full and partial principal prepayments made by the respective Borrowers during the related Prepayment Period;

             (b) the Scheduled Principal Balance of each Mortgage Loan in Group I that was repurchased during the related Prepayment Period to the extent an amount representing such Scheduled Principal Balance is actually received by the Trustee on or before the related Master Servicer Remittance Date;

             (c) any Substitution Shortfall delivered in connection with a substitution of a Mortgage Loan in Group I during the related Prepayment Period to the extent an amount representing such Substitution Shortfall is actually received by the Trustee on or before the related Master Servicer Remittance Date;

             (d) all Liquidation Proceeds actually collected by the Servicer with respect to the Mortgage Loans in Group I during the related Prepayment Period to the extent such Liquidation Proceeds relate to principal and were actually received by the Trustee on or before the related Master Servicer Remittance Date;

             (e)   the amount of any Group I Subordination Deficit;

             (f) the proceeds received by the Trustee with respect to Group I (to the extent such amount relates to principal) on any termination of the Trust; and

             (g) the amount of any Subordination Increase Amount with respect to Group I for such Distribution Date, to the extent of any Total Monthly Excess Cashflow available for such purpose;

             minus

       (ii) the amount of any Group I Subordination Reduction Amount for such Distribution Date.

       "Group I Principal Funds": With respect to any Master Servicer Remittance Date, the sum, without duplication, of (i) the scheduled principal actually collected by the Servicer with respect to Mortgage Loans in Group I during the related Due Period or advanced on or before such Master Servicer Remittance Date, (ii) the prepayments collected by the Servicer in the related Prepayment Period, (iii) the Scheduled Principal Balance of each Mortgage Loan in Group I that was repurchased to the extent such Scheduled Principal Balance was actually deposited in the Master Servicer Custodial Account on the related Master Servicer Remittance Date, (iv) any Substitution Shortfall delivered by the Seller in connection with a substitution of a Mortgage Loan in Group I to the extent such Substitution Shortfall was actually deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date and (v) all Liquidation Proceeds actually collected by the Servicer with respect to Mortgage Loans in Group I during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal) to the extent deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date less all NonRecoverable Advances relating to principal reimbursed during the related Due Period.

       "Group I Reimbursement Amount": With respect to any Distribution Date, the sum of (x)(i) all Group I Insured Payments previously received by the Trustee and not previously repaid to the Certificate Insurer plus (ii) interest accrued on each such Group I Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Group I Insured Payment to, but not including, such Distribution Date and (y)(i) any amounts then due and owing to the Certificate Insurer relating to Group I under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and SASCO of the amount of any Group I Reimbursement Amount.

       "Group I Servicing Fee": With respect to each Mortgage Loan in Group I and each Remittance Date, the product of (x) one-twelfth of the Servicing Fee Rate and (y) aggregate Scheduled Principal Balance of such Mortgage Loan as of the opening of business on the first day of the Due Period preceding such Remittance Date.

       "Group I Servicing Fee Rate": With respect to each Mortgage Loan in Group I, the fixed per annum rate payable to the Servicer of that Mortgage Loan as set out on Schedule IA.

       "Group I Specified Subordinated Amount":

(a) for any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of:

             (i) the date upon which principal equal to one-half of the Group I Original Collateral Amount has been received, and

             (ii) the thirtieth Distribution Date following the Closing Date, the greater of:

             (A) the Group I Initial Specified Subordinated Amount as of the Closing Date, and

             (B) the product of (x) the Loss Factor and (y) the excess of (I) one-half of the aggregate Scheduled Principal Balances of all Mortgage Loans in Group I which are 91 or more days Delinquent (including REO Properties) over (II) five times the Group I Total Monthly Excess Cashflow as of such Distribution Date; and

(b) for any Distribution Date occurring after the end of the period in clause
(a) above, the greatest of:

             (i) the lesser of (A) the Group I Initial Specified Subordinated Amount as of the Closing Date and (B) two times the Group I Initial Specified Subordinated Amount as of such Distribution Date stated as a percentage of the Initial Certificate Principal Balance of the Fixed Rate Certificates times the Fixed Rate Certificate Principal Balance as of such Distribution Date,

             (ii) the product of (x) the Loss Factor and (y) the excess of (A) one-half of the aggregate Scheduled Principal Balances of all Mortgage Loans in Group I which are 91 or more days Delinquent (including REO Properties) over (B) five times the Group I Monthly Excess Cashflow as of such Distribution Date and

             (iii) an amount equal to 0.50% of the Group I Original Collateral Amount;

provided, however, notwithstanding the above, if any Group I Insured Payment or Group II Insured Payment is made by the Certificate Insurer, the amount described in this clause (b) shall remain equal to the Group I Initial Specified Subordinated Amount as of the Closing Date; and provided, further, that notwithstanding the above in either clause (a) or clause (b), as of any Distribution Date on which Realized Losses equal to or exceeding 9.65% of the Original Collateral Amount have been paid from Total Monthly Excess Cashflow, the Group I Specified Subordinated Amount shall be zero.

       "Group I Subordinated Amount": As of any Distribution Date, the excess of
(x) the aggregate Scheduled Principal Balances (minus the principal portion of all Monthly Payments due but not paid by the Borrowers as of the last day of the related Prepayment Period) of the Mortgage Loans in Group I as of the close of business on the last day of the related Due Period over (y) the Fixed Rate Certificate Principal Balance as of such Distribution Date (after taking into account the payment of the Group I Principal Distribution Amount (except for any portion thereof related to an Insured Payment) on such Distribution Date--).

       "Group I Subordination Deficit": With respect to Group I and any Distribution Date, the excess of (x) the Fixed Rate Certificate Principal Balance, after taking into account the payment of the Group I Principal Distribution Amount on such Distribution Date (except any payments as to principal from the proceeds of the Fixed Rate Certificate Insurance Policy to be made on such Distribution Date) over (y) the aggregate Scheduled Principal Balances of the Mortgage Loans in Group I as of the close of business on the last day of the related Due Period.

       "Group I Subordination Deficiency Amount": With respect to Group I and any Distribution Date, the excess of (i) the Group I Specified Subordinated Amount applicable to such Distribution Date over (ii) the Group I Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any Group I Subordination Increase Amount on such Distribution Date.

       "Group I Subordination Increase Amount": With respect to Group I and any Distribution Date, the lesser of (i) the Group I Subordination Deficiency Amount (after taking into account the payment of the Group I Principal Distribution Amount on such Distribution Date (except for any Group I Subordination Increase Amount)) and (ii) the aggregate amount of Total Monthly Excess Cashflow to be allocated to Group I pursuant to Sections 3.02(c)(v) and (d)(vi) on such Distribution Date.

       "Group I Subordination Reduction Amount": With respect to Group I and any Distribution Date, the lesser of (x) the Group I Excess Subordinated Amount for such Distribution Date and (y) the Group I Principal Distribution Amount with respect to the related Master Servicer Remittance Date.

       "Group I Total Available Funds": With respect to Group I and any Distribution Date, the sum of (i) Group I Available Funds and (ii) any amount of Group II Total Monthly Excess Cashflow to be applied to the Fixed Rate Certificates on such Distribution Date.

       "Group I Total Available Funds Shortfall": With respect to Group I and any Distribution Date, the excess of (i) the sum of (a) Fixed Rate Current Interest and (b) the Group I Subordination Deficit over (ii) Group I Total Available Funds.

       "Group I Total Monthly Excess Cashflow": With respect to Group I and any Distribution Date, the sum of (a) Group I Total Monthly Excess Spread and (b) any Group I Subordination Reduction Amount.

       "Group I Total Monthly Excess Spread": With respect to Group I and any Distribution Date, the excess of (i) the Group I Interest Funds over (ii) the sum of (x) the Fixed Rate Current Interest and (y) the Group I Premium Amount.

       "Group II": The pool of Mortgage Loans identified in the related Schedules of Mortgage Loans as having been assigned to Group II, including any Qualified Substitute Mortgage Loans delivered in replacement thereof.

       "Group II Available Funds": With respect to any Master Servicer Remittance Date, the sum of (i) the Group II Interest Funds (as increased, for the first Distribution Date by $70,765.31, withdrawn from the Interest Account) and (ii) the Group II Principal Funds.

       "Group II Available Funds Shortfall": With respect to Group II and any Distribution Date, the excess of (i) the Group II Distribution Amount (calculated only with reference to clause (y) of the definition of Group II Principal Distribution Amount and without any Subordination Increase Amount) over (ii) the Group II Available Funds.

       "Group II Deficiency Amount": As defined in the Variable Rate Certificate Insurance Policy.

       "Group II Distribution Amount": With respect to any Distribution Date, the Class A-3 Distribution Amount.

       "Group II Excess Subordinated Amount": With respect to Group II and any Distribution Date, the excess of (x) the Group II Subordinated Amount that would apply to Group I on such Distribution Date after taking into account the payment of the related Group II Distribution Amount on such Distribution Date (except for any distributions of the Group II Subordination Reduction Amounts on such Distribution Date) over (y) the Group II Specified Subordinated Amount for such Distribution Date.

       "Group II Initial Specified Subordinated Amount": 2.00% of the Variable Rate Certificate Principal Balance as of any date specified.

       "Group II Insured Payment": As defined in the Variable Rate Certificate Insurance Policy.

       "Group II Interest Funds": With respect to Group II and any Master Servicer Remittance Date, the sum, without duplication, of (i) all scheduled interest collected during the related Due Period less the Group II Servicing Fee and the Group II Master Servicing Fee, (ii) all Advances relating to interest,
(iii) all Month End Interest (limited to the amount of the Group II Servicing
Fee) and (iv) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses pursuant to Section 6.03 of the Standard Terms.

       "Group II Master Servicing Fee": With reference to each Master Servicer Remittance Date, an amount payable (or allocable) to the Master Servicer equal to the product of one-twelfth of the Master Servicing Fee Rate and the aggregate Scheduled Principal Balance of the Mortgage Loans in Group II on the first day of the Due Period preceding such Master Servicer Remittance Date.

       "Group II Master Servicing Fee Rate": 0.052% per annum.

       "Group II Original Collateral Amount": $181,489,000.

       "Group II Preference Amount": As defined in the Variable Rate Certificate Insurance Policy.

       "Group II Premium Amount": With respect to any Distribution Date, the product of (x) one-twelfth of the Premium Percentage (as defined in the Insurance Agreement) and (y) the Variable Rate Certificate Principal Balance (before taking into account any distributions of principal to be made to the Holders of the Variable Rate Certificates on such Distribution Date).

       "Group II Principal Distribution Amount": With respect to the Variable Rate Certificates and any Distribution Date, the lesser of:

       (x) the Group II Total Available Funds plus any Group II Deficiency Amount minus the Variable Rate Current Interest and Group II Premium Amount for such Distribution Date; and

       (y)   (i) the sum, without any duplication, of:

             (a) the principal portion of all Monthly Payments on the Mortgage Loans in Group II due during the related Due Period, to the extent actually received by the Trustee on or prior to the related Master Servicer Remittance Date or to the extent advanced on or prior to the related Master Servicer Remittance Date and the principal portion of all full and partial principal prepayments made by the respective Borrowers during the related Prepayment Period;

             (b) the Scheduled Principal Balance of each Mortgage Loan in Group II that was repurchased during the related Prepayment Period to the extent an amount representing such Scheduled Principal Balance is actually received by the Trustee on or before the related Master Servicer Remittance Date;

             (c) any Substitution Shortfall delivered in connection with a substitution of a Mortgage Loan in Group II during the related Prepayment Period to the extent an amount representing such Substitution Shortfall is actually received by the Trustee on or before the related Master Servicer Remittance Date;

             (d) all Liquidation Proceeds actually collected by the Servicer with respect to the Mortgage Loans in Group II during the related Prepayment Period to the extent such Liquidation Proceeds relate to principal and were actually received by the Trustee on or before the related Master Servicer Remittance Date;

             (e)   the amount of any Group II Subordination Deficit;

             (f) the proceeds received by the Trustee with respect to Group II (to the extent such amount relates to principal) on any termination of the Trust; and

             (g) the amount of any Subordination Increase Amount with respect to Group II for such Distribution Date, to the extent of any Total Monthly Excess Cashflow available for such purpose;

       minus

       (ii) the amount of any Group II Subordination Reduction Amount with respect to Group II for such Distribution Date.

        "Group II Principal Funds": With respect to any Master Servicer Remittance Date, the sum, without duplication, of (i) the scheduled principal actually collected by the Servicer with respect to Mortgage Loans in Group II during the related Due Period or advanced on or before such Master Servicer Remittance Date, (ii) the prepayments collected by the Servicer in the related Prepayment Period, (iii) the Scheduled Principal Balance of each Mortgage Loan in Group II that was repurchased to the extent such Scheduled Principal Balance was actually deposited in the Master Servicer Custodial Account on the related Master Servicer Remittance Date, (iv) any Substitution Shortfall delivered by the Seller in connection with a substitution of a Mortgage Loan in Group II to the extent such Substitution Shortfall was actually deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date and (v) all Liquidation Proceeds actually collected by the Servicer with respect to Mortgage Loans in Group II during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal) to the extent deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date less all NonRecoverable Advances relating to principal reimbursed during the related Due Period.

        "Group II Reimbursement Amount": With respect to any Distribution Date, the sum of (x)(i) all Group II Insured Payments previously received by the Trustee and not previously repaid to the Certificate Insurer plus (ii) interest accrued on each such Group II Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Group II Insured Payment to, but not including, such Distribution Date and (y)(i) any amounts then due and owing to the Certificate Insurer relating to Group II under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and SASCO of the amount of any Group II Reimbursement Amount.

        "Group II Servicing Fee": With respect to each Mortgage Loan in Group II and each Remittance Date, the product of (x) one-twelfth of the Servicing Fee Rate and (y) aggregate Scheduled Principal Balance of such Mortgage Loan as of the opening of business on the first day of the Due Period preceding such Remittance Date.

        "Group II Servicing Fee Rate": With respect to each Mortgage Loan in Group II, the fixed per annum rate payable to the Servicer of that Mortgage Loan as set out on Schedule IB.

        "Group II Specified Subordinated Amount":

(a) for any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of:

                (i) the date upon which principal equal to one-half of the Group II Original Collateral Amount has been received, and

               (ii) the thirtieth Distribution Date following the Closing Date, the greater of:

               (A) the Group II Initial Specified Amount Requirement as of the Closing Date, and

               (B) the product of (x) the Loss Factor and (y) the excess of (I) one-half of the aggregate Scheduled Principal Balances of all Mortgage Loans in Group II which are 91 or more days Delinquent (including REO Properties) over (II) three times the Group II Total Monthly Excess Cashflow as of such Distribution Date; and

(b) for any Distribution Date occurring after the end of the period in clause
(a) above, the greatest of:

               (i) the lesser of (A) the Group II Initial Specified Subordinated Amount as of the Closing Date and (B) two times the Group II Initial Specified Subordinated Amount as of such Distribution Date stated as a percentage of the Initial Certificate Principal Balance of the Variable Rate Certificates times the Variable Rate Certificate Principal Balance as of such Distribution Date,

               (ii) the product of (x) the Loss Factor and (y) the excess of (A) one-half of the aggregate Scheduled Principal Balances of all Mortgage Loans in Group II which are 91 or more days Delinquent (including REO Properties) over
(B) three times the Group II Monthly Excess Cashflow as of such Distribution Date and

               (iii) an amount equal to 0.50% of the Group II Original Collateral Amount;

provided, however, notwithstanding the above, if any Group I Insured Payment or Group II Insured Payment is made by the Certificate Insurer, the amount described in this clause (b) shall remain equal to the Group II Specified Subordinated Amount as of the Closing Date; and provided, further, that notwithstanding the above in either clause (a) or clause (b), as of any Distribution Date on which Realized Losses equal to or exceed 9.65% of the Original Collateral Amount have been paid from Total Monthly Excess Cashflow, the Group II Specified Subordinated Amount shall be zero.

        "Group II Subordinated Amount": As of any Distribution Date, the excess of (x) the aggregate Scheduled Principal Balances (minus the principal portion of all Monthly Payments due but not paid by the Borrowers as of the last day of the related Prepayment Period) of the Mortgage Loans in Group II as of the close of business on the last day of the related Due Period over (y) the Variable Rate Certificate Principal Balance as of such Distribution Date (after taking into account the payment of the Group II Principal Distribution Amount (except for any portion thereof related to an Insured Payment) on such Distribution Date--).

        "Group II Subordination Deficit": With respect to Group II and any Distribution Date, the excess of (x) the Variable Rate Certificate Principal Balance, after taking into account the payment of the Group II Principal Distribution Amount on such Distribution Date (except any payments as to principal from the proceeds of the Variable Rate Certificate Insurance Policy to be made on such Distribution Date) over (y) the aggregate Scheduled Principal Balances of the Mortgage Loans in Group II as of the close of business on the last day of the related Due Period.

        "Group II Subordination Deficiency Amount": With respect to Group II and any Distribution Date, the excess of (i) the Group II Specified Subordinated Amount applicable to such Distribution Date over (ii) the Group II Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any Group II Subordination Increase Amount on such Distribution Date.

        "Group II Subordination Increase Amount": With respect to Group II and any Distribution Date, the lesser of (i) the Group II Subordination Deficiency Amount (after taking into account the payment of the Group II Principal Distribution Amount on such Distribution Date (except for any Group II Subordination Increase Amount)) and (ii) the aggregate amount of Total Monthly Excess Cashflow to be allocated to Group II pursuant to Sections 3.02(c)(vi) and
(d)(v) on such Distribution Date.

        "Group II Subordination Reduction Amount": With respect to Group II and any Distribution Date, the lesser of (x) the Group II Excess Subordinated Amount for such Distribution Date and (y) the Group II Principal Distribution Amount with respect to the related Master Servicer Remittance Date.

        "Group II Total Available Funds": With respect to Group II and any Distribution Date, the sum of (i) Group II Available Funds and (ii) any amount of Group I Total Monthly Excess Cashflow to be applied to the Variable Rate Certificates on such Distribution Date.

        "Group II Total Available Funds Shortfall": With respect to Group I and any Distribution Date, the excess of (i) the sum of (a) Variable Rate Current Interest and (b) the Group II Subordination Deficit over (ii) Group II Total Available Funds.

        "Group II Total Monthly Excess Cashflow": With respect to Group II and any Distribution Date, the sum of (a) Group II Total Monthly Excess Spread and
(b) any Group II Subordination Reduction Amount.

        "Group II Total Monthly Excess Spread": With respect to Group II and any Distribution Date, the excess of (i) the Group II Interest Funds over (ii) the sum of (x) the Variable Rate Current Interest and (y) the Group II Premium Amount.

        "Initial Optional Termination Date": The Distribution Date immediately following the Due Period on which the aggregate Scheduled Principal Balance of the Mortgage Loans has declined to 10% or less of the Original Collateral Amount.

        "Insurance Agreement": The Insurance Agreement dated as of August 1, 1996, among SASCO, Saxon Mortgage, the Servicer, Dominion Mortgage Services, Inc., the Master Servicer, the Trustee and the Certificate Insurer, as it may be amended from time to time.

        "Insured Payment": A Group I Insured Payment or a Group II Insured Payment.

        "Interest Determination Date": With respect to any Accrual Period for the Variable Rate Certificates, the second London Business Day preceding such Accrual Period.

        "Late Payment Rate":  The meaning set forth in the Insurance Agreement.

        "Latest Termination Date": The latest to occur of (i) the Class A-1 Certificate Termination Date, (ii) the Class A-2 Certificate Termination Date and (iii) the Class A-3 Certificate Termination Date.

        "London Business Day": A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

        "Loss Factor": With respect to any Distribution Date, the Loss Factor shall be equal to one unless the aggregate amount of Realized Losses with respect to the Mortgage Loans since the Cut-Off Date as a percentage of the Original Collateral Amount exceeds, for the Remittance Date with respect to the applicable Distribution Date, as specified below, the percentages set out below, in which case the Loss Factor shall be equal to two:

                                          Cumulative Loss
             Period                          Percentage

August 25, 1996, to July 25, 1998              0.75%

August 25, 1998, to July 25, 1999              1.30%

August 25, 1999, to July 25, 2000              1.85%

August 25, 2000, and thereafter                2.40%

        "Master Servicer": Texas Commerce Bank National Association, a national banking association, and its successors, in its capacity as administrative agent of the Trust.

        "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

        "Master Servicer Reporting Date": The opening of business on the third Business Day preceding each Distribution Date.

        "Master Servicing Fee": As applicable, the Group I Master Servicing Fee or the Group II Master Servicing Fee.

        "Moody's": Moody's Investors Service, Inc., and its successors (99 Church Street, New York, New York 10007).

        "Mortgage Loan Group": Either Group I or Group II. References herein to the related Class of Class A Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of Group I, the Fixed Rate Certificates and (B) in the case of Group II, the Variable Rate Certificates.

        "One Month LIBOR": As of any Interest Determination Date, the rate for deposits in United States dollars for one-month U.S. dollar deposits which appears in the Telerate Page 3750, as of 11:00 a.m., (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic-mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). On behalf of the Trustee, the Master Servicer shall review Telerate Page 3750 at the required time, make the required requests to the principal offices of the Reference Banks and selections of major banks in New York City and shall advise the Trustee of the rate which constitutes One Month LIBOR for each Interest Determination Date. The Trustee shall be entitled to rely on the Master Servicer.

        "Original Collateral Amount":  $234,089,480.75.

        "Pass-Through Rate": As to the Class A-1 Certificates, the Class A-1 Pass-through Rate, as to the Class A-2 Certificates, the Class A-2 Pass-Through Rate, and, as to the Variable Rate Certificates, the Class A-3 Pass- Through Rate.

        "Paying Agent":  Texas Commerce Bank National Association.

        "Percentage Interest": As to any Class A Certificate, that percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance set forth on such Certificate as of the Closing Date and the denominator of which is the Initial Certificate Principal Balance of all Class A Certificates of the same Class as of the Closing Date; and as to any Class R Certificate, that Percentage Interest set forth on such Class R Certificate.

        "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preference Amount": Either of the Group I Preference Amount or the Group II Preference Amount.

        "Premium Amount": As to any Distribution Date, the Group I Premium Amount and the Group II Premium Amount.

        "Principal Funds": As applicable, the Group I Principal Funds or the Group II Principal Funds.

        "Private Certificate":  The Class R Certificates.

        "Private Subordinated Certificate":  The Class R Certificates.

        "Rating Agency": Each of Moody's and S&P (or, if any such agency or a successor is no longer in existence, such other nationally recognized statistical rating agency, or other comparable Person, designated by SASCO, with the consent of the Certificate Insurer, notice of which designation shall be given to the Trustee and the Master Servicer).

        "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market. On behalf of the Trustee, Master Servicer shall make the required selections.

        "Regular Certificates": Any of the Class A-1, Class A-2 or Class A-3 Certificates which represent the "Regular Interests" in the REMIC for purposes of the REMIC Provisions.

        "Reimbursement Amount": A Group I Reimbursement Amount or a Group II Reimbursement Amount.

        "Remittance Date": The 21st day of each month or the preceding day if such 21st day is not a Business Day.

        "Residual Certificates": The Class R Certificates, which represent the "Residual Interest" in the REMIC for purposes of the REMIC Provisions.

        "S&P": Standard & Poor's Ratings Services, and its successors (26 Broadway, New York, New York 10004).

        "Sales Agreement": The Sales Agreement dated August 8, 1996, by and between SASCO and Saxon Mortgage regarding the sale of the Mortgage Loans.

        "Servicing Agreement": The Servicing Agreement listed on Schedule II hereto which shall be deemed to be a "Servicing Agreement" for purposes of the Standard Terms.

        "Securities Act":  The Securities Act of 1933, as amended.

        "Servicer": Meritech Mortgage Services, Inc., a Texas corporation, and its permitted successors and assigns.

        "Servicer Termination Test": The Servicer Termination Test is satisfied for any date of determination thereof, if:

        (i) the 90+ Delinquency Percentage (Rolling Three Month) is less than 6.0%; the 90+ Delinquency Percentage (Rolling Three Month) is the average of three fractions, each expressed as a percent, determined for each of the three immediately preceding Remittance Periods the numerators of which are the aggregate Scheduled Principal Balance of 90-Day Delinquent Loans (including any Mortgage Loans which have gone into foreclosure or have been discharged by reason of bankruptcy) as of the last day of the first, second and third preceding Prepayment Periods, respectively, and the denominators of which are the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the last day of the third preceding Prepayment Period;

        (ii) the Annual Loss Percentage (Rolling Twelve Month Average) is not greater than 1%; the Annual Loss Percentage (Rolling Twelve Month) is a fraction, expressed as a percentage, the numerator of which is the aggregate of the Realized Losses that occurred with respect to the Mortgage Loans during the twelve immediately preceding Prepayment Periods and the denominator of which is the Scheduled Principal Balances of the Mortgage Loans on the last day of the twelfth preceding Prepayment Period; and

        (iii) the Cumulative Loss Percentage does not exceed the percentage set out below for the applicable period:

                                                   Cumulative Loss
                      Period                         Percentage

       August 2, 1996 - August 1, 1997                  1.30%
       August 2, 1997 - August 1, 1998                  1.65%
       August 2, 1998 - August 1, 1999                  2.05%
       August 2, 1999 - August 1, 2000                  2.50%
       August 2, 2000 and thereafter                    3.00%

The Cumulative Loss Percentage is defined as the aggregate amount of Realized Losses since the Cut-Off Date as a percentage of the Original Collateral Amount.

        "State":  New York

        "Tax Matters Person":  Texas Commerce Bank National Association.

        "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "Total Available Funds Shortfall": As applicable, the Group I Total Available Funds Shortfall and the then Group II Total Available Funds Shortfall.

        "Total Monthly Excess Spread": With respect to any Distribution Date, the sum of the Group I Total Monthly Excess Spread and the Group II Total Monthly Excess Spread.

        "Total Monthly Excess Cash Flow": With respect to any Distribution Date, the sum of Group I Total Monthly Excess Cashflow and Group II Total Monthly Excess Cashflow.

        "Trust Estate":  As defined in Section 2.01.

        "Trustee": Citibank, N.A., a national banking association, its successor in interest or any successor trustee appointed in accordance with the Trust Agreement.

        "Trustee Fee": The fee payable monthly to the Trustee by the Master Servicer.

        "Underwriters":  Lehman Brothers, Inc. and PaineWebber Incorporated.

        "Underwriting Agreement": The Underwriting Agreement dated as of August 8, 1996, among the Underwriters, SASCO, Saxon Mortgage and Dominion Mortgage Services, Inc.

                                   ARTICLE II
                FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

        Section 2.01.  Conveyance to the Trustee.

        (a) To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable under the Trust Agreement with respect to the Certificates and the performance of the covenants contained in the Trust Agreement, SASCO hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders and the Certificate Insurer as their interests may appear, all SASCO's right, title and interest in and to any and all benefits accruing to SASCO from: (i) the Mortgage Loans listed on Schedule I hereto, which SASCO is causing to be delivered to the Trustee (or the Custodian) herewith (and all Qualified Substitute Mortgage Loans substituted therefor as provided by Section 2.03 of the Standard Terms and pursuant to the terms of the Sales Agreement), together with the related Trustee Mortgage Loan Files and SASCO's interest in any Collateral that secured a Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the Closing Date, and all Monthly Payments due after the Cut-Off Date and all curtailments or other principal prepayments received with respect to the Mortgage Loans paid by the Borrower after the Cut-Off Date (except for any prepayments received after the Cut-Off Date but reflected in the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date) and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) the Servicing Agreement; (iii) the Sales Agreement, except that SASCO does not assign to the Trustee any of its rights under Sections 9 and 12 of the Sales Agreement; (iv) the Asset Proceeds Account, whether in the form of cash, instruments, securities or other properties; and (v) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates and the Certificate Insurer as specified herein (items
(i) through (v) above, collectively, the "Trust Estate").

        SASCO hereby assigns to the Master Servicer all right, title and interest of SASCO in and to (i) the Interest Fund and all amounts as are deposited and maintained therein from time to time pursuant to the Trust Agreement and (ii) all proceeds of the foregoing of every kind and nature whatsoever, including, but not limited to, proceeds of proceeds and the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated property. The Master Servicer hereby pledges to the Trust and grants to the Trustee, on behalf of the Certificateholders, a first priority security interest in and to (i) the Interest Fund and all amounts as are deposited and maintained therein from time to time pursuant to the Trust Agreement, excluding, however, any earnings thereon, which are payable to the Servicer, and (ii) all proceeds of the foregoing of every kind and nature whatsoever, including, but not limited to, proceeds of proceeds and the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated property in trust, subject to the limitation set forth above with respect to earnings, to have and to hold in trust to secure the Certificates. The Trustee acknowledges this grant and agrees to hold the pledged property in accordance with the terms hereof.

        The Trustee acknowledges the sales, assignments and pledges created by the foregoing paragraphs, accepts the trust hereunder in accordance with the provisions hereof and agrees to perform the duties set forth herein or required by the Standard Terms to the end that the interests of the Certificateholders and the Certificate Insurer may be adequately and effectively protected in accordance with the terms and conditions of this Agreement.

        (b) The Trustee agrees that it will hold the Certificate Insurance Policies in trust and that it will hold any proceeds of any claim made upon such Certificate Insurance Policies solely for the use and benefit of the Holders of the Class A Certificates in accordance with the terms of the Trust Agreement and of such Policies.

        Section 2.02.  Acceptance by the Trustee.

        By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to the Mortgage Loans and all assets included in the Trust Estate in trust for the exclusive use and benefit of all present and future Certificateholders.

                                  ARTICLE III
                        REMITTING TO CERTIFICATEHOLDERS

        Section 3.01. The Certificate Insurance Policies. (a) Three Business Days prior to each Distribution Date the Master Servicer shall determine:

        (i) The Group I Available Funds, the Group I Total Available Funds and, if applicable, the Group I Total Available Funds Shortfall; and

        (ii) The Group II Available Funds, the Group II Total Available Funds and, if applicable, the Group II Total Available Funds Shortfall.

        (b) (i) If there will be a Deficiency Amount (as defined in the Fixed Rate Certificate Insurance Policy or the Variable Rate Certificate Insurance Policy) for any Distribution Date, the Master Servicer shall before 9:00 a.m., New York City time, two Business Days prior to such Distribution Date advise, the Trustee.

               (ii) If the Trustee receives notice from the Master Servicer that there will be a Deficiency Amount (as defined in the appropriate Certificate Insurance Policy) for such Distribution Date, the Trustee shall complete a notice in the form of Exhibit A to the appropriate Certificate Insurance Policy (a "Notice") and submit such Notice to the Certificate Insurer or its agent, as set forth in the Certificate Insurance Policy, not later than 12:00 noon New York City time on the second Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such Deficiency Amount.

               (iii) The Trustee (or the Paying Agent on behalf of the Trustee) shall (i) receive as attorney-in-fact of each Class A Certificateholder any Insured Payment from the Certificate Insurer or on behalf of the Certificate Insurer and (ii) disburse such Insured Payment as set forth in Section 3.02 hereof for the benefit of the related Class A Certificateholders. Any Insured Payment received by the Trustee (or the Paying Agent on behalf of the Trustee) shall be held by the Trustee (or the Paying Agent on behalf of the Trustee) uninvested. Insured Payments disbursed by the Trustee (or the Paying Agent on behalf of the Trustee) from proceeds of a Certificate Insurance Policy shall not be considered payment by the Trust with respect to the Certificates, nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee and subrogee of such Class A Certificateholders and shall be entitled to receive the Reimbursement Amount in respect thereof. Each of the Trustee and the Paying Agent hereby agree on behalf of each Certificateholder for the benefit of the Certificate Insurer that, to the extent the Certificate Insurer makes Insured Payments for the benefit of the Class A Certificateholders, the Certificate Insurer will be entitled to receive the related Reimbursement Amount in accordance with the priority of distributions set forth in Section 3.02 hereof.

               (iv) The Trustee (or the Paying Agent on behalf of the Trustee) shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificates from moneys received under a Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee (or the Paying Agent on behalf of the Trustee). If the Certificate Insurer has paid the entire outstanding Certificate Principal Balance of a Class A Certificate, the Certificate Registrar shall re-register such Class A Certificate in the name of the Certificate Insurer.

               (v) Each of the Trustee and the Paying Agent shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which an Officer of the Paying Agent or the Trustee, respectively, has actual knowledge, which has or is likely to give rise to a Preference Amount in respect of any distribution made on the Certificates. Each Class A Certificateholder that pays any Preference Amount on account of a Class A Certificate will be entitled to receive reimbursement for such Preference Amount from the Certificate Insurer in accordance with the terms of the related Certificate Insurance Policy. Each Class A Certificateholder, by its purchase of Class A Certificates, and each of the Trustee and the Paying Agent hereby agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Amount direct all matters relating to such Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Amount and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Class A Certificateholder, including, without limitation, all rights of any party to any adversary proceeding action with respect to any court order issued in connection with any such Preference Amount.

               (vi) Each Class A Certificateholder, by its purchase of any Class A Certificate, and each of the Trustee and the Paying Agent hereby agree that, unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to direct all matters relating to the Class A Certificates in any proceeding in a bankruptcy of the Trust, including without limitation any proceeding relating to a premium claim, any appeal of any order relating to a premium claim and the posting of any surety or bond pending any such appeal.

        Section 3.02. Distributions. On each Distribution Date, the Trustee (or the Paying Agent on behalf of Trustee) shall make the following allocations, disbursements and transfers with respect to amounts deposited in the Asset Proceeds Account for each Mortgage Loan Group in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

               (a) On each Distribution Date, prior to any distributions provided for in this Section 3.02, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Group I Available Funds and Group II Available Funds, for distribution to the Certificate Issuer, the Group I Premium Amount and Group II Premium Amount, respectively.

               (b) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute (i) to the Class A-1 and Class A-2 Certificates, respectively, from the Group I Total Available Funds, Class A-1 Current Interest and Class A-2 Current Interest, and
        (ii) to the Class A-3 Certificates, from the Group II Total Available Funds, Class A-3 Current Interest; (in each case after giving effect to the withdrawals described in clause (a) above). Following such distribution, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute, in reduction of the related Certificate Principal Balances, (i) from remaining Group I Total Available Funds, the Group I Principal Distribution Amount to the Fixed Rate Certificates until the Certificate Principal Balances of the Fixed Rate Certificates have been reduced to zero; provided however, that no amounts in respect of the Group I Principal Distribution Amount shall be distributed to the Class A-2 Certificates until the Certificate Principal Balances of the Class A-1 Certificates have been reduced to zero; and (ii) from remaining Group II Total Available Funds, to the Class A-3 Certificates, the Group II Principal Distribution Amount until the Certificate Principal Balances of the Class A-3 Certificates have been reduced to zero; and

               (c) On each Distribution Date, Group I Total Monthly Excess Cashflow (in the cases of clauses (i) and (ii) below, by allocation as part of Group I Total Available Funds in clause (b) above) shall be distributed in the following order of priority:

                      (i) to the Fixed Rate Certificates, in respect of any Group I Available Funds Shortfall on such Certificates;

                      (ii) to the Class A-3 Certificates, in respect of any Group II Available Funds Shortfall on such Certificates;

                      (iii) to the Certificate Insurer, in respect of any Group I Reimbursement Amount on such Distribution Date;

                      (iv) to the Certificate Insurer, in respect of any Group II Reimbursement Amount on such Distribution Date;

                      (v) to the Fixed Rate Certificates, applied as a part of
               the Group I Principal Distribution Amount for such Distribution Date, any Group I Subordination Increase Amount for such Distribution Date;

                      (vi) to the Class A-3 Certificates, applied as a part of
               the Group II Principal Distribution Amount for such Distribution Date, any Group II Subordination Increase Amount for such Distribution Date; and

                      (vii) to the Class R Certificates, the balance of such
               Group I Total Monthly Excess Cashflow for such Distribution Date,

               (d) On each Distribution Date, Group II Total Monthly Excess Cashflow (in the cases of clauses (i) and (ii) below, by allocation as part of Group II Total Available Funds in clause (b) above) shall be distributed in the following order of priority:

                      (i) to the Class A-3 Certificates, in respect of any Group II Available Funds Shortfall on such Certificates;

                      (ii) to the Fixed Rate Certificates, in respect of any Group I Available Funds Shortfall on such Certificates;

                      (iii) to the Certificate Insurer, in respect of any Group II Reimbursement Amount on such Distribution Date;

                      (iv) to the Certificate Insurer, in respect of any Group I Reimbursement Amount on such Distribution Date;

                      (v) to the Class A-3 Certificates, applied as a part of
               the Group II Principal Distribution Amount for such Distribution Date, any Group II Subordination Increase Amount in for such Distribution Date;

                      (vi) to the Fixed Rate Certificates, applied as a part of
               the Group I Principal Distribution Amount for such Distribution Date, any Group II Subordination Increase Amount in for such Distribution Date;

                      (vii) to the Class A-3 Certificates, in respect of any Class A-3 Certificates Carryover; and

                      (viii) to the Class R Certificates, the balance of such
               Group II Total Monthly Excess Cashflow for such Distribution
               Date.

        Section 3.03. Report to SASCO. On or before the Business Day preceding each Distribution Date, the Master Servicer shall notify SASCO and the Certificate Insurer and the Trustee of the following information with respect to the next Distribution Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

               (1) The aggregate amount then on deposit in the Asset Proceeds Account;

               (2) The Class A Distribution Amount (broken down into principal and interest), with respect to each Class individually, and all Classes in the aggregate, on the next Distribution Date;

               (3) The amount of any Group I or Group II Subordination Increase Amount;

               (4) The amount of any Insured Payment to be made by the Certificate Insurer on such Distribution Date;

               (5) The application of the amounts described in clauses (1), (3) and (4) preceding to the allocation and distribution of the related Class A Distribution Amounts on such Distribution Date in accordance with Section 3.02 hereof;

               (6) The Certificate Principal Balance of each Class of Class A Certificates, the aggregate amount of the principal of each Class of the Class A Certificates to be paid on such Distribution Date and the remaining Certificate Principal Balance of each Class of Class A Certificates following any such payment;

               (7) The Group I Available Funds, the Group I Total Available Funds and, if applicable, the Group I Total Available Funds Shortfall;

               (8)    The Group I Reimbursement Amount;

               (9) The Group II Available Funds, the Group II Total Available Funds and, if applicable, the Group II Total Available Funds Shortfall.

               (10)   The Group II Reimbursement Amount;

               (11) The amount, if any, of any Realized Losses for the related Prepayment Period;

               (12) The amount of any Group I Subordination Reduction Amount or Group II Subordination Reduction Amount; and

               (13) whether the Servicer Termination Test has been satisfied stating separately each component thereof and a computation of the Group I and Group II Specified Subordination Amount and stating the provision of the definition thereof relied upon in such computation and the reason therefor.

        Section 3.04.  Reports by Master Servicer.

        (a) On each Distribution Date the Master Servicer shall report in writing to each Holder, with copies to SASCO (in hard copy and electronic diskette format), each Holder of a Class A Certificate, the Certificate Insurer, the Underwriters and the Trustee and their designees (designated in writing to the Master Servicer) and the Rating Agencies:

               (i) the amount of the distribution with respect to Holder's Certificates (based on a Class A Certificate in the original principal amount of $1,000);

               (ii) the amount of such Holder's distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein, and any Subordination Increase Amount with respect to the related Mortgage Loan Group;

               (iii) the amount of such Holder's distributions allocable to interest (based on a Class A Certificate in the original principal amount of $1,000);

               (iv) if the distribution to the Holders of any Class of the Class A Certificates on such Distribution Date was less than the related Class A Distribution Amount on such Distribution Date, the allocation thereof to the related Classes of the Class A Certificates resulting therefrom;

               (v) the amount of any Insured Payment included in the amounts distributed to the Holders of Class A Certificates on such Distribution Date;

               (vi) the Certificate Principal Balance of each Class of Class A Certificates and the aggregate Scheduled Principal Balance of each Group, in each case after giving effect to any distribution of principal on such Distribution Date;

               (vii) the Subordinated Amount or Subordination Deficit, if any, for each Group remaining after giving effect to all distributions and transfers on such Distribution Date;

               (viii) such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Holders in computing their market discount;

               (ix) the total of any Substitution Shortfalls and any repurchase amounts included in such distribution with respect to each Group;

               (x) the weighted average Net Rate of the Mortgage Loans with respect to each Group;

               (xi) such other information as the Certificate Insurer may reasonably request with respect to Delinquent Mortgage Loans;

               (xii) the largest Mortgage Loan balance outstanding in each Group;

               (xiii) the Servicing Fees, Master Servicing Fees and Premium Amount allocable to each Group; and

               (xiv) One-Month LIBOR on the most recent Interest Determination Date;

               (xv) the Pass-through Rates for the Class A-2 and Class A-3 Certificates for the Current Accrual Period.

        (b) In addition, on each Distribution Date the Master Servicer will distribute to SASCO, each Holder, the Certificate Insurer, the Underwriters and the Rating Agencies and the Trustee, together with the information described in subsection (a) preceding, the following information with respect to each Mortgage Loan Group in hard copy or tape format:

                (i) the number and aggregate principal balances of Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business on the related Remittance Date.

               (ii) the numbers and aggregate Scheduled Principal Balances of all Mortgage Loans in each Group as of such Distribution Date and the percentage that each of the amounts represented by clauses (a), (b) and
        (c) of paragraph (i) above represent as a percentage of the respective amounts in this paragraph (ii);

               (iii) the number and dollar amounts of all Mortgage Loans in each Group in foreclosure proceedings as of the close of business on the related Remittance Date, separately stating, for this purpose, all Mortgage Loans in each Group with respect to which foreclosure proceedings were commenced in the immediately preceding Prepayment Period;

               (iv) the number of Mortgagors and the Scheduled Principal Balances of Mortgage Loans in each Group involved in bankruptcy proceedings as of the close of business on the related Remittance Date;

               (v) the existence and status of any REO Properties in each Group, as of the close of business on the related Remittance Date;

               (vi) the book value of any REO Property in each Group as of the close of business on the related Remittance Date;

               (vii) the Cumulative Loss Percentage (as defined in the Servicer Termination Test) for each Group, the amount of Cumulative Realized Losses (as defined in the Servicer Termination Test) for each Group, the current period Realized Losses and the Annual Loss Percentage (as defined in the Servicer Termination Test) for such Group, in each case as of the related Remittance Date; and

               (viii) the 90+ Delinquency Percentage and the number and amount by principal balance of 90 Day Delinquent Loans in each Group (as defined in the Servicer Termination Test), in each case as of the related Remittance Date.

        (c) On each Distribution Date, the Master Servicer shall deliver to the Certificate Insurer a list of all Mortgage Loans Delinquent 90 or more days (including the Borrower's name, principal balance and the Loan to Value Ratio of each such Mortgage Loan).

        (d) Section 3.04(b) supersedes in its entirety Section 4.01 of the Standard Terms.


                                          ARTICLE IV
                                       THE CERTIFICATES

        Section 4.01.  The Certificates.

        The Certificates shall be designated generally as the Mortgage Loan Asset Backed Certificates, Series 1996-1. The aggregate principal amount of Certificates that may be executed and delivered under this Agreement is limited to $234,089,000, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.06 of the Standard Terms. The following table sets forth the Classes of Certificates and the Pass-Through Rate, the initial Certificate Principal Balance, and the Final Scheduled Distribution Date for each such Class:

                Pass-Through       Initial Certificate        Final Scheduled
    Class           Rate            Principal Balance        Distribution Date
    -----           ----            -----------------        -----------------
     A-1            7.38%             $ 43,000,000           February 25, 2024
     A-2             (1)              $  9,600,000           September 27, 2027
     A-3             (2)              $181,489,000           September 27, 2027
      R              (3)                   (3)


(1) As calculated for each Distribution Date based on the definition of Class A-2 Interest Rate.

(2) As calculated for each Distribution Date based on the definition of Class A-3 Interest Rate.

(3) The Class R Certificates have no stated principal balance or Pass-Through Rate and are not entitled to any scheduled distributions of principal or interest.

        Section 4.02.  Denominations.

        The Book-Entry Certificates shall be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates shall be held by the Beneficial Owners thereof through the book-entry facilities of the Clearing Agency as described herein, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Class R Certificates shall be issued in certificated, fully-registered form in minimum Percentage Interests of 25% and integral multiples of 1% in excess thereof, except that two Class R Certificates may be issued in different denominations.

        Section 4.03.  Interest Fund.

        An Interest Fund shall be established by the Trustee (or the Paying Agent on behalf of the Trustee). The Interest Fund shall initially consist of cash in the amount of $190,106.64 (of which $119,341.33 is allocated to Group I and $70,765.31 is allocated to Group II) representing 30 days interest at the Mortgage Interest Rate (less the Servicing Fee Rate) for each Mortgage Loan for which no payment is due to SASCO or its assignee until after August 1, 1996, as identified on Schedule II hereto. The Interest Fund shall be an Eligible Account and, as soon as practicable after the Closing Date, the Trustee shall invest any monies on deposit in the Interest Fund in Permitted Investments at the direction of the Master Servicer. On the Business Day preceding the August 26, 1996, Distribution Date, the Trustee shall withdraw the entire amount from the Interest Fund (excluding any earnings thereon) and deposit such amount into the Asset Proceeds Account. Such entire amount shall be used to make distributions of interest on such Distribution Date and to cover applicable administrative costs (which do not include the Servicing Fees) relating to the Mortgage Loans with no payments due to SASCO on August 1, 1996. Any earnings on the Interest Fund shall be payable on such date to the Servicer.

                                   ARTICLE V
                            TERMINATION OF THE TRUST

        Section 5.01.  Termination of Trust.

        The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Holders of all Certificates (including the Certificate Insurer, pursuant to its subrogation and reimbursement rights), from amounts other than those available under the Certificate Insurance Policies, of all amounts held by the Trustee and required to be paid to such Holders pursuant to this Agreement upon the later to occur of
(a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of both Mortgage Loan Groups included within the REMIC Estate is effected as described below. To effect a termination of this Agreement pursuant to clause (c) above, the Holders of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the REMIC to adopt a plan of complete liquidation for each of the Mortgage Loan Groups, as contemplated by Section 860F(a)(4) of the Code and as prepared by the Master Servicer and (ii) provide to the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all the assets of the Trust Estate to the remaining Holders of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. The Holders of the Certificates agree, by acceptance of the Certificates, that there may be no claim under the Certificate Insurance Policies following termination of the Trust pursuant to clause (c) of the first sentence of this Section 5.01. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James's, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Holder and the Certificate Insurer in the manner set forth in
Section 11.05 of the Standard Terms.

        Section 5.02. Termination Upon Option of Holders of Class R Certificates; Servicer Termination.

        (a) On any Master Servicer Remittance Date on or after the Initial Optional Termination Date, the Holders of a majority of the Percentage Interests of the Class R Certificates then outstanding may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans (including any REO Property) as of the day of purchase minus amounts remitted from the Master Servicer Custodial Account to the Asset Proceeds Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted

Pass-Through Rate, plus in all cases all accrued and unpaid Servicing Fees and Master Servicing Fees plus any unpaid Reimbursement Amounts plus the aggregate amount of any unreimbursed Advances and any Advances which the Servicer or the Master Servicer has theretofore failed to remit; but in any event such purchase amount shall be sufficient to retire the Class A Certificates in full. In connection with such purchase, the Master Servicer shall remit to the Trustee (or the Paying Agent on behalf of the Trustee) all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

        (b) In connection with any such purchase, such Holders of the Class R Certificates shall unanimously direct the Trustee to adopt and the Trustee shall adopt, as to the REMIC, a plan of complete liquidation for all the Mortgage Loan Groups acceptable to the Certificate Insurer, as contemplated by Section 860F(a)(4) of the Code and as prepared by the Master Servicer, and shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such purchase and liquidation constitutes, as to the REMIC, a Qualified Liquidation. In addition, such Holders of the Class R Certificates shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel acceptable to the Trustee and the Certificate Insurer to the effect that such purchase and liquidation does not constitute a preference payment pursuant to the United States Bankruptcy Code.

        (c) The purchase option reserved to the Holders of a majority of the Percentage Interests represented by the Class R Certificates may be exercised by the Certificate Insurer if (i) the purchase option is not exercised by such Holders and (ii)(A) the Servicer as of the Closing Date is no longer the Servicer or (B) the aggregate Scheduled Principal Balance of the Mortgage Loans has declined to 5% or less of the Original Collateral Amount.

        (d) Promptly following any purchase described in this Section 5.02, the Trustee will release the Trustee Mortgage Loan File to the Holders of the Class R Certificates (or to the Certificate Insurer, as applicable) or otherwise upon their order. Upon such release, the servicing of the Mortgage Loans shall remain with the Servicer (unless the Certificate Insurer has purchased the Mortgage Loans and directs otherwise), subject to the servicing provisions provided for herein.

        Section 5.03.  Termination Upon Loss of REMIC Status.

        (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal may be taken, to the effect that the REMIC Estate does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Certificate Insurer or the Holders of a majority in Percentage Interests of the Class A Certificates then outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and as prepared by the Master Servicer and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a price equal to the sum of (x) the greater of (i) 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the day of purchase minus amounts remitted from the Master Servicer Custodial Account representing collections of principal on the Mortgage Loans during the current Remittance Period, and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (y) one month's interest on such amount computed at the Adjusted Pass-Through Rate and (z) the aggregate amount of any unreimbursed Advances and any Advances which the Servicer or Master Servicer has theretofore failed to remit.

         Upon receipt of such direction from the Certificate Insurer, the Trustee shall notify the Servicer and the Holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Scheduled Principal Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount at the Adjusted Pass- Through Rate, (b) the aggregate amount of any unreimbursed Advances and unpaid Servicing Fees and Master Servicing Fees, (c) any Advances which the Servicer or Master Servicer has theretofore failed to remit and (d) any outstanding Reimbursement Amount.

        If, during the Purchase Option Period, the Holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Certificate Insurer or the Holders of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and reimburse the Servicer or Master Servicer for unreimbursed Advances and Servicing Fees and distribute the remaining proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate Insurer or the Holders of the Class A Certificates with the consent of the Certificate Insurer shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) above, the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Master Servicer shall remit to the Trustee (or the Paying Agent on behalf of the Trustee) all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

        (b) Following a Final Determination, the Holders of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer selected by the Holders of the Class R Certificates which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Scheduled Principal Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount computed at the Adjusted Pass-Through Rate, (b) the aggregate amount of unreimbursed Advances, Servicing Fees and Master Servicing Fees, (c) the interest portion of any Advances which the Servicer or Master Servicer has theretofore failed to remit and (d) any outstanding Reimbursement Amount. In connection with such purchase, the Master Servicer shall remit to the Trustee (or the Paying Agent on behalf of the Trustee) all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Holders of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion. In connection with any such purchase, such Holders shall direct the Trustee to adopt a plan of complete liquidation acceptable to the Certificate Insurer, as contemplated by
Section 860F(a)(4) of the Code and as prepared by the Master Servicer, and shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation.

        Section 5.04.  Disposition of Proceeds.

        The Trustee (or the Paying Agent on behalf of the Trustee) shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article V to the Asset Proceeds Account for application as provided in Section 3.02 hereof; provided, however, that any amounts representing unrecovered Advances which the Master Servicer determined to be non-recoverable and unreimbursed Advances and Servicing Fees theretofore funded by the Servicer from the Servicer's own funds shall be paid by the Trustee (or the Paying Agent on behalf of the Trustee) to the Servicer from the proceeds of the Trust Estate.

        Section 5.05.  Article V Controls.

        This Article supersedes, in its entirety, Article IX of the Standard Terms.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

        Section 6.01.  Request for Opinions.

        (a) SASCO hereby requests and authorizes Arter & Hadden, as its counsel in this transaction, to issue on behalf of SASCO such legal opinions to the Trustee, the Certificate Insurer and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust or (ii) requested by the Trustee, the Certificate Insurer, any Rating Agency or their respective counsels.

        (b) The Trustee and the Master Servicer hereby request and authorize their respective counsel to issue on behalf of the Trustee and the Master Servicer such legal opinions to SASCO, the Master Servicer, the Trustee, the Certificate Insurer and each Rating Agency as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

        Section 6.02.  Form of Certificates.

        The Class A-1 Certificates shall be substantially in the form of Exhibit A-1 hereto. The Class A-2 Certificates shall be substantially in the form of Exhibit A-2 hereto. the Class A-3 Certificates shall be in substantially the form of Exhibit A-3 hereto. The Class R Certificates shall be substantially in the form of Exhibit R hereto. All Certificates shall be dated the date of their execution.

        Section 6.03.  Schedules and Exhibits.

        Each of the Schedules and Exhibits attached hereto or referenced herein is incorporated herein by reference as contemplated by the Standard Terms.

        Section 6.04.  Governing Law.

        In accordance with Section 11.04 of the Standard Terms, this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

        Section 6.05.  REMIC Administration.

        For purposes of the REMIC Provisions, the Regular Certificates shall be designated as the "regular interests" in the REMIC and the Residual Certificates shall be designated as the "residual interest" in the REMIC.

        Section 6.06. Master Servicer; Month-End Interest. Texas Commerce Bank National Association is hereby appointed (a) as administrative agent of the Trust to perform the duties and responsibilities of the Master Servicer hereunder, (b) Custodian, (c) Certificate Registrar and (d) Paying Agent. Notwithstanding anything in the Trust Agreement to the contrary, neither the Master Servicer nor the Trustee shall be obligated to pay Month-End Interest under any circumstance, including without limitation, the failure of the Servicer to do so.

        IN WITNESS WHEREOF, SASCO, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the August 1, 1996.

                         SAXON ASSET SECURITIES COMPANY

                         By:
                              --------------------------------------------
                              Name:
                              Title:

                         TEXAS COMMERCE BANK NATIONAL
                           ASSOCIATION, as Master Servicer,
                           Custodian, Certificate Registrar,
                           and Paying Agent

                         By:
                              --------------------------------------------
                              Name:
                              Title:

                         CITIBANK, N.A.
                           not in its individual capacity but solely as trustee under the Trust Agreement

                         By:
                              --------------------------------------------
                              Name:
                              Title:

COMMONWEALTH OF VIRGINIA             )
                                     ) ss.:

CITY OF RICHMOND                     )

       The foregoing instrument was acknowledged before me this [____] day of [________], 1996, by [____________________], [____________________] of Saxon
Asset Securities Company, a Virginia corporation, on behalf of the corporation.

                                        ----------------------------------------
                                        Notary Public

My Commission expires:

STATE OF                                )
                                        ) ss.:

COUNTY OF                               )

           The foregoing instrument was acknowledged before me this [____] day of [________], 1996, by [____________________], [____________________] of Texas
Commerce Bank National Association, a national banking association, on behalf of the bank.

                                        ----------------------------------------
                                        Notary Public

My Commission expires:

STATE OF                                )
                                        ) ss.:

COUNTY OF                               )

           The foregoing instrument was acknowledged before me this [____] day of [________], 1996, by [____________________], [____________________] of
Citibank, N.A. a national banking association, on behalf of the corporation.

                                        ----------------------------------------
                                        Notary Public

My Commission expires:

                                          Schedule I

                                        Mortgage Loans

        A.     Fixed Rate Mortgage Loans.

        B.     Variable Rate Mortgage Loans.

                                         Schedule II

                                  Sales/Servicing Agreements

                                         Schedule III

                   Mortgage Loans for which first payment to the Trust will
                                   be after August 1, 1996

                                                                    Exhibit A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                SAXON ASSET SECURITIES COMPANY
                    MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-1
                                     CLASS A-1 CERTIFICATE
                                   (7.38% Pass-Through Rate)

THE PRINCIPAL OF THIS CLASS A-1 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CLASS A-1 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

SERIES 1996-1                  INITIAL PRINCIPAL BALANCE OF THE
                               CLASS A-1 CERTIFICATES AS OF THE
                               CLOSING DATE: $43,000,000.00

                               APPROXIMATE AGGREGATE SCHEDULED
                               PRINCIPAL BALANCE AS OF THE CUT-OFF
                               DATE OF MORTGAGE LOANS HELD BY THE
                               TRUST: $234,089,000

DENOMINATION: $43,000,000.00

DATE OF TRUST AGREEMENT:
AS OF AUGUST 1, 1996

CLOSING DATE:                  MASTER SERVICER, PAYING AGENT AND
August 15, 1996                CERTIFICATE REGISTRAR:
                               Texas Commerce Bank National Association

FIRST DISTRIBUTION DATE:       TRUSTEE:
August 26, 1996                Citibank, N.A.

NO. A-1-1                      CUSIP NO. 805559 AA9


                                            A-1-1

                    MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-1
                                     CLASS A-1 CERTIFICATE

                                   (7.08% Pass-Through Rate)

evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                                SAXON ASSET SECURITIES COMPANY

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

                                          Cede & Co.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated as specified above (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "SASCO," which term includes any successor entity under the "Trust Agreement"), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-1 (herein called the "Certificates"), and represents a Percentage Interest in the Class A-1 Certificates equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial principal balance of the Class A-1 Certificates. The Certificates are issued in three Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        To the extent and subject to the limitations set forth in the Trust Agreement, the Holders of the Class A-1 Certificates are entitled to receive the Class A-1 Distribution Amount on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Class A-1 Distribution Amounts allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        [This Certificate was issued on August 15, 1996, at a price equal to (i) [___________]% of its original principal amount plus (ii) accrued interest at closing equal to [____________]% of its original principal amount. Based on that issue price, this Certificate was issued with original issue discount ("OID") for federal income tax purposes in an amount equal to [_____________]% of its original principal amount. The monthly yield to maturity of this Certificate expressed on an annual basis is approximately [___]% and the amount of OID allocable to the short first accrual period ([________ __, 1996 through [________ __, 1996) as a percentage of the original principal amount of this Certificate is approximately [_____________]%. The stated interest rate on this Certificate is [___]% per annum. In computing both the monthly yield to maturity and the OID amounts specified above, SASCO has used (i) a method embodying an economic accrual of income, (ii) a prepayment assumption of [___% ___] (as defined in the Prospectus) and (iii) [a 30 days per month/360 days per year accounting convention]. The actual yield to maturity and OID amounts may differ from the projected amounts.]


                                            A-1-2

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions under the Trust Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Trust Agreement.

        The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee (directly or through a Paying Agent) on or prior to the related Distribution Date for distribution to the Holders.

        Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the Class A-1 Certificates, the Trustee shall distribute in accordance with the Trust Agreement such amounts (directly or through a Paying Agent) to the Holders of the Class A-1 Certificates.

        The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Trust Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Trust Agreement.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of SASCO and the Trustee and the rights of the Holders of the Certificates under the Trust Agreement at any time by SASCO, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

        As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

        Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Owners


                                            A-1-3
through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        SASCO, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of SASCO, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of SASCO, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        The Trust Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the related Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Trust Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a qualified liquidation of the Trust Estate is effected as described in the Agreement.

        The Trust Agreement additionally provides that (i) the Holders of a majority of the Class R Certificates may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date after the Initial Optional Redemption Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

        THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

        The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

        Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.

                         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                            A-1-4

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: August 15, 1996                      CITIBANK, N.A.

                                            NOT IN ITS INDIVIDUAL CAPACITY
                                            BUT SOLELY AS TRUSTEE

                                            BY:

                                            ------------------------------------
                                            Authorized Officer

[SEAL]

                                                             ATTEST:


                                                             -------------------
                                                             Authorized Officer

                                 CERTIFICATE OF AUTHENTICATION

        THIS IS THE CLASS A-1 CERTIFICATE REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                         AS CERTIFICATE REGISTRAR



                                        BY:
                                            ------------------------------------
                                            Authorized Signatory

                                       FORM OF TRANSFER

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE----___________________________________________________________________

- -------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint _________________________ (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________

- ----------------------------------------
                                                          NOTICE: The signature
                                                          to this assignment
                                                          must correspond with
                                                          the name as written
                                                          upon the face of this
                                                          Certificate in every
                                                          particular without
                                                          alteration or
                                                          enlargement or any
                                                          change whatever.

- --------------------------------------
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM .. as tenants in common      UNIT GIFT MIN ACT -....Custodian....
TEN ENT.. as tenants by the                                     (Cus)(Minors)
               entireties            Under Uniform Gifts to Minors Act
JT TEN... as joint tenants with             ...........................
               rights of survivor-                                      [State]
               ship and not as Tenants
               in Common

    Additional abbreviations may also be used though not in the above list.

                           DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to _________________, for the account of ____________, account number _______________, or, if mailed by check, to
_____________. Applicable reports and statements should be mailed to
___________. This information is provided by _____________________, the assignee named above, or _____________________, as its agent.


                                            A-1-6

                                    STATEMENT OF INSURANCE

        MBIA Insurance Corporation (the "Insurer") has issued a certificate guaranty insurance policy containing the following provisions, such Policy being on file at Citibank, N.A., New York, New York, as trustee (the "Trustee").

        The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners from the Insurer, for distribution by the Trustee (directly or through the Paying Agent) to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                        $234,089,000.00
                              Saxon Securities Asset Trust 1996-1
                    Mortgage Loans Asset Backed Certificates, Series 1996-1
                              Class A-1, Class A-2 and Class A-3

        Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer and (v) a Notice (as described below), provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

        The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

        Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

        Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive distributions on the Obligations to the extent of any payment by the Insurer under the Policy and shall be entitled to direct reimbursement of payments made under the policy according to the terms and in the priority set forth in the Agreement.


                                            A-1-7

        As used in the Policy, the following terms shall have the following meanings:

               "Agreement" means the Trust Agreement dated as of August 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and the Trustee as Trustee, without regard to any amendment or supplement thereto, unless the Insurer shall have consented in writing thereto.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

               "Deficiency Amount" means, with respect to the related Mortgage Loan Group and any Distribution Date (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the Certificate Insurer premium and without regard to any Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

               "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount (ii) any Preference Amount.

               "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

               "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

               "Paying Agent" means Texas Commerce Bank National Association, and its successors and assigns.

               "Preference Amount" means any amount previously distributed to a Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

               Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

               Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

               The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

               The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

               The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

               The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to the maturity of the Obligations.

               MBIA INSURANCE CORPORATION


                                            A-1-8

                                                                    EXHIBIT A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         SAXON ASSET SECURITIES COMPANY
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-1
                             CLASS A-2 CERTIFICATE
           (Pass-Through Rate:  the lesser of (i) 8.06% per annum and
                         (ii) the Fixed Rate Funds Cap)

THE PRINCIPAL OF THIS CLASS A-2 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CLASS A-2 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

SERIES 1996-1                 INITIAL PRINCIPAL BALANCE OF THE
                              CLASS A-2 CERTIFICATES AS OF THE
                              CLOSING DATE: $9,600,000.00

                              APPROXIMATE AGGREGATE SCHEDULED
                              PRINCIPAL BALANCE AS OF THE CUT-OFF
                              DATE OF MORTGAGE LOANS HELD BY THE
                              TRUST: $234,089,000

DENOMINATION: $9,600,000.00

DATE OF TRUST AGREEMENT:
AS OF AUGUST 1, 1996

CLOSING DATE:                 MASTER SERVICER, PAYING AGENT AND
August 15, 1996               CERTIFICATE REGISTRAR:

                              Texas Commerce Bank National Association

FIRST DISTRIBUTION DATE:      TRUSTEE:
August 26, 1996               Citibank, N.A.

NO. A-2-1                     CUSIP NO. 805559 AB7


                                            A-2-1

             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-1
                             CLASS A-2 CERTIFICATE

           (Pass-Through Rate:  the lesser of (i) 8.06% per annum and
                         (ii) the Fixed Rate Funds Cap)

evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

                                   Cede & Co.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated as specified above (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "SASCO," which term includes any successor entity under the "Trust Agreement"), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-1 (herein called the "Certificates"), and represents a Percentage Interest in the Class A-2 Certificates equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial principal balance of the Class A-2 Certificates. The Certificates are issued in three Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        To the extent and subject to the limitations set forth in the Trust Agreement, the Holders of the Class A-2 Certificates are entitled to receive the Class A-2 Distribution Amount on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Class A-2 Distribution Amounts allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        [This Certificate was issued on August 15, 1996, at a price equal to (i) [___________]% of its original principal amount plus (ii) accrued interest at closing equal to [____________]% of its original principal amount. Based on that issue price, this Certificate was issued with original issue discount ("OID") for federal income tax purposes in an amount equal to [_____________]% of its original principal amount. The monthly yield to maturity of this Certificate expressed on an annual basis is approximately [___]% and the amount of OID allocable to the short first accrual period ([________ __, 1996 through [________ __, 1996) as a percentage of the original principal amount of this Certificate is approximately [_____________]%. The stated interest rate on this Certificate is [___]% per annum. In computing both the monthly yield to maturity and the OID amounts specified above, SASCO has used (i) a method embodying an economic accrual of income, (ii) a prepayment assumption of [___% ___] (as defined in the Prospectus) and (iii) [a 30 days per month/360 days per year accounting convention]. The actual yield to maturity and OID amounts may differ from the projected amounts.]


                                            A-2-2

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions under the Trust Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Trustee in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Trust Agreement.

        The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee (directly or through a Paying Agent) on or prior to the related Distribution Date for distribution to the Holders.

        Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the Class A-2 Certificates, the Trustee shall distribute in accordance with the Trust Agreement such amounts (directly or through a Paying Agent) to the Holders of the Class A-2 Certificates.

        The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Trust Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Trust Agreement.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of SASCO and the Trustee and the rights of the Holders of the Certificates under the Trust Agreement at any time by SASCO, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

        As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

        Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Holders


                                            A-2-3
through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        SASCO, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of SASCO, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of SASCO, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        The Trust Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the related Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Trust Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a qualified liquidation of the Trust Estate is effected as described in the Agreement.

        The Trust Agreement additionally provides that (i) the Holders of a majority of the Class R Certificates may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date after the Initial Optional Redemption Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

        THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

        The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

        Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                            A-2-4

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: August 15, 1996                      CITIBANK, N.A.

                                            NOT IN ITS INDIVIDUAL CAPACITY
                                            BUT SOLELY AS TRUSTEE

                                            BY:
                                               ---------------------------------
                                            Authorized Officer

[SEAL]

                                            ATTEST:

                                            ------------------------------
                                            Authorized Officer

                                 CERTIFICATE OF AUTHENTICATION

        THIS IS THE CLASS A-2 CERTIFICATE REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                                     TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                       AS CERTIFICATE REGISTRAR

                                            BY:
                                                --------------------------------
                                            Authorized Signatory

                                FORM OF TRANSFER

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF

ASSIGNEE___________________________________________________________________

- -----------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint _________________________ (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________

- ----------------------------------------
                                                       NOTICE: The signature to
                                                       this assignment must
                                                       correspond with the name
                                                       as written upon the face
                                                       of this Certificate in
                                                       every particular without
                                                       alteration or enlargement
                                                       or any change whatever.

- --------------------------------------
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM .. as tenants in common      UNIT GIFT MIN ACT -....Custodian....
TEN ENT.. as tenants by the                                      (Cus)(Minors)
               entireties            Under Uniform Gifts to Minors Act
JT TEN... as joint tenants with             .............................
               rights of survivor-                                       [State]
               ship and not as Tenants
               in Common

            Additional abbreviations may also be used though not in the above list.

                                   DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to _________________, for the account of ____________, account number _______________, or, if mailed by check, to
_____________. Applicable reports and statements should be mailed to
___________. This information is provided by _____________________, the ssignee named above, or _____________________, as its agent.


                                            A-2-6

                                    STATEMENT OF INSURANCE

        MBIA Insurance Corporation (the "Insurer") has issued a certificate guaranty insurance policy containing the following provisions, such Policy being on file at Citibank, N.A., New York, New York, as trustee (the "Trustee").

        The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners from the Insurer, for distribution by the Trustee (directly or through the Paying Agent) to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                $234,089,000.00
                      Saxon Securities Asset Trust 1996-1

            Mortgage Loans Asset Backed Certificates, Series 1996-1
                       Class A-1, Class A-2 and Class A-3

        Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer and (v) a Notice (as described below), provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

        The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

        Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

        Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive distributions on the Obligations to the extent of any payment by the Insurer under the Policy and shall be entitled to direct reimbursement of payments made under the policy according to the terms and in the priority set forth in the Agreement.


                                            A-2-7

        As used in the Policy, the following terms shall have the following meanings:

               "Agreement" means the Trust Agreement dated as of August 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and the Trustee as Trustee, without regard to any amendment or supplement thereto, unless the Insurer shall have consented in writing thereto.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

               "Deficiency Amount" means, with respect to the related Mortgage Loan Group and any Distribution Date (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the Certificate Insurer premium and without regard to any Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

               "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount (ii) any Preference Amount.

               "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

               "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

               "Paying Agent" means Texas Commerce Bank National Association, and its successors and assigns.

               "Preference Amount" means any amount previously distributed to a Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

               Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

               Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

               The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

               The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

               The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

               The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to the maturity of the Obligations.

               MBIA INSURANCE CORPORATION


                                            A-2-8

                                                                    Exhibit A-3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         SAXON ASSET SECURITIES COMPANY
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-1

                             CLASS A-3 CERTIFICATE

                          (Variable Pass-Through Rate)

THE PRINCIPAL OF THIS CLASS A-3 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CLASS A-3 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

SERIES 1996-1                       INITIAL PRINCIPAL BALANCE OF THE
                                    CLASS A-3 CERTIFICATES AS OF THE
                                    CLOSING DATE: $181,489,000.00

                                    APPROXIMATE AGGREGATE SCHEDULED
                                    PRINCIPAL BALANCE AS OF THE CUT-OFF
                                    DATE OF MORTGAGE LOANS HELD BY THE
                                    TRUST: $234,089,000

DENOMINATION: $181,489,000.00

DATE OF TRUST AGREEMENT:
AS OF AUGUST 1, 1996

CLOSING DATE:                       MASTER SERVICER, PAYING AGENT AND
August 15, 1996                     CERTIFICATE REGISTRAR:
                                    Texas Commerce Bank National Association

FIRST DISTRIBUTION DATE:            TRUSTEE:
August 26, 1996                     Citibank, N.A.

NO. A-3-1                           CUSIP NO. 805559 AC5


                                            A-3-1

             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-1
                             CLASS A-3 CERTIFICATE
                         (Variable Pass-Through Rate):

evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

                                   Cede & Co.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated as specified above (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "SASCO," which term includes any successor entity under the "Trust Agreement"), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-1 (herein called the "Certificates"), and represents a Percentage Interest in the Class A-3 Certificates equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial principal balance of the Class A-3 Certificates. The Certificates are issued in three Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        To the extent and subject to the limitations set forth in the Trust Agreement, the Holders of the Class A-3 Certificates are entitled to receive the Class A-3 Distribution Amount on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Class A-3 Distribution Amounts allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        [This Certificate was issued on August 15, 1996, at a price equal to (i) [___________]% of its original principal amount plus (ii) accrued interest at closing equal to [____________]% of its original principal amount. Based on that issue price, this Certificate was issued with original issue discount ("OID") for federal income tax purposes in an amount equal to [_____________]% of its original principal amount. The monthly yield to maturity of this Certificate expressed on an annual basis is approximately [___]% and the amount of OID allocable to the short first accrual period ([________ __, 1996 through [________ __, 1996) as a percentage of the original principal amount of this Certificate is approximately [_____________]%. The stated interest rate on this Certificate is [___]% per annum. In computing both the monthly yield to maturity and the OID amounts specified above, SASCO has used (i) a method embodying an economic accrual of income, (ii) a prepayment assumption of [___% ___] (as defined in the Prospectus) and (iii) [a 30 days per month/360 days per year accounting convention]. The actual yield to maturity and OID amounts may differ from the projected amounts.]

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions under the Trust Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date


                                            A-3-2
of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Trustee to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Trust Agreement.

        The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee (directly or through a Paying Agent) on or prior to the related Distribution Date for distribution to the Holders.

        Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the Class A-3 Certificates, the Trustee shall distribute in accordance with the Trust Agreement such amounts (directly or through a Paying Agent) to the Holders of the Class A-3 Certificates.

        The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Trust Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Trust Agreement.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of SASCO and the Trustee and the rights of the Holders of the Certificates under the Trust Agreement at any time by SASCO, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

        Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Holders through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        SASCO, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of SASCO, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of SASCO, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        The Trust Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the related Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Trust Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a qualified liquidation of the Trust Estate is effected as described in the Agreement.


                                            A-3-3

        The Trust Agreement additionally provides that (i) the Holders of a majority of the Class R Certificates may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date after the Initial Optional Redemption Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

        THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

        The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

        Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                            A-3-4

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: August 15, 1996                      CITIBANK, N.A.

                                            NOT IN ITS INDIVIDUAL CAPACITY
                                            BUT SOLELY AS TRUSTEE

                                            BY:

                                                --------------------------------
                                            Authorized Officer

[SEAL]

                                            ATTEST:

                                            ------------------------------
                                            Authorized Officer

                                 CERTIFICATE OF AUTHENTICATION

        THIS IS THE CLASS A-3 CERTIFICATE REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                                     TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                       AS CERTIFICATE REGISTRAR

                                     BY:

                                        ----------------------------------------

                                     Authorized Signatory

                                       FORM OF TRANSFER

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF

ASSIGNEE___________________________________________________________________

- -----------------------------------------------------------------------------
                   (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint _________________________ (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________

- ----------------------------------------
                                                          NOTICE: The signature
                                                          to this assignment
                                                          must correspond with
                                                          the name as written
                                                          upon the face of this
                                                          Certificate in every
                                                          particular without
                                                          alteration or
                                                          enlargement or any
                                                          change whatever.

- --------------------------------------
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM .. as tenants in common      UNIT GIFT MIN ACT -....Custodian....
TEN ENT.. as tenants by the                                      (Cus)(Minors)
               entireties            Under Uniform Gifts to Minors Act
JT TEN... as joint tenants with             ..........................
               rights of survivor-                                    [State]
               ship and not as Tenants
               in Common

            Additional abbreviations may also be used though not in the above list.

                                   DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to _________________, for the account of ____________, account number _______________, or, if mailed by check, to
_____________. Applicable reports and statements should be mailed to
___________. This information is provided by _____________________, the assignee named above, or _____________________, as its agent.



                                            A-3-6

                                    STATEMENT OF INSURANCE

        MBIA Insurance Corporation (the "Insurer") has issued a certificate guaranty insurance policy containing the following provisions, such Policy being on file at Citibank, N.A., New York, New York, as trustee (the "Trustee").

        The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners from the Insurer, for distribution by the Trustee (directly or through the Paying Agent) to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                $234,089,000.00
                      Saxon Securities Asset Trust 1996-1

            Mortgage Loans Asset Backed Certificates, Series 1996-1
                       Class A-1, Class A-2 and Class A-3

        Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer and (v) a Notice (as described below), provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

        The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

        Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

        Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive distributions on the Obligations to the extent of any payment by the Insurer under the Policy and shall be entitled to direct reimbursement of payments made under the policy according to the terms and in the priority set forth in the Agreement.


                                            A-3-7

        As used in the Policy, the following terms shall have the following meanings:

               "Agreement" means the Trust Agreement dated as of August 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and the Trustee as Trustee, without regard to any amendment or supplement thereto, unless the Insurer shall have consented in writing thereto.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

               "Deficiency Amount" means, with respect to the related Mortgage Loan Group and any Distribution Date (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the Certificate Insurer premium and without regard to any Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

               "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount (ii) any Preference Amount.

               "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

               "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

               "Paying Agent" means Texas Commerce Bank National Association, and its successors and assigns.

               "Preference Amount" means any amount previously distributed to a Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

               Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

               Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

               The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

               The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

               The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

               The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to the maturity of the Obligations.

               MBIA INSURANCE CORPORATION


                                            A-3-8

                                                                    Exhibit R-1


                         SAXON ASSET SECURITIES COMPANY
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-1
                          CLASS R RESIDUAL CERTIFICATE

THIS CLASS R CERTIFICATE MAY NOT BE TRANSFERRED TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS R CERTIFICATE. IN ADDITION, NO TRANSFER OF LESS THAN THE ENTIRE INTEREST IN THIS CLASS R CERTIFICATE MAY BE MADE UNLESS (1) THE INTEREST TRANSFERRED IS AN UNDIVIDED INTEREST OR (2) THE TRANSFEROR OR THE TRANSFEREE HAS PROVIDED THE MASTER SERVICER AND THE CERTIFICATE REGISTRAR WITH AN OPINION OF COUNSEL THAT SUCH TRANSFER WILL NOT JEOPARDIZE THE REMIC STATUS OF THE RELATED REMIC. ANY TRANSFEREE OF THIS CLASS R CERTIFICATE MUST DELIVER TO THE CERTIFICATE REGISTRAR AND THE MASTER SERVICER (I) A RESIDUAL TRANSFEREE AGREEMENT RELATING TO VARIOUS TAX MATTERS, (II) A BENEFIT PLAN AFFIDAVIT RELATING TO VARIOUS ERISA MATTERS, AND (III) A DISQUALIFIED ORGANIZATION AFFIDAVIT RELATING TO VARIOUS TAX MATTERS.

THIS CLASS R CERTIFICATE REPRESENTS A RESIDUAL INTEREST IN A REMIC FOR FEDERAL INCOME TAX PURPOSES.

SERIES 1996-1                          SCHEDULED PRINCIPAL BALANCE AS
                                       OF THE CUT-OFF DATE OF THE
                                       MORTGAGE LOANS HELD BY THE
                                       TRUST: $234,089,000

PERCENTAGE INTEREST:    %

DATE OF TRUST AGREEMENT:               MASTER SERVICER, PAYING AGENT
AS OF August 1, 1996                    AND CERTIFICATE REGISTRAR:
                                       Texas Commerce Bank National Association

CLOSING DATE:                          TRUSTEE:
August 15, 1996                        Citibank, N.A.

FIRST DISTRIBUTION DATE;
August 26, 1996

NO. R-1


                                            R-1-1

             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-1
                          CLASS R RESIDUAL CERTIFICATE


evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R Certificates (the "Class R Certificates") issued by the Trust (the "Trust") created pursuant to a trust agreement dated as specified above (the "Trust Agreement"), among Saxon Asset Securities Company ("SASCO," which term includes any successor entity under the Trust Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, the capitalizations used herein have the meanings assigned to them in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        The Holder of this Class R Certificate is not entitled to any scheduled distributions of principal or interest.

        This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-1 (herein called the "Certificates"), and representing the Percentage Interest in the Class R Certificates specified on the face hereof. The Certificates are issued in three classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        Distributions on this Certificate, if any, will be made by or on behalf of the Trustee either (i) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or
(ii) by wire transfer of immediately available funds, upon request to the Paying Agent in writing by the Record Date immediately prior to the related Distribution Date by the Holder of this Certificate. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Paying Agent's principal Corporate Trust Office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement.

        An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (the "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that such election is made properly and that certain qualification requirements concerning the assets of the Trust and the Certificates are met, the Holder of this Class R Certificate will be treated for federal income tax purposes as the beneficial owner of a "residual interest" in the REMIC. Accordingly, the Holder of this Class R Certificate will be taxed on its pro rata share of the REMIC's taxable income or net loss. The requirement that the Holder of this Class R Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

        Pursuant to the Trust Agreement, the Master Servicer or one of its affiliates, as agent of the REMIC, will provide each Holder of a Class R Certificate with information sufficient to enable such Holder to prepare (i) its federal income tax and information returns and (ii) any reports required by the Code regarding the Certificates, except where such information is otherwise provided to each such Holder pursuant to the Trust Agreement. As the Holder of a residual interest in the REMIC, the Holder of this Class R Certificate will have continuing administrative rights and obligations generally similar to those of a partner with respect to its partnership. Such rights and obligations principally concern the REMIC's federal income taxes and information returns and the representation of the REMIC in administrative or judicial proceedings involving the Internal Revenue Service. The Master Servicer or one of its affiliates, however, will purchase a Class R Certificate and will act on behalf of the


                                            R-1-2

Holders of the Class R Certificates as the representative of the REMIC for such proceedings. The federal tax and information returns of the REMIC will be prepared by the Master Servicer or its affiliate, and signed and filed by the Trustee.

        By accepting this Certificate, the Holder of this Certificate agrees to be bound by all the provisions of the Trust Agreement and, in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of the REMIC and (ii) refrain from taking any action that could endanger such status.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of SASCO and the Trustee and the rights of the Holders under the Trust Agreement at any time by SASCO, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereafter or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other office or agency appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Securities of this Class are issuable in fully-registered, certificated form without coupons in minimum Percentage Interests of [ ]% and increments of 1% in excess thereof. Two Certificates of this Class may be issued in a different Percentage Interest than specified above.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in the same aggregate Percentage Interest as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        This Class R Certificate (including any beneficial interest therein) may not be transferred to a Disqualified Organization (i.e., the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any organization (other than a farmers' cooperative described in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code), any rural electrical or telephone cooperative described in Section 1381(a)(2)(C) of the Code or any other entity designated as a disqualified organization by legislation enacted after the date hereof (a corporation will not be treated as an instrumentality of the United States or of any political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit)). In addition, this Class R Certificate (including any beneficial interest therein) may not be transferred unless (i) the proposed transferee provides the Certificate Registrar and the Master Servicer with (A) a Residual Transferee Agreement, (B) a Benefit Plan Affidavit,
(C) a Disqualified Organization Affidavit and (D) if the proposed transferee is a Non-U.S. Person, a TAPRI Certificate, and (ii) the interest transferred involves the entire interest in this Class R Certificate or an undivided interest therein (unless the transferor or the transferee provides the Master Servicer and the Certificate Registrar with an Opinion of Counsel (which shall not be an expense of the Master Servicer or the Certificate Registrar) that the transfer will not jeopardize the REMIC status of the related REMIC). Furthermore, (i) the Certificate Registrar shall require that the transferor and the transferee certify as to the factual basis for the registration exemption(s) relied upon and (ii) if the transfer is made within three years from the acquisition of this Class R Certificate by a non-Affiliate of SASCO from SASCO or an Affiliate of SASCO, the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Certificate Registrar or the Master Servicer. In any event, the Certificate Registrar shall not effect any transfer of this Class R Certificate except upon notification of such transfer to the Master Servicer. Any attempted transfer of this Class R Certificate in violation of the foregoing restrictions will be null and void and will not be recognized by the Certificate Registrar.


                                            R-1-3

        If a tax or a reporting cost is borne by the REMIC as a result of the transfer of this Class R Certificate, or any beneficial interest therein, in violation of the restrictions set forth herein or in the Trust Agreement, the Trustee upon notification from the Master Servicer, may pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of this Class R Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Trustee, the Certificate Registrar, the Paying Agent, SASCO, the Trust, the Servicer, the Master Servicer, or the other Holders. The Master Servicer shall make, or cause to be made, available the information necessary for the application of Section 860E(e) of the Code.

        SASCO, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of SASCO, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of SASCO, the Master Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        Pursuant to the terms of the Trust Agreement, either SASCO or the Holders of the majority of the Percentage Interest in the Class R Certificates, at their respective options, subject to the limitations imposed by the Trust Agreement, may redeem the Certificates, in whole but not in part, on any Distribution Date on or after (i) Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust has declined to 10% or less of the Scheduled Principal Balance of the Mortgage Loans in the Trust as of the Cut-Off Date, at a redemption price equal to 100% of the then Certificate Principal Balance of the Class A Certificates, plus accrued interest thereon. If the Certificates are redeemed, the purchase price distributable with respect to each Class of such Certificates will be 100% of the then Certificate Principal Balance of such Class, plus interest thereon. Upon redemption and at the option of the redeeming party, (i) the REMIC may be terminated, thereby causing the sale of the Mortgage Loans and other related assets of the Trust and the retirement of the Certificates or (ii) the Certificates may be held or resold by the redeeming party. Notice of optional redemption of the Certificates will be mailed to the Holders according to the procedures set out in the Trust Agreement. The REMIC also may be terminated and the Certificates retired on any Distribution Date upon the Master Servicer's determination, based upon an Opinion of Counsel, that the REMIC status of the REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. Upon the termination of the REMIC, payment of all amounts due on the Certificates and payment of all administrative expenses associated with the REMIC, any remaining assets of the REMIC shall be sold and the proceeds therefrom shall be distributed pro rata to the Holders of the Class R Certificates, as set forth in the Trust Agreement.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

        THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

        The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

        Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.


                                            R-1-4

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated:

                               CITIBANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE

                               BY: ______________________________________
                                     AUTHORIZED OFFICER

[SEAL]                               ATTEST:

                                   --------------------------------------
                                     AUTHORIZED OFFICER

                                CERTIFICATE OF AUTHENTICATION

        THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                                            TEXAS COMMERCE BANK NATIONAL

                      ASSOCIATION, AS CERTIFICATE REGISTRAR

                                            BY: _______________________________

                              AUTHORIZED SIGNATORY

                                       FORM OF TRANSFER

                                            FOR VALUE RECEIVED, the undersigned
hereby sells, assigns and transfers unto

- -----------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE___________________________________________________________________

- -----------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint _________________________ (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________                           _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.

- --------------------------------------
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM .. as tenants in common             UNIT GIFT MIN ACT -....Custodian....
TEN ENT.. as tenants by the                       (Cus)(Minors)
                                                  entireties Under Uniform Gifts
                                                  to Minors Act
JT TEN... as joint tenants with                   ..............................
                                                  rights of survivor-[State]
                                                  ship and not as Tenants
                                                  in Common

    Additional abbreviations may also be used though not in the above list.

                           DISTRIBUTION INSTRUCTIONS

                                            The assignee should include the
following for purposes of distribution:

                                            Distributions shall be made, by wire
transfer or otherwise, in immediately available funds, to _________________, for the account of ____________, account number _______________, or, if mailed by check, to _____________. Applicable reports and statements should be mailed to ___________. This information is provided by _____________________, the assignee named above, or _____________________, as its agent.


                                            A-1-1

                                SAXON ASSET SECURITIES COMPANY
                            MORTGAGE LOAN ASSET BACKED CERTIFICATES

                               STANDARD TERMS TO TRUST AGREEMENT

                                     (August 1996 Edition)

                                       TABLE OF CONTENTS

ARTICLE I  DEFINITIONS.....................................................................  1
             Section 1.01. Defined Terms...................................................  1
             Section 1.02. Section References; Calculations; Ratings....................... 19

ARTICLE II  MORTGAGE LOAN FILES............................................................ 19
             Section 2.01. Mortgage Loan Files............................................. 19
             Section 2.02. Acceptance by the Trustee....................................... 19
             Section 2.03. Purchase or Substitution of Mortgage Loans by the Seller,
                           a Servicer or SASCO............................................. 22
             Section 2.04. Representations and Warranties of SASCO......................... 25
             Section 2.05. Representations and Warranties of the Master Servicer........... 26

ARTICLE III  ADMINISTRATION OF THE TRUST................................................... 27
             Section 3.01. Master Servicer Custodial Account............................... 27
             Section 3.02. Asset Proceeds Account.......................................... 29
             Section 3.03. Issuing REMIC Accounts.......................................... 30
             Section 3.04. Advances by Master Servicer and Trustee......................... 30
             Section 3.05. Month End Interest.............................................. 32
             Section 3.06. Trustee to Cooperate; Release of Mortgage Files................. 32
             Section 3.07  Reports to the Trustee; Annual Compliance Statements............ 33
             Section 3.08. Title, Management and Disposition of REO Properties............. 34
             Section 3.09. Amendments to Servicing Agreements; Modification of the Guide... 36
             Section 3.10. Oversight of Servicing.......................................... 36
             Section 3.11. Credit Enhancement.............................................. 37

ARTICLE IV  REPORTING/REMITTING TO CERTIFICATEHOLDERS...................................... 38
             Section 4.01. Statements to Certificateholders................................ 38
             Section 4.02. Remittance Reports.............................................. 39
             Section 4.03. Compliance with Withholding Requirements........................ 40
             Section 4.04. Reports of Certificate Principal Balances to The Depository Trust
                           Company......................................................... 40
             Section 4.05. Preparation of Regulatory Reports............................... 40

ARTICLE V  THE POOLING INTERESTS AND THE CERTIFICATES...................................... 41
             Section 5.01. Pooling REMIC Interests......................................... 41
             Section 5.02. The Certificates................................................ 41
             Section 5.03. Book-Entry Certificates......................................... 42
             Section 5.04. Registration of Transfer and Exchange of Certificates........... 43
             Section 5.05. Restrictions on Transfers....................................... 43
             Section 5.06. Mutilated, Destroyed, Lost or Stolen Certificates............... 45
             Section 5.07. Persons Deemed Owners........................................... 46
             Section 5.08. Paying Agent.................................................... 46

ARTICLE VI  SASCO AND THE MASTER SERVICER.................................................. 46
             Section 6.01  Liability of, and Indemnification by, SASCO and the
                           Master Servicer................................................. 46
             Section 6.02. Merger or Consolidation of SASCO or the Master Servicer......... 47
             Section 6.03. Limitation on Liability of SASCO, the Master Servicer and Others 47
             Section 6.04. Resignation of the Master Servicer.............................. 47
             Section 6.05. Compensation to the Master Servicer............................. 48






             Section 6.06. Assignment or Delegation of Duties by Master Servicer........... 48

ARTICLE VII  TERMINATION OF SERVICING AND MASTER SERVICING ARRANGEMENTS.................... 48
             Section 7.01. Termination and Substitution of Servicing Agreements............ 48
             Section 7.02. Termination of Master Servicer; Trustee to Act.................. 49
             Section 7.03. Notification to Certificateholders.............................. 51

ARTICLE VIII  CONCERNING THE TRUSTEE....................................................... 51
             Section 8.01. Duties of Trustee............................................... 51
             Section 8.02. Certain Matters Affecting the Trustee........................... 52
             Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans........... 53
             Section 8.04. Trustee May Own Certificates.................................... 54
             Section 8.05. Trustee's Fees.................................................. 54
             Section 8.06. Eligibility Requirements for Trustee............................ 54
             Section 8.07. Resignation and Removal of the Trustee.......................... 54
             Section 8.08. Successor Trustee............................................... 55
             Section 8.09. Merger or Consolidation of Trustee.............................. 55
             Section 8.10. Appointment of Trustee or Separate Trustee...................... 55
             Section 8.11. Appointment of Custodians....................................... 56
             Section 8.12. Trustee May Enforce Claims Without Possession of Certificates... 56

ARTICLE IX  REDEMPTION OF CERTIFICATES AND TERMINATION OF THE TRUST........................ 57
             Section 9.01. Redemption...................................................... 57
             Section 9.02. Termination..................................................... 57
             Section 9.03. Procedure for Redemption or Termination......................... 57
             Section 9.04. Additional Termination Requirements............................. 59

ARTICLE X  REMIC TAX PROVISIONS............................................................ 59
             Section 10.01. REMIC Administration........................................... 59
             Section 10.02. Prohibited Activities.......................................... 60

ARTICLE XI  MISCELLANEOUS PROVISIONS....................................................... 61
             Section 11.01. Amendment of Trust Agreement................................... 61
             Section 11.02. Recordation of Agreement; Counterparts......................... 62
             Section 11.03. Limitation of Rights of Certificateholders..................... 62
             Section 11.04. Governing Law.................................................. 63
             Section 11.05. Notices........................................................ 63
             Section 11.06. Severability of Provisions..................................... 63
             Section 11.07. Sale of Mortgage Loans......................................... 64
             Section 11.08. Notice to Rating Agency........................................ 64


       Exhibit A-1 Form of Initial Certification
       Exhibit A-2 Form of Final Certification
       Exhibit B   Form of Recordation Report
       Exhibit C   Form of Remittance Report

       Exhibit D Form of Rule 144A Agreement-QIB Certification
       Exhibit E Form of Transferee Agreement
       Exhibit F Form of Benefit Plan Affidavit
       Exhibit G Form of Residual Transferee Agreement
       Exhibit H-1 Form of Disqualified Organization Affidavit
       Exhibit H-2 Form of Disqualified Organization Affidavit

                                     PRELIMINARY STATEMENT

       Saxon Asset Securities Company ("SASCO"), a banking or a mortgage banking company, as administrative agent (in such capacity, the "Master Servicer"), and a bank or trust company, as trustee (the "Trustee"), have entered into a Trust Agreement (the "Trust Agreement") that provides for the issuance of a series of asset backed certificates (the "Certificates") that in the aggregate evidence the entire interest in certain mortgage-related assets and certain other property owned by the trust created by the Trust Agreement (the "Trust"). These Standard Terms are a part of, and are incorporated by reference into, the Trust Agreement.

       NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made in the Trust Agreement and as hereinafter set forth, SASCO, the Master Servicer and the Trustee agree as follows:

                                           ARTICLE I

                                          DEFINITIONS

       Section 1.01. Defined Terms

       Except as otherwise specified or as the context may otherwise require, the following capitalized terms shall, whenever used in the Trust Agreement, have the respective meanings assigned to them in this Section 1.01. Capitalized terms used but not defined in the Trust Agreement shall have the respective meanings assigned to them in the Guide.

       "Accounting Date": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date, the last day of the month preceding the month in which such Distribution Date occurs.

       "Additional Collateral": Any real property (other than the related Mortgaged Premises), personal property, securities, cash, instruments, contracts, or other documents constituting or evidencing collateral pledged as additional security for a Mortgage Loan.

       "Administrative Fee": With respect to each Distribution Date and each Mortgage Loan, the sum of the Servicing Fee, the Master Servicing Fee, the Trustee Fee and the Credit Enhancement Fee relating thereto.

       "Administrative Fee Rate": With respect to each Distribution Date and each Mortgage Loan, the sum of the Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate and the Credit Enhancement Fee Rate relating thereto.

       "Advance": With respect to any Mortgage Loan, any advance of principal and interest, taxes, insurance or expenses made by a Servicer, the Master Servicer, the Trustee or an Insurer.

       "Affiliate": Any person or entity controlling, controlled by or under common control with SASCO or the Master Servicer ("control" meaning the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" having meanings correlative to the foregoing).

       "Annual Compliance Statement": The Officer's certificate required to be delivered annually by the Master Servicer pursuant to Section 3.07 hereof.

       "ARM Loan": An "adjustable rate" Mortgage Loan, the Mortgage Interest Rate of which is subject to periodic adjustment in accordance with the terms of the related Mortgage Note.

       "Asset Proceeds Account": The account or accounts created and maintained for the Trust pursuant to Section 3.02 hereof.

       "Asset Value": Unless otherwise provided in the Trust Agreement, with respect to each Mortgage Loan, the lesser of (i) the Scheduled Principal Balance and of such Mortgage Loan; (ii) the present value of remaining Monthly Payments discounted monthly to the date computed at an interest rate specified in the Trust Agreement.

       "Available Distribution": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date, an amount equal to the sum of the following:

             (a) all Monthly Payments with respect to the Mortgage Loans received by the Trust and due during the preceding Due Period, to the extent paid by a Borrower, advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, or deposited in the Asset Proceeds Account from the Interest Fund (if any);

             (b) all amounts deposited in the Asset Proceeds Account on account of Mortgage Loans sold by the Trust to a Purchaser during the preceding Prepayment Period; and

             (c) all other payments (other than late charges, conversion fees and similar charges and fees retained by a Servicer pursuant to the Guide) received by the Trust in connection with any unscheduled principal payments or recoveries on the Mortgage Loans during the preceding Prepayment Period, including Liquidation Proceeds and Insurance Proceeds, together with interest received by the Trust on the principal portion thereof through the Accounting Date preceding such Distribution Date, less the sum of (i) expenses associated with such recovery and (ii) any Advances on such Mortgage Loans;

minus (i) the Administrative Fee allocable to each Mortgage Loan from payments or Advances on, or proceeds of, such Mortgage Loan, (ii) any Non-Recoverable Advances to the extent required to be reimbursed, and (iii) any reimbursement of SASCO or the Master Servicer pursuant to Section 6.03, (iv) an overpayment of the Purchase Price of a Mortgage Loan and (v) the Credit Enhancement Fee or Fees payable to the providers of any related Credit Enhancement with respect to such Distribution Date.

       "Basis Limit Amount": With respect to a Mortgage Loan purchased from a REMIC, an amount equal to the REMIC's adjusted federal income tax basis in such Mortgage Loan as of the date on which the purchase occurs as set forth in a certificate of an Officer of the Master Servicer, which certificate shall be delivered to the Trustee in connection with any purchase of a Mortgage Loan.

       "Beneficial Owner": With respect to a Book-Entry Certificate, the Person who is registered as owner of such Certificate in the books of the Clearing Agency for such Certificate or in the books of a Person maintaining an account with such Clearing Agency.

       "Benefit Plan Affidavit": An affidavit substantially in the form of Exhibit F attached hereto.

       "Benefit Plan Opinion": An Opinion of Counsel satisfactory to the Master Servicer and the Trustee (and upon which SASCO, the Master Servicer, the Tax Matters Person and the Trustee are authorized to rely) to the effect that the proposed transfer will not (i) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations, (ii) give rise to any fiduciary duty under ERISA on the part of SASCO, a Servicer, the Master Servicer or the Trustee or (iii) result in, or be treated as, a prohibited transaction under Section 406 or

407 of ERISA or section 4975 of the Code (which opinion shall not be a cost or expense of SASCO, the Master Servicer, the Tax Matters Person or the Trustee).

       "Book-Entry Certificates": Each Class of Certificates, if any, specified as such in the Trust Agreement.

       "Borrower": With respect to each Mortgage Loan, the individual or individuals or any Servicer obligated to repay the related Mortgage Note.

       "Business Day": Unless otherwise provided in the Trust Agreement, any day that is not a Saturday, Sunday, holiday or other day on which commercial banking institutions in the city and state in which the Corporate Trust Office is located or the city and state in which the principal office of the Paying Agent or the Custodian, if any, is located are authorized or obligated by law or executive order to be closed.

       "Certificate": Any asset backed certificate designated in the Trust Agreement.

       "Certificate of Title Insurance": A certificate of title insurance issued pursuant to a master title insurance policy.

       "Certificate Principal Balance": Unless otherwise provided in the Trust Agreement, with respect to each Class of Certificates, on any Distribution Date, the aggregate principal amount, if any, of such Class of Certificates immediately prior to such Distribution Date (or, in the case of the first Distribution Date, an amount equal to the aggregate initial principal amount of such Class of Certificates as of the Closing Date) net of the sum of (i) the amounts to be applied on such Distribution Date to reduce the aggregate principal amount of such Class of Certificates in accordance with the Trust Agreement and (ii) the aggregate amount of all Realized Losses, if any, to be allocated to such Class of Certificates on such Distribution Date pursuant to the Trust Agreement.

       "Certificate Register": The register designated in the related Trust Agreement.

       "Certificate Registrar": The registrar designated in the related Trust Agreement, or appointed pursuant to Section 5.02 hereof.

       "Certificateholders": The holders of the Certificates as recorded on the Certificate Register.

       "Class":  The Certificates of a Series bearing the same designation.

       "Class Percentage": With respect to each Class of Certificates as of each Distribution Date, the percentage obtained by dividing the Certificate Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date.

       "Clearing Agency": The Depository Trust Company or any successor organization or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the SEC thereunder.

       "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with such Clearing Agency.

       "Closing Date": The date on which Certificates are issued by a Trust as set forth in the Trust Agreement.

       "Code":  The Internal Revenue Code of 1986, as amended.

       "Collateral": With respect to any Mortgage Loan, the Mortgaged Premises and the Additional Collateral, if any, securing the indebtedness of the Borrower under such Mortgage Loan.

       "Conventional Home Improvement Loan": A mortgage loan that is made to finance actions or items that substantially protect or improve the basic livability or utility of a residential property and that is secured by a first, second, or more junior lien on such residential property.

       "Converted Mortgage Loan": An ARM Loan with respect to which the Borrower has complied with the applicable requirements of the related Mortgage Note to convert the Mortgage Interest Rate relating thereto to a fixed rate of interest (and with respect to which the related Servicer has processed such conversion).

       "Cooperative Loan": A Mortgage Loan that is secured by a first lien against (i) shares issued by a cooperative housing corporation and (ii) the related Borrower's leasehold interest in a cooperative dwelling unit owned by such cooperative housing corporation.

       "Corporate Trust Office": The principal corporate trust office of the Trustee and any Certificate Registrar at which at any particular time its corporate trust business shall be administered.

       "Credit Enhancement": Any certificate guaranty insurance policy, mortgage pool insurance policy, Special Hazard Insurance Policy, Special Hazard Fund, Mortgagor Bankruptcy Fund, Reserve Fund, Letter of Credit, financial guaranty insurance policy, third party guaranty or other form of insurance specified in the Trust Agreement that is obtained by or on behalf of SASCO with respect to the Certificates.

       "Credit Enhancement Fee": With respect to each form of Credit Enhancement, the monthly premium or fee that is payable to the provider of such Credit Enhancement as specified in the Trust Agreement.

       "Credit Enhancement Fee Rate": With respect to each form of Credit Enhancement, each Mortgage Loan and each Distribution Date, an amount equal to the Credit Enhancement Fee with respect to the related Certificates, divided by the aggregate Scheduled Principal Balance of the related Mortgage Loans.

       "Custodian": The Custodian identified in the Trust Agreement that shall hold all or a portion of the Trustee Mortgage Loan Files with respect to the Certificates.

       "Cut-Off Date":  The date specified as such in the Trust Agreement.

       "Defect Discovery Date": With respect to a Mortgage Loan, the date on which either the Trustee or the Master Servicer first discovers a Qualification Defect affecting such Mortgage Loan.

       "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

       "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Trustee or the Master Servicer on behalf of the Trust shall not be considered to Directly Operate an REO Property solely because the Trustee or the Master Servicer on behalf of the Trust establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or maintenance with respect to such REO Property.

       "Disqualified Organization": Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) that is exempt from federal income tax unless such organization is subject to tax under the unrelated business taxable income provisions of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, or (vii) any other entity identified as a disqualified organization by the REMIC Provisions. A corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

       "Disqualified Organization Affidavit": If provided by a Non-U.S. Person, an affidavit substantially in the form of Exhibit H-I attached hereto, and, if provided by a U.S. Person, an affidavit substantially in the form of Exhibit H-2 attached hereto.

       "Distribution Account": With respect to any Double REMIC Series, an Eligible Account established and maintained by the Trustee for the Issuing REMIC. Unless otherwise provided in the Trust Agreement, the Distribution Account shall be considered an asset of the Issuing REMIC.

       "Distribution Date": Unless otherwise provided in the Trust Agreement, the 25th day of each month, or the next Business Day if such 25th day is not a Business Day, commencing in the month following the Closing Date.

       "Double REMIC Series": A Series with respect to which two REMIC elections are made to form an Issuing REMIC and a Pooling REMIC.

       "Due Date":  The first day of the month of the related Distribution Date.

       "Due Period": Unless otherwise provided in the Trust Agreement, (i) the period from but excluding the Cut-Off Date to and including the first day of the month in which the first Distribution Date occurs and (ii) each period thereafter from and including the second day of a month to and including the first day of the following month.

       "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the long-term or short-term unsecured debt obligations of which (or a federal or state chartered depository institution or trust company that is the principal subsidiary of a holding company the long-term or short-term unsecured debt obligations of which) are rated by each Rating Agency in one of its two highest long-term rating categories and its highest short-term rating category at the time any amounts are held on deposit therein or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company, acting in the capacity of a trustee, in a manner acceptable to each Rating Agency in respect of mortgage pass-through certificates rated in one of its two highest rating categories. Eligible Accounts may be interest-bearing accounts or the funds therein may be invested in Permitted Investments. If qualified under this definition, accounts maintained with the Trustee may constitute Eligible Accounts.

       "ERISA": The Employee Retirement Income Securities Act of 1974, as amended.

       "Event of Default": An event with respect to the Master Servicer described in Section 7.02 hereof.

       "Exchange Act":  The Securities Exchange Act of 1934, as amended.

       "Final Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit A-2 attached hereto provided by the Trustee (or the Custodian) on or before the first anniversary of the Closing Date pursuant to Section 2.02(c) hereof.

       "Final Distribution Date":  The meaning set forth in Section 9.03 hereof.

       "Fiscal Year": Unless otherwise provided in the Trust Agreement, the fiscal year of the Trust shall run from January 1 (or from the Closing Date, in the case of the first fiscal year) through the last day of December.

       "FNMA Guidelines": The provisions contained in the guide for selling and servicing first lien residential mortgage loans issued from time to time by the Federal National Mortgage Association.

       "Fraud Losses": Losses on Mortgage Loans resulting from fraud, dishonesty or misrepresentation in the origination of such Mortgage Loans.

       "Gross Margin": With respect to each ARM Loan, the fixed percentage specified in the related Mortgage Note that is added to or subtracted from the Index on each Interest Adjustment Date to determine the new Mortgage Interest Rate for such ARM Loan.

       "Guide": Unless otherwise provided in the Trust Agreement, the August 1996 Edition of the Saxon Mortgage Seller/Servicer Guide, as supplemented and amended from time to time through the Closing Date.

       "Holders": The holders of the Certificates as recorded on the Certificate Register.

       "Independent Contractor": Either (i) any Person (other than the Trustee or the Master Servicer) that would be an "independent contractor" with respect to the Trust within the meaning of section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that, in applying such section, more than 35% of the outstanding principal balance of any Class shall be deemed to be more than 35% of the certificates of beneficial interest of the Trust), so long as the Trust does not receive or derive any income from such Person, the relationship between such Person and the Trust is at arm's length and such Person is not an employee of the Trust, the Trustee or the Master Servicer, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Trustee or the Master Servicer) upon receipt by the Trustee of an Opinion of Counsel, the expense of which shall constitute an Advance if borne by a Servicer or a subservicer, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents From Real Property.

       "Index": With respect to each ARM Loan, the index rate specified in the related Mortgage Note to which or from which the Gross Margin is added or subtracted, in accordance with the terms of such Mortgage Note, on each Interest Adjustment Date to determine the new Mortgage Interest Rate for such ARM Loan.

       "Initial Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit A-1 attached hereto provided by the Trustee (or the Custodian) on the Closing Date pursuant to Section 2.02(b) hereof.

       "Insurance Proceeds": The proceeds paid by any Insurer pursuant to an insurance policy covering any Mortgage Loan, less the expenses of recovering such proceeds and any Non-Recoverable Advances made with respect to such Mortgage Loan.

       "Insurer": Any issuer of an insurance policy relating to the Mortgage Loans or the asset backed certificates of a Series.

       "Interest Adjustment Date": With respect to each ARM Loan, the date on which the related Mortgage Interest Rate adjusts in accordance with the related Mortgage Note.

       "Interest Fund": An Eligible Account that may be established for the purpose of making interest payments on Mortgage Loans for which the Trust is not due any payments until after the first Distribution Date. The amount of the Interest Fund, if any, shall be set forth in the Trust Agreement. The Interest Fund shall not be an asset of the Trust or any REMIC, but shall be for the benefit of the Certificateholders.

       "Interest Shortfall": Month End Interest Shortfall and Soldiers' and Sailors' Shortfall.

       "Issuing REMIC": With respect to any Double REMIC Series, unless otherwise provided in the Trust Agreement, the REMIC consisting primarily of the Distribution Account and the Subaccounts of such Distribution Account.

       "Junior Mortgage Loan": Any Mortgage Loan with respect to which the related Security Instrument constitutes a lien of other than first priority on the related Collateral.

       "Letter of Credit": A letter of credit issued to the Trustee and its successors or assigns by any Person whose long-term unsecured debt obligations are rated by each Rating Agency in one of its two highest rating categories.

       "Liquidation Proceeds": The proceeds received in connection with the liquidation of any Mortgage Loan as a result of defaults by the related Borrower (including any insurance or guarantee proceeds with respect to such Mortgage
Loan), less the expenses of such liquidation and any Advances made with respect to such Mortgage Loan.

       "Loan to Value Ratio": With respect to any Mortgage Loan, the ratio that results when the Unpaid Principal Balance of such Mortgage Loan is divided by the fair market value of the related Mortgaged Premises. For purposes of determining that ratio, the fair market value of the Mortgage Premises must be reduced by (i) the full amount of any lien on such Mortgaged Premises that is senior to the Mortgage Loan and (ii) a pro rata portion of any lien on such Mortgaged Premises that is in parity with the Mortgage Loan.

       "Master Servicer": The bank or mortgage banking company identified as such in the Trust Agreement.

       "Master Servicer Advance Amount": The amount, if any, specified as such in the Trust Agreement.

       "Master Servicer Compensation": The Master Servicing Fee and any additional compensation payable to the Master Servicer as specified in Section
6.05 hereof.

       "Master Servicer Custodial Account":  The account described in Section
3.01 hereof.

       "Master Servicer Errors and Omissions Insurance Policy": If the Master Servicer is not a national banking association, an insurance policy in an amount and otherwise in form and substance acceptable under FNMA Guidelines insuring the Master Servicer as the named insured against liability for damages arising out of errors, omissions or mistakes committed in the performance of the services and other obligations required of the Master Servicer under the Trust Agreement and, if permitted by the issuer of such policy, naming the Trustee as an additional insured, and containing a severability of interests provision but no other exclusion or other provision that would limit the liability of any insured to any other insured.

       "Master Servicer Fidelity Bond": If the Master Servicer is not a national banking association, a fidelity bond issued by an insurer and in form and substance acceptable under FNMA Guidelines (i) under which such insurer agrees to indemnify the Master Servicer for all losses sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's directors, officers or employees and (ii) which provides for limits of liability for each such director, officer or employee of not less than an amount required by such guidelines.

       "Master Servicer Remittance Date": Unless otherwise provided in the Trust Agreement, (i) each Distribution Date, if the Asset Proceeds Account and the Master Servicer Custodial Account are maintained at the same bank, or (ii) the Business Day preceding each Distribution Date, if such accounts are not maintained at the same bank.

       "Master Servicer Reporting Date": Unless otherwise provided in the Trust Agreement, the close of business on the third Business Day preceding each Distribution Date.

       "Master Servicing Fee": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period.

       "Master Servicing Fee Rate": The rate specified as such in the Trust Agreement.

       "Maximum Lifetime Mortgage Interest Rate": With respect to each ARM Loan, the interest rate, if any, set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

       "Minimum Lifetime Mortgage Interest Rate": With respect to each ARM Loan, the interest rate, if any, set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

       "Month End Interest": With respect to any Mortgage Loan liquidated or prepaid in full during a Prepayment Period, the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and the interest actually received by the Servicer with respect to such Mortgage Loan, in each case net of the Servicing Fee applicable thereto. No Month End Interest shall accrue with respect to Liquidation Proceeds received on account of any Mortgage Loan during the period from the first day of a month through the last day of the Prepayment Period ending during such month.

       "Month End Interest Shortfall": The amount of Month End Interest not paid by a Servicer or the Master Servicer.

       "Monthly Payment": With respect to any Mortgage Loan and any month, the scheduled payment of principal and interest due in such month under the terms of the related Mortgage Note.

       "Monthly Statement": The statement required to be prepared and delivered to the Trustee by the Master Servicer on or before each Master Servicer Reporting Date as described in Section 4.01 hereof.

       "Mortgage Interest Rate": With respect to any Mortgage Loan, the annual interest rate required to be paid by the related Borrower under the terms of the related Mortgage Note.

       "Mortgage Loan": Any of the Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans, or Cooperative Loans sold by SASCO to the Trust and listed on the Mortgage Loan Schedule to the Trust Agreement, and any loans substituted therefor pursuant to the terms of the Trust Agreement.

       "Mortgage Loan Schedule": The list of Mortgage Loans sold by SASCO to the Trust, which schedule is attached to the Trust Agreement and sets forth for each Mortgage Loan (i) the Servicer (SASCO) Loan Number, (ii) the Borrower's Name,
(iii) the original principal balance, (iv) the Scheduled Principal Balance as of the Cut-Off Date and (v) such additional information as may be reasonably requested by the Trustee.

       "Mortgage Note": The note or other evidence of indebtedness of a Borrower with respect to a Mortgage Loan.

       "Mortgaged Premises": With respect to any Mortgage Loan other than a Cooperative Loan, the real property or the leasehold interest, together with any improvements thereon, securing the indebtedness of the Borrower under such Mortgage Loan. With respect to any Cooperative Loan, the shares issued by a cooperative housing corporation that secure the indebtedness of the Borrower under such Cooperative Loan.

       "Mortgagor Bankruptcy Fund": A fund consisting of: (i) a surety bond, insurance policy, Letter of Credit, guarantee or other credit instrument, in form and substance satisfactory to each Rating Agency, issued by an insurance company, surety company, bank, trust company, savings and loan association, financial institution or other Person acceptable to each Rating Agency or (ii) cash, Permitted Investments or a Class of Certificates or portion thereof held by or on behalf of the Trust. The Mortgagor Bankruptcy Fund will not be considered an asset of the Trust or any REMIC, but shall be for the benefit of the Certificateholders. The owner of the Mortgagor Bankruptcy Fund will be identified in the Trust Agreement and, to the extent provided in the REMIC Provisions, any amounts transferred by a REMIC to such fund shall be treated as amounts distributed by such REMIC to the owner of such fund.

       "Mortgagor Bankruptcy Losses": Losses resulting from any court ordered reduction in the valuation of the Collateral securing a Mortgage Loan or changes in the repayment terms of a Mortgage Loan in conjunction with a bankruptcy proceeding of a Borrower or otherwise.

       "Multi-Family Loan": A mortgage loan that is secured by a first, second, or more junior lien on a rental apartment building, a mixed commercial and residential use property, or a project containing five or more residential units.

       "Negative Amortization Amount": With respect to each Mortgage Loan, the excess, if any, of interest accrued at the related Mortgage Interest Rate for any month over the greater of (i) the amount of the Monthly Payment for such month and (ii) the interest received in respect of such month.

       "Net Rate": Unless otherwise provided in the Trust Agreement, with respect to each Mortgage Loan, the related Mortgage Interest Rate less the related Administrative Fee Rate.

       "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust (if the Trustee, the Master Servicer, a Servicer or an agent of the foregoing has the right to renegotiate the terms of such lease).

       "Non-Recoverability Certificate": The meaning set forth in Section 3.04 hereof.

       "Non-Recoverable Advance": Any Advance or proposed Advance that the Master Servicer or the Trustee, as the case may be, has determined to be non-recoverable in accordance with Section 3.04 hereof.

       "Non-U.S. Person": A foreign person within the meaning of Treasury regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income) who would be subject to United States income tax withholding pursuant to section 1441 or 1442 of the Code and the Treasury regulations thereunder on income derived from a Residual Interest.

       "Officer": With respect to the Trustee, Paying Agent, Certificate Registrar or Master Servicer, any senior vice president, any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, and also to whom, with respect to a particular corporate trust matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. With respect to any other Person, the chairman of the board, the president, a vice president (however designated), the treasurer or the controller of such Person.

       "Opinion of Counsel": A written opinion of counsel, who may be counsel for SASCO or the Master Servicer, acceptable to the Trustee and the Master Servicer. Except with the consent of each Rating Agency, no Opinion of Counsel may be delivered by in-house counsel of the entity required to deliver such opinion.

       "Pass-Through Rate": With respect to each Class of Certificates, as to each Distribution Date, the rate specified as such in the Trust Agreement.

       "Paying Agent": The paying agent designated in the related Trust Agreement or appointed pursuant to Section 5.08 hereof.

       "Payment Adjustment Date": With respect to each ARM Loan, the date on which the related payments of principal and interest adjust in accordance with the related Mortgage Note.

       "Percentage Interest": With respect to any Certificate to which a principal balance is assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance of such Certificate and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class as of the Closing Date. With respect to any Certificate to which a principal balance is not assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, as stated on the face of such Certificate.

       "Permitted Investments":  The following investments:

             (a) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

             (b) senior debt obligations and mortgage participation certificates of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

             (c) repurchase obligations of a depository institution or trust company (acting as principal) (the collateral for which is held by a third party or the Trustee) with respect to any security described in clauses (a) or (b) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories and its highest short-term unsecured debt rating category;

             (d) certificates of deposit, time deposits and bankers' acceptances of any bank or trust company (including the Trustee) incorporated under the laws of the United States or any state thereof, provided that the long-term unsecured debt obligations of such bank or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories and the short term unsecured debt rating of such bank or trust company at the date of acquisition thereof by each Rating Agency is the highest short term unsecured debt rating by each Rating Agency;

             (e) any other demand, money market or time deposit or obligation, interest-bearing or other security or investment earning a return in the nature of interest that would not adversely affect the then current rating of the Certificates by any Rating Agency (with regard to the existence of any Credit Enhancement);

provided, however, that no investment described above shall constitute a Permitted Investment if such investment evidences either the right to receive
(i) only interest with respect to the obligations underlying such instrument or
(ii) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and, provided further, that no investment described above shall constitute a Permitted Investment unless such investment matures on or before the Business Day preceding the Distribution Date on which the funds invested therein are required to be distributed (or, in the case of an investment that is an obligation of the institution in which the account is maintained, on or before such Distribution Date).

       "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, government or agency or political subdivision thereof or any other entity.

       "Plan": Any "employee benefit plan" within the meaning of Section 3(3) of ERISA, any retirement arrangement (including individual retirement accounts, individual retirement annuities and Keogh plans), and any collective investment funds, separate accounts, insurance company general accounts and similar pooled investment funds in which such plans or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

       "Plan Asset Regulations": The United States Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101, as amended from time to time.

       "Plan Investor": Any Plan, any Person acting on behalf of a Plan or any Person using the assets of a Plan, as determined under the Plan Asset Regulations.

       "Pooling REMIC": With respect to any Double REMIC Series, unless otherwise provided in the Trust Agreement, the REMIC consisting primarily of the Mortgage Loans and the Asset Proceeds Account.

       "Prepayment Period": Unless otherwise provided in the Trust Agreement:
(i) the period from but excluding the Cut-Off Date to and including the 17th day of the month in which the first Distribution Date occurs and (ii) each period thereafter from and including the 18th day of a month to and including the 17th day of the following month.

       "Private Certificate": Any Certificate designated as such in the Trust Agreement.

       "Private Subordinated Certificate": Any Certificate designated as such in the Trust Agreement.

       "Public Subordinated Certificate": Any Certificate designated as such in the Trust Agreement.

       "Purchase Price": With respect to each Mortgage Loan purchased from the Trust, an amount equal to the Unpaid Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the related Mortgage Interest Rate to the last day of the month in which such purchase occurs, and, if a Servicer is the Purchaser, minus any unreimbursed Advances of principal and interest made by such Servicer on such Mortgage Loan and any outstanding Servicing Fee owed with respect to such Mortgage Loan.

       "Purchaser": The Person that purchases a Mortgage Loan from the Trust pursuant to Section 2.03 hereof.

       "Qualification Defect": With respect to a Mortgage Loan, (i) a defective document in the Trustee Mortgage Loan File, (ii) the absence of a document in the Trustee Mortgage Loan File, or (iii) the breach of any representation, warranty or covenant with respect to such Mortgage Loan made by a Seller, a Servicer or SASCO, but only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC

Provisions. With respect to a Regular Interest or a mortgage certificate described in section 860G(a)(3) of the Code, the failure to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

       "Qualified Institutional Buyer": Any "qualified institutional buyer" as defined in clause (a)(1) of Rule 144A.

       "Qualified Substitute Mortgage Loan": A mortgage loan substituted by SASCO or a Seller for a Deleted Mortgage Loan that must, on the date of such substitution: (i) have an Unpaid Principal Balance not greater than (and not more than $10,000 less than) the Unpaid Principal Balance of the Deleted Mortgage Loan, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Rate equal to the Net Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) the remaining term to maturity of the Deleted Mortgage Loan, (v) have a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date (in each case, using the fair market value at origination and after taking into account the Monthly Payment due on such date), and (vi) comply with each applicable representation, warranty, and covenant pertaining to the Mortgage Loans set forth in the Trust Agreement and, if a Seller is effecting the substitution, comply with each applicable representation, warranty, or covenant pertaining to the Mortgage Loans set forth in the related Sales Agreement; provided, however, that no ARM Loan may substituted for a Deleted Mortgage Loan unless such Deleted Mortgage Loan is also an ARM Loan and, in addition to meeting the conditions set forth above, the ARM Loan to be substituted, on the date of the substitution, (vii) has a Minimum Lifetime Mortgage Interest Rate that is not less than the Minimum Lifetime Mortgage Interest Rate on the Deleted Mortgage Loan, (viii) has a Maximum Lifetime Mortgage Interest Rate that is not less than the Maximum Lifetime Mortgage Interest Rate on the Deleted Mortgage Loan, (ix) provides for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the Deleted Mortgage Loan and a highest possible Net Rate that is not lower than the highest possible Net Rate for the Deleted Mortgage Loan, (x) has a Gross Margin that is not less than the Gross Margin of the Deleted Mortgage Loan, (xi) has a Periodic Rate Cap equal to the Periodic Rate Cap on the Deleted Mortgage Loan, (xii) has a next Interest Adjustment Date that is the same as the next Interest Adjustment Date for the Deleted Mortgage Loan or occurs not more than two months prior to the next Interest Adjustment Date for the Deleted Mortgage Loan, (xiii) does not have a permitted increase or decrease in the Monthly Payment on each Payment Adjustment Date less than the permitted increase or decrease applicable to the Deleted Mortgage Loan, (xiv) was underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the Deleted Mortgage Loan; and (xv) is not convertible to a fixed Mortgage Interest Rate unless the Deleted Mortgage Loan is so convertible. In the event that more than one mortgage loan is substituted for a Deleted Mortgage Loan, the amount described in clause (i) hereof shall be determined on the basis of aggregate Unpaid Principal Balances, the rates described in clauses (iii), (vii), (viii), and (ix) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and Net Rates, as the case may be, the term described in clause (iv) hereof shall be determined on the basis of weighted average remaining terms to maturity, provided that no Qualified Substitute Mortgage Loan may have an original term to maturity beyond the latest original term to maturity of any Mortgage Loan transferred and assigned to the Trust on the Closing Date, the Gross Margins described in clause (x) hereof shall be determined on the basis of weighted average Gross Margins, and the Interest Adjustment Dates described in clause
(xii) hereof shall be determined on the basis of weighted average Interest Adjustment Dates. In the case of a Trust for which a REMIC election has been or will be made, a Qualified Substitute Mortgage Loan also shall satisfy the following criteria as of the date of its substitution for a Deleted Mortgage
Loan: (A) the Borrower shall not be 60 or more days delinquent in payment on the Qualified Substitute Mortgage Loan, (B) the Trustee Mortgage Loan File for such Mortgage Loan shall not contain any material deficiencies in documentation, and shall include an executed Mortgage Note and a recorded Security Instrument; (C) the Loan-to-Value Ratio of such Mortgage Loan must be 125% or less on the date of origination of such Mortgage Loan or, if any of the terms of such Mortgage Loan were modified other than in connection with a default or imminent default on such Mortgage Loan, on the date of such modification; (D) no property securing such Mortgage Loan may be subject to foreclosure, bankruptcy, or insolvency proceedings; and (E) such Mortgage Loan must be secured by a valid lien on the related Mortgaged Premises.

       "Rating Agency": Each nationally recognized statistical rating agency specified in the Trust Agreement that, on the Closing Date, rated one or more Classes of Certificates at the request of SASCO.

       "Realized Interest Shortfall": With respect to any Mortgage Loan, the amount by which the interest payable thereon exceeds the net amount recovered (including Insurance Proceeds) in liquidation thereof, after payment of expenses of liquidation and reimbursement of Advances made with respect to such Mortgage Loan.

       "Realized Loss": With respect to any Mortgage Loan, an amount equal to the sum of (i) the amount by which the Unpaid Principal Balance thereof exceeds the net amount recovered in liquidation thereof (after payment of expenses of liquidation and reimbursement of Advances), after payment of accrued interest on such Mortgage Loan and after application of any Insurance Proceeds with respect thereto, and (ii) any other types of principal loss with respect to such Mortgage Loan, including, but not limited to, Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses.

       "Record Date": Unless otherwise provided in the Trust Agreement, (i) with respect to the first Distribution Date, the Closing Date, and (ii) with respect to each Distribution Date thereafter, the last Business Day of the month preceding the month in which such Distribution Date occurs.

       "Recordation Report": A report substantially in the form of Exhibit B attached hereto provided by the Trustee (or the Custodian) pursuant to Section
2.02 identifying those Mortgage Loans for which a Security Instrument or an Assignment remains unrecorded.

       "Redeeming Purchase": The purchase of all the Regular Certificates issued by the Trust pursuant to Section 9.01 hereof.

       "Redemption Account": An escrow account maintained by the Trustee into which any Trust funds not distributed on a Distribution Date on which a Redeeming Purchase is made are deposited. The Redemption Account shall be an Eligible Account.

       "Redemption Date": The date, if any, specified as such in the Trust Agreement.

       "Redemption Price": An amount equal to (i) the aggregate Certificate Principal Balance of the Regular Certificates (and any Residual Certificates with a Certificate Principal Balance) plus accrued and unpaid interest thereon through the Accounting Date preceding the Distribution Date fixed for redemption and (ii) any unreimbursed Advances and Non-Recoverable Advances.

       "Regular Certificate": A Certificate that represents a Regular Interest or a combination of Regular Interests.

       "Regular Interest": An interest in a REMIC that is designated as a "regular interest" in such REMIC for purposes of the REMIC Provisions.

       "REMIC": With respect to a Trust, each "real estate mortgage investment conduit," within the meaning of the REMIC Provisions, relating to such Trust.

       "REMIC Provisions": The provisions of the Code relating to "real estate mortgage investment conduits," which provisions appear at sections 860A through 860G of the Code, related Code provisions, and regulations, announcements and rulings thereunder, as the foregoing may be in effect from time to time.

       "Remittance Date": Unless otherwise provided in the Trust Agreement, the 15th day of each month, or the preceding Business Day if such 15th day is not a Business Day.

       "Remittance Report": A report (either a data file or hard copy) that is prepared by the Master Servicer in accordance with Section 4.02 hereof and contains the information specified in Exhibit C attached hereto.

       "Rents From Real Property": With respect to any REO Property, gross income of the character described in section 856(d) of the Code and the Treasury regulations thereunder.

       "REO Disposition": The receipt by a Servicer of Insurance Proceeds and other payments and recoveries (including Liquidation Proceeds) which a Servicer recovers from the sale or other disposition of an REO Property.

       "REO Property": A Mortgaged Premises acquired by a Servicer on behalf of the Certificateholders through foreclosure or deed-in-lieu of foreclosure, as further described in Section 3.08 hereof.

       "Request for Release": A release signed by an Officer of a Servicer in the form attached to the Servicing Agreement as Form 340 of the Guide (or a similar certificate of the Master Servicer containing the same information).

       "Reserve Fund": Unless otherwise provided in the Trust Agreement, any fund in the Trust Estate other than (i) the Asset Proceeds Account or (ii) any other fund that is expressly excluded from a REMIC.

       "Residual Certificate":  A Certificate that represents a Residual
Interest.

       "Residual Interest": An interest in a REMIC that is designated as a "residual interest" in such REMIC for purposes of the REMIC Provisions.

       "Residual Transferee Agreement": An agreement substantially in the form of Exhibit G attached hereto.

       "Rule 144A": Rule 144A promulgated by the SEC, as the same may be amended from time to time.

       "Rule 144A Agreement": An agreement substantially in the form of Exhibit D attached hereto.

       "Rule 144A Certificate": Unless otherwise provided in the Trust Agreement, a Private Certificate.

       "Sales/Servicing Agreement": Each of the Sales/Servicing Agreements identified in the Trust Agreement.

       "SASCO":  Saxon Asset Securities Company, a Virginia corporation.

       "Saxon Mortgage":  Saxon Mortgage, Inc., a Virginia corporation.

       "Scheduled Principal Balance": Unless otherwise provided in the Trust Agreement, with respect to any Mortgage Loan as of any date of determination, the scheduled principal balance thereof as of the Cut-Off Date, increased by the Negative Amortization Amount, if any, with respect thereto, and reduced by (i) the principal portion of all Monthly Payments due on or before such determination date, whether or not paid by the Borrower or advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding such date of determination, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan.

       "SEC":  The Securities and Exchange Commission and its successors.

       "Securities Act":  The Securities Act of 1933, as amended.

       "Security Instrument": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt, security deed, or other instrument creating a first, second, or more junior lien on the Collateral that secures the indebtedness of the Borrower under such Mortgage Loan.

       "Seller": With respect to each Mortgage Loan, Saxon Mortgage or any other party other than SASCO that executes a Sales Agreement applicable to such Mortgage Loan.

       "Senior Mortgage Loan": Any Mortgage Loan with respect to which the related Security Instrument constitutes a lien of first priority on the related Collateral.

       "Senior Percentage": The percentage, if any, specified as such (and calculated as set forth) in the Trust Agreement.

       "Senior Prepayment Percentage": The percentage, if any, specified as such (and calculated as set forth) in the Trust Agreement.

       "Series":  A group of Certificates issued by a trust originated by SASCO.

       "Servicer": With respect to each Mortgage Loan, the Person responsible for the servicing thereof in accordance with the Guide.

       "Servicer Compensation": The Servicing Fee and any additional compensation payable to the Servicer.

       "Servicing Agreement": Any agreement between a Servicer and Saxon Mortgage or SASCO relating to the servicing of Mortgage Loans which is in form and substance satisfactory to the Master Servicer.

       "Servicing Fee": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the applicable Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period.

       "Servicing Fee Rate":  The rate specified as such in the Trust Agreement.

       "Single Family Loan": A mortgage loan that is secured by a first, second, or more junior lien on a one- to four-family residential property.

       "Soldiers' and Sailors' Shortfall": Interest losses on a Mortgage Loan resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

       "Special Hazard Fund": A Fund consisting of: (i) a surety bond, insurance policy, Letter of Credit, guarantee or other credit instrument, in form and substance satisfactory to each Rating Agency, issued by an insurance company, surety company, bank, trust company, savings and loan association, financial institution or other Person acceptable to each Rating Agency or (ii) cash, Permitted Investments or a Class of Certificates or portion thereof held by or on behalf of the Trust. The Special Hazard Fund will not be considered an asset of the Trust or any REMIC, but shall be for the benefit of the Certificateholders. The owner of the Special Hazard Fund will be identified in the Trust Agreement and, to the extent provided in the REMIC Provisions, any amounts transferred by a REMIC to such fund shall be treated as amounts distributed by such REMIC to the owner of such fund.

       "Special Hazard Insurance Policy": An insurance policy covering a Mortgage Loan against (i) loss by reason of damage to Mortgaged Premises caused by certain hazards not covered by any Hazard Insurance and (ii) partial loss from damage to the Mortgaged Premises caused by reason of the application of the coinsurance clause contained in any Hazard Insurance policy.

       "Special Hazard Losses": Losses on Mortgage Loans arising by reason of damage to Mortgaged Premises not covered by Hazard Insurance, excluding losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear.

       "Special Tax Consent": The written consent of the Holder of a Residual Certificate to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Residual Certificate.

       "Special Tax Opinion": An Opinion of Counsel that a proposed transaction or activity will not (i) affect adversely the status of any REMIC as a REMIC or of the Regular Interests as the "regular interests" therein under the REMIC Provisions, (ii) affect the payment of interest or principal on the Regular Interests or (iii) result in the encumbrance of the Mortgage Loans by a tax lien.

       "Standard Terms": These Standard Terms, as amended or supplemented from time to time.

       "State":  The jurisdiction specified in the Trust Agreement.

       "Subaccount": With respect to any Double REMIC Series, each subaccount of the Distribution Account that is established by the Paying Agent solely for purposes of the REMIC Provisions pursuant to Section 3.03(a) hereof.

       "Subordinated Percentage": The percentage, if any, specified as such (and calculated as set forth) in the Trust Agreement.

       "Subordinated Prepayment Percentage": The percentage, if any, specified as such (and calculated as set forth) in the Trust Agreement.

       "Substitution Shortfall": The meaning set forth in Section 2.03(h) hereof.

       "TAPRI Certificate": A certificate signed by the transferor of a Residual Certificate stating whether such Certificate has "tax avoidance potential" as defined in Treasury regulations section 1.860G-3(a)(2).

       "Tax Matters Person": The Person or Persons designated from time to time hereunder to act as the "tax matters person" (within the meaning of the REMIC Provisions) of a REMIC.

       "Terminating Purchase": The purchase of all Mortgage Loans and each REO Property owned by the Trust pursuant to Section 9.02 hereof.

       "Termination Account": An escrow account maintained by the Paying Agent into which any Trust funds not distributed on the Distribution Date on which the earlier of (i) a Terminating Purchase or (ii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust is made are deposited. The Termination Account shall be an Eligible Account.

       "Termination Price": The greater of (i) 100% of the Unpaid Principal Balance of each Mortgage Loan remaining in the Trust on the day of a Terminating Purchase, plus accrued and unpaid interest thereon at the related Mortgage Interest Rate through the Accounting Date preceding such purchase, plus unreimbursed Advances of other than principal and interest, and the lesser of
(A) the Unpaid Principal Balance of each Mortgage Loan secured by an REO Property remaining in the Trust, plus accrued but unpaid interest thereon at the related Mortgage Interest

Rate through the Accounting Date preceding such purchase, and (B) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Master Servicer (net of liquidation expenses to be incurred in connection with the disposition of such REO Property, estimated in good faith by the Master Servicer), and (ii) the sum of the aggregate fair market value of all the assets of the Trust (as determined by the Master Servicer based upon bids from at least three recognized broker/dealers that deal in similar assets as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 9.03 hereof). The fair market value of the assets in the Trust or the appraised value of any REO Property shall be based upon the inclusion of accrued interest through the Accounting Date preceding repurchase at the applicable Mortgage Interest Rate on the Scheduled Principal Balance of each Mortgage Loan (including any Mortgage Loan secured by an REO Property as to which an REO Disposition has not occurred).

       "Title I Loan": A mortgage loan that is: (i) originated under the Title I credit insurance program created under the National Housing Act of 1934 by the Federal Housing Administration, (ii) made to finance actions or items that substantially protect or improve the basic livability or utility of a property, and (iii) secured by a lien on such property.

       "Transferee Agreement": An agreement substantially in the form of Exhibit E attached hereto.

       "Treasury":  The United States Treasury Department.

       "Trust":  The trust formed pursuant to the Trust Agreement.

       "Trust Agreement": The Trust Agreement among SASCO, the Master Servicer and the Trustee relating to the issuance of Certificates and into which these Standard Terms are incorporated by reference.

       "Trust Estate": The segregated pool of assets transferred and assigned to the Trustee for the benefit of the Certificateholders by SASCO pursuant to the conveyance clause of the Trust Agreement.

       "Trustee": The bank or trust company identified as the Trustee in the Trust Agreement.

       "Trustee Fee": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period.

       "Trustee Fee Rate":  The rate specified as such in the Trust Agreement.

       "Trustee Mortgage Loan File": With respect to each Cooperative Loan, the file containing the documents specified in the Trust Agreement. With respect to each Mortgage Loan that is not a Cooperative Loan, unless otherwise specified in the Trust Agreement, the file containing the following documents, together with any other Mortgage Loan Documents held by the Trustee or the Custodian with respect to such Mortgage Loan:

       (a) the original Mortgage Note, endorsed in blank or to the Trustee or the Custodian with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements from the originator and any related power of attorney, surety or guaranty agreement, Note Assumption Rider or buydown agreement;

       (b) the original recorded Security Instrument with evidence of recordation noted thereon or attached thereto, together with any addenda or riders thereto, or a copy of such recorded Security Instrument with such evidence of recordation certified to be true and correct by the appropriate governmental recording office, or, if such original Security Instrument has been submitted for recordation but has not been returned from the applicable public recording office, a photocopy of such Security Instrument certified by an Officer of the Master Servicer or by the title insurance company providing title insurance in respect of such Security Instrument, the closing/settlement - escrow agent or the closing attorney to be a true and correct copy of the original Security Instrument submitted for recordation;

       (c) each original recorded intervening assignment of the Security Instrument as may be necessary to show a complete chain of title from the originator to the related Servicer, Trustee or Custodian, as applicable, with evidence of recordation noted thereon or attached thereto, or a copy of such assignment with such evidence of recordation certified to be true and correct by the appropriate governmental recording office or, if any such Assignment has been submitted for recordation but has not been returned from the applicable public recording office or is not otherwise available, a copy of such certified by an Officer of the Master Servicer to be a true and correct copy of the recorded assignment or the assignment submitted for recordation;

       (d) if an assignment of the Security Instrument to the related Servicer has been recorded or sent for recordation, an original assignment of the Security Instrument from such Servicer in blank or to the Trustee or the Custodian in recordable form;

       (e) an original Title Insurance Policy, Certificate of Title Insurance or a written commitment to issue such a Title Insurance Policy or Certificate of Title Insurance, or a copy of a Title Insurance Policy or Certificate of Title Insurance certified as true and correct by the applicable Insurer;

       (f) if indicated on a Schedule to the Trust Agreement (or otherwise received by the Trustee or the Custodian), the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any; and

       (g) any other items required by the Rating Agencies as a condition to their provision of written confirmation that the ratings on the rated Certificates will not be downgraded (without regard to the Certificate Guaranty Insurance Policy).

       "UCC": The Uniform Commercial Code, as in effect in the State from time to time.

       "Unpaid Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance thereof payable by the Borrower under the terms of the related Mortgage Note.

       "U.S. Person":  A Person other than a Non-U.S. Person.

       "Voting Rights": The portion of the voting rights of all the Certificates that is allocated to any Certificate. Unless otherwise provided in the Trust Agreement, (i) if any Class of Certificates does not have a Certificate Principal Balance or has an initial Certificate Principal Balance that is less than or equal to 1% of the aggregate Certificate Principal Balance of all the Certificates, then 1% of the Voting Rights shall be allocated to each Class of such Certificates and the balance of the Voting Rights shall be allocated among the remaining Classes of Certificates in proportion to their respective Certificate Principal Balances following the most recent Distribution Date, and
(ii) if no Class of Certificates has an initial Certificate Principal Balance that is less than 1% of the aggregate Certificate Principal Balance of all the Certificates, then all the Voting Rights shall be allocated among all the Classes of Certificates in proportion to their respective Certificate Principal Balances following the most recent Distribution Date. Voting Rights allocated to each Class of Certificates shall be allocated in proportion to the respective Percentage Interests of the Holders thereof.

       "Withholding Agent": The Paying Agent or any other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under section 1441 or 1442 of the Code and the Treasury regulations thereunder.

       Section 1.02. Section References; Calculations; Ratings

       (a) Unless otherwise specified herein, all references in these Standard Terms to sections shall mean sections contained in these Standard Terms.

       (b) Unless otherwise provided in the Trust Agreement, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

       (c) Unless otherwise provided in the Trust Agreement, all references herein to any long-term rating category of a Rating Agency shall mean such rating category without regard to any plus or minus or numerical designation.

                                          ARTICLE II
                                      MORTGAGE LOAN FILES

       Section 2.01. Mortgage Loan Files

       Pursuant to the Trust Agreement, SASCO has sold to the Trustee, for the benefit of the Certificateholders without recourse all the right, title and interest of SASCO in and to the Mortgage Loans, any and all rights, privileges and benefits accruing to SASCO under the Sales Agreement and Servicing Agreements with respect to the Mortgage Loans (except, in the case of the Sales Agreement, any rights of SASCO to fees and indemnification by the Seller under such Agreement), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements, and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders as set forth in the conveyance clause of the Trust Agreement. Such sale includes all SASCO's rights to Monthly Payments on the Mortgage Loans due after the Cut-Off Date, and all other payments of principal (and interest) made on or after the Cut-Off Date that are reflected in the initial aggregate Certificate Principal Balance of the Certificates issued pursuant to the Trust Agreement.

       In connection with such sale, SASCO shall deliver, or cause to be delivered, to the Trustee or the Custodian on or before the Closing Date, a Trustee Mortgage Loan File with respect to each Mortgage Loan. If any Security Instrument or assignment of a Security Instrument to the related Servicer, the Trustee, or the Custodian, as applicable, or any intervening assignment is in the process of being recorded on the Closing Date, SASCO shall cause each such original recorded document, or a certified copy thereof, to be delivered to the Custodian promptly following its recordation. SASCO also shall cause to be delivered to the Custodian any other original Mortgage Loan Documents to be included in the Trustee Mortgage Loan File if a copy thereof initially was delivered.

       SASCO has delivered or caused to be delivered to each Servicer, on or before the Closing Date, a Servicer File with respect to each Mortgage Loan serviced by such Servicer. All such documents shall be held by such Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

       Section 2.02. Acceptance by the Trustee

       (a) By its execution of the Trust Agreement, each of the Trustee and the Custodian acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to each Mortgage Loan and all assets included in the Trust Estate in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee represents and warrants that (i) it acquired the Mortgage Loans on behalf of the Trust from SASCO in good faith, for value and without actual notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, but not limited to, federal tax liens or liens arising under ERISA) (it being understood that the Trustee has not undertaken searches (lien records or otherwise) of any public records), (ii) except as permitted in the Trust Agreement, it has not and will not, in any capacity, assert any claim or interest in the Mortgage Loans and will hold (or its agent will hold) such Mortgage Loans and the proceeds thereof in trust pursuant to the terms of the Trust Agreement and (iii) it has not encumbered or transferred its right, title or interest in the Mortgage Loans.

       (b) The Custodian shall deliver to SASCO and the Master Servicer, on the Closing Date, an Initial Certification certifying that, except as specifically noted on a schedule of exceptions thereto and subject to its review as herein provided, it is in possession of a Trustee Mortgage Loan File for each Mortgage Loan that includes each of the documents required to be included therein. Before delivering the Initial Certification, the Custodian shall have examined each Trustee Mortgage Loan File to confirm that (except as specifically noted on a schedule of exceptions thereto):

             (i) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, the Mortgage Note, on the face or the reverse side thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

             (ii) the Mortgage Note bears an endorsement (which appears to be an original) as required pursuant to clause (a) of the definition of Trustee Mortgage Loan File;

             (iii) all documents required to be contained in the Trustee Mortgage Loan File are in its possession or in the possession of a Custodian on its behalf;

             (iv) such documents have been reviewed by it, or by a Custodian on its behalf, and appear regular on their face and relate to such Mortgage Loan; and

             (v) based on its examination, or the examination by a Custodian on its behalf, and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee Mortgage Loan File.

       It is understood that, before delivering the Initial Certification, the Custodian shall examine the Mortgage Loan Documents to confirm that:

             (A) each Mortgage Note and Security Instrument bears a signature or signatures that appear to be original and that purport to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted under the definition of Trustee Mortgage Loan File, that such copies bear a reproduction of such signature or signatures;

             (B) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, neither the Security Instrument nor any assignment, on the face or the reverse side thereof, contains evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

             (C) the principal amount of the indebtedness secured by the Security Instrument is identical to the original principal amount of the Mortgage Note;

             (D) the assignment of the Security Instrument from the Seller is in the form required pursuant to clause (c) of the definition of Trustee Mortgage Loan File and bears a signature or signatures that appear to be original and that purport to be that of the Seller and any other necessary party or, if photocopies are permitted under the definition of Trustee Mortgage Loan File, that such copies bear a reproduction of such signature or signatures;

             (E) if intervening assignments are to be included in the Trustee Mortgage Loan File, each such intervening assignment bears a signature or signatures that appear to be original and that purport to be that of the Mortgagee and/or the assignee (and any other necessary party) or, if photocopies are permitted under the definition of Trustee Mortgage Loan File, that such copies bear a reproduction of such signature or signatures;

             (F) if either a Title Insurance Policy, a Certificate of Title Insurance or a written commitment to issue a Title Insurance Policy is delivered, the address of the real property set forth in such policy, report or written commitment is substantially identical to the address of the real property contained in the Security Instrument; and

             (G) if a Title Insurance Policy or Certificate of Title Insurance is delivered with respect to a Mortgage Loan, such policy or certificate: (i) is for an amount not less than the original principal amount of the related Mortgage Note and (ii) insures (x) in the case of a Senior Mortgage Loan, that the Security Instrument constitutes a valid first lien, senior in priority to all other related deeds of trust, mortgages, deeds to secure debt, financing statements and security agreements and to any related mechanic's liens, judgment liens or writs of attachment and (y) in the case of a Junior Mortgage Loan, that the Security Instrument constitutes a valid second or more junior lien, senior in priority to any related mechanic's liens, judgment liens or writs of attachment but subordinate in priority to certain related deeds of trust, mortgages, deeds to secure debt, financing statements and security agreements with respect to the related Collateral of higher priority (or, if a written commitment to issue a Title Insurance Policy is delivered with respect to a Mortgage Loan, such written commitment obligates the insurer to issue such policy for an amount not less than the original principal amount of the related Mortgage Note).

       (c) Prior to the first anniversary of the Closing Date, the Custodian shall deliver to SASCO and the Master Servicer a Final Certification evidencing the completeness of the Trustee Mortgage Loan File for each Mortgage Loan, with any applicable exceptions noted on such certification.

       (d) In delivering each of the certifications required above, the Custodian shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face or that any document that appears to be an original is in fact an original or (ii) to determine whether any Trustee Mortgage Loan File should include any power of attorney, surety or guaranty agreement, note assumption rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

       (e) On or before the fifth Business Day of each third month, commencing the fourth month following the month in which the Closing Date occurs, the Custodian shall deliver to the Seller a Recordation Report, dated as of the first day of such month, identifying those Mortgage Loans for which it has not yet received (i) an original recorded Security Instrument or a copy thereof certified to be true and correct by the public recording office in possession of such Security Instrument, (ii) an original recorded assignment of the Security Instrument to the related Servicer, the Trustee or the Custodian, as applicable, and any required intervening assignments or copies thereof, in each case, certified to be a true and correct copy by the public recording office in possession of such assignment, or (iii) if an assignment of the Security Instrument to the related Servicer has been recorded or sent for recordation, an original assignment of the Security Instrument from such Servicer in blank or to the Trustee or the Custodian in recordable form.

       (f) The Trustee may, in accordance with Section 8.11 hereof, appoint one or more Custodians to hold the Trustee Mortgage Loan Files on its behalf and to review the Trustee Mortgage Loan Files as provided in this Section 2.02. SASCO shall, upon notice of the appointment of a Custodian, deliver or cause to be delivered all documents to such Custodian that would otherwise be delivered to the Trustee. In such event, the Trustee shall obtain from each such Custodian will deliver, within the specified times, the Initial Certifications, Final Certifications, and Recordation Reports with respect to the Mortgage Loans held and reviewed by such Custodian to SASCO and the Master Servicer in satisfaction of the Trustee's obligation to prepare such certifications and reports. The Trustee shall notify the Custodian of any notices delivered to the Trustee with respect to the Trustee Mortgage Loan Files held by the Custodian.

       Section 2.03. Purchase or Substitution of Mortgage Loans by the Seller, a
                     Servicer or SASCO

       (a) Seller Breach. Upon discovery or notice of any defective document in a Trustee Mortgage Loan File or of any breach by a Seller of any of its representations, warranties or covenants under a Sales Agreement, which defect or breach materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of such Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Custodian or the Trustee shall promptly notify the Master Servicer of such defect or breach and direct the Master Servicer to request that the Seller of such Mortgage Loan cure such defect or breach and, if such Seller does not cure such defect or breach in all material respects within 60 days from the date on which it is notified of such defect or breach, to enforce such Seller's obligation under the Sales Agreement to purchase such Mortgage Loan from the Trustee. In lieu of purchasing any such Mortgage Loan as provided above, if so provided in the Sales Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(h) hereof. Notwithstanding the foregoing, if such defect or breach is or results in a Qualification Defect, such cure, purchase or substitution must take place within 75 days of the Defect Discovery Date. It is understood and agreed that enforcement of the obligation of the Seller to cure, purchase or substitute for any Mortgage Loan as to which a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such defect or breach available to the Trustee on behalf of the Certificateholders; provided, however, that such provision shall not limit the indemnification provisions of Section
8.05 hereof or of any Sales Agreement.

       (b) Servicer Breach. In addition to taking any action required pursuant to Section 7.01, upon discovery or notice of any breach by a Servicer of any representation, warranty or covenant under the Servicing Agreement which materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such breach shall be deemed to have materially and adversely affected the value of such Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such breach), the Trustee shall promptly notify the Master Servicer of such breach and direct the Master Servicer to request that the Servicer of such Mortgage Loan cure such breach and, if such Servicer does not cure such breach in all material respects within 60 days from the date on which it is notified of such breach, to enforce the obligation of such Servicer under the Servicing Agreement to purchase such Mortgage Loan from the Trustee. Notwithstanding the foregoing, if such breach results in a Qualification Defect, such cure or purchase must take place within 75 days of the Defect Discovery Date.

       If a Seller has breached a representation or warranty under a Sales Agreement that is substantially identical to a representation or warranty breached by a Servicer, the Master Servicer shall first proceed against such Seller. If such Seller does not, within 60 days after notification of the breach, take steps to cure such breach or purchase or substitute for the Mortgage Loan, the Master Servicer shall enforce the obligation of such Servicer under the Servicing Agreement to cure such breach or purchase the Mortgage Loan from the Trust as provided in this Section 2.03(b).

       Except as specifically set forth herein, the Trustee shall have no responsibility to enforce any provision of the Sales Agreement or Servicing Agreements assigned to it hereunder, to oversee compliance therewith, or to take notice of any breach or default thereunder. No successor servicer shall have any obligation to repurchase a Mortgage Loan except to the extent specifically set forth in the Servicing Agreement signed by such successor servicer.

       (c) SASCO Breach. Within 90 days of the earlier of discovery or receipt of notice by SASCO of the breach of any of its representations or warranties set forth in Section 2.04 hereof with respect to any Mortgage Loan, which breach materially and adversely affects the value of such Mortgage Loan or the interest of the Trust therein (it being understood that any such breach shall be deemed to have materially and adversely affected the value of such Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such breach), SASCO shall (i) cure such breach in all material respects, (ii) purchase such Mortgage Loan from the Trustee, or (iii) remove such Mortgage Loan from the Trust (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(h) hereof. Notwithstanding the foregoing, if such breach results in a Qualification Defect, such cure, purchase or substitution must take place within 75 days of the Defect Discovery Date.

       (d) Assignment Failure. If an Assignment of a Security Instrument to the related Servicer, the Trustee, or the Custodian, as applicable, as required pursuant to the definition of Trustee Mortgage Loan File has not been recorded within one year of the Closing Date, the Master Servicer shall enforce the related Servicer's obligation set forth in the related Servicing Agreement either to (i) purchase the related Mortgage Loan from the Trustee on behalf of the Certificateholders or (ii) if there have been no defaults in the Monthly Payments on such Mortgage Loan, deposit an amount equal to the Purchase Price of such Mortgage Loan into an escrow account maintained by the Paying Agent (which account shall not be an asset of the Trust or any REMIC) as required by the related Servicing Agreement. Any such amounts deposited to an escrow account, plus any earnings thereon, shall (i) be released to the related Servicer upon receipt by the Trustee of satisfactory evidence that an Assignment has been recorded in the name of such Servicer, the Trustee, or the Custodian, as applicable, as required pursuant to the definition of Trustee Mortgage Loan File (and, if the Assignment has been recorded in the name of the Servicer, satisfactory evidence that an original Assignment from such Servicer in blank or to the Trustee or the Custodian in recordable form has been deposited into the Trustee Mortgage Loan File) or (ii) be applied to purchase the related Mortgage Loan in the event that the Master Servicer notifies the Trustee that there has been a default thereon. Any amounts in the escrow account may be invested in Permitted Investments at the written direction of the Master Servicer.

       (e) Converted Mortgage Loans. Upon receipt of written notice from the Master Servicer of the conversion of any ARM Loan to a Converted Mortgage Loan, the Master Servicer shall enforce the Servicer's obligation, if any, set forth in the Servicing Agreement or the Seller's obligation, if any, set forth in the Sales Agreement to purchase such Converted Mortgage Loan from the Trustee. If the Servicer or the Seller defaults upon its obligation to purchase any Converted Mortgage Loan, and such default remains unremedied for a period of five Business Days after written notice of such default shall have been given by the Master Servicer to the Servicer or the Seller, as applicable, then the Master Servicer shall use its best efforts to cause such Converted Mortgage Loan to be sold for settlement on the last day of any month to any Person which the Master Servicer may in its sole discretion select. The Master Servicer shall not cause a Converted Mortgage Loan to be sold or otherwise transferred to a Person other than the Servicer or the Seller (or any other Person who has a preexisting obligation to purchase such Mortgage Loan) unless (i) upon such sale or other transfer the Trust would receive a net amount at least equal to the Purchase Price and (ii) if the Purchase Price exceeds the Basis Limit Amount, the Master Servicer receives an Opinion of Counsel (which Opinion of Counsel will not be an expense of the Master Servicer or the Trustee) that such sale or other transfer will not result in the imposition of a "prohibited transaction" tax (as such term is defined in the Code) on the related REMIC or jeopardize its status as a REMIC. Any such Converted Mortgage Loan which is not purchased by the Servicer or the Seller and which the Master Servicer is unable to sell shall remain in the Trust.

       (f) Delinquent Mortgage Loans. SASCO may, but is not obligated to, purchase any Mortgage Loan that is delinquent in payment by 90 days or more for a price equal to the greater of the Purchase Price for such Mortgage Loan or the fair market value thereof at the time of purchase.

       (g) Purchase Price. Unless otherwise provided in the Trust Agreement, the purchase of any Mortgage Loan from the Trust pursuant to this Section 2.03 shall be effected for the related Purchase Price. If the Purchaser is a Servicer, the Purchase Price shall be deposited into its Servicer Custodial Account. If the Purchaser is other than the Servicer, the Purchase Price shall be deposited into the Master Servicer Custodial Account. Within five

Business Days of its receipt of such funds or certification by the Master Servicer that such funds have been deposited in the appropriate Servicer Custodial Account or in the Master Servicer Custodial Account, the Trustee shall release or cause to be released to the Purchaser the related Trustee Mortgage Loan File and the related Servicer File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, in form as presented by the Purchaser and satisfactory to the Trustee, as shall be necessary to vest in the Purchaser title to any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Trustee Mortgage Loan File or Servicer File. The Master Servicer shall use its best efforts to cause the Servicer of any Deleted Mortgage Loan to release to the Purchaser the Servicer File relating thereto.

       (h) Substitution. Unless otherwise provided in the Trust Agreement, the right to substitute a Qualified Substitute Mortgage Loan for any Deleted Mortgage Loan that is an asset of the Trust shall be limited to (i) in the case of substitutions pursuant to Section 2.03(a) or 2.03(c) hereof, the one-year period beginning on the Closing Date and (ii) in the case of any other substitution, the three-month period beginning on the Closing Date.

       As to any Deleted Mortgage Loan for which SASCO or a Seller substitutes one or more Qualified Substitute Mortgage Loans, SASCO or the Seller, as the case may be, shall effect such substitution by delivering to the Custodian for each such Qualified Substitute Mortgage Loan the related Mortgage Note, the related Security Instrument, the related Assignment(s), and such other documents and agreements, with all necessary endorsements thereon, as are required to be included in the Trustee Mortgage Loan File pursuant to Sections 1.01 and 2.01 hereof, together with a certificate of an Officer of SASCO to the effect that each such Qualified Substitute Mortgage Loan complies with the terms of the Trust Agreement. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust and will be retained by SASCO or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the first day of the month in which the substitution occurs, and SASCO or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of the Trust Agreement and the substitution of each such Qualified Substitute Mortgage Loan. Each Qualified Substitute Mortgage Loan shall be subject, as of the date of its substitution, to the terms of the Trust Agreement in all respects (including the representations and warranties of SASCO with respect to the Mortgage Loans set forth in the Trust Agreement). In addition, in the case of any substitution effected by a Seller, each Qualified Substitute Mortgage Loan shall be subject, as of the date of its substitution, to the terms of the related Sales Agreement (including the representations and warranties of the Seller with respect to the Mortgage Loans set forth in the Sales Agreement). The Trustee shall, within five Business Days of its receipt of the documents referred to above, effect the conveyance of such Deleted Mortgage Loan to SASCO or the Seller, as the case may be, in accordance with the procedures specified above.

       For any month in which SASCO or a Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine and notify the Trustee in writing of the amount, if any, by which the aggregate Unpaid Principal Balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Unpaid Principal Balance of all such Deleted Mortgage Loans (after application of Monthly Payments due in the month of substitution) (the "Substitution Shortfall"). On the date of such substitution, SASCO or the Seller, as the case may be, shall deliver or cause to be delivered to the Paying Agent, for deposit into the Asset Proceeds Account, an amount equal to the Substitution Shortfall.

       (i) Determination of Purchase Price. The Master Servicer shall be responsible for determining the Purchase Price of any Mortgage Loan for purposes of this Section 2.03 and, where appropriate, the Basis Limit Amount for any Converted Mortgage Loan that is sold by the Trust, and shall at the time of any purchase or escrow of funds pursuant to this Section 2.03 certify such amounts to the Trustee. If the Master Servicer shall certify to the Trustee in writing that there is a miscalculation of the amount to be paid to the Trust, the Trustee shall, from monies in the Asset Proceeds Account, return any overpayment that the Trust received as a result of such miscalculation to the applicable Purchaser upon the discovery of such overpayment, and the Master Servicer shall collect from the applicable Purchaser for payment to the Trustee any underpayment that resulted from such miscalculation upon the discovery of such underpayment. Recovery may be made either directly or by set-off of all or any part of such underpayment against amounts owed by the Trust to such Purchaser.

       (j) Qualification Defect. If (i) any Person required to cure, purchase or substitute for a Mortgage Loan affected by a Qualification Defect under the terms of the Trust Agreement or a separate agreement fails to perform within the earlier of (A) 75 days of the Defect Discovery Date or (B) the time limit set forth in the Trust Agreement or such separate agreement or (ii) no Person is obligated to cure, purchase or substitute for a Mortgage Loan affected by a Qualification Defect, the Trustee shall dispose of such Mortgage Loan in such manner and for such price as the Master Servicer notifies the Trustee in writing are appropriate, provided that the removal of such Mortgage Loan occurs on or before the 90th day from the Defect Discovery Date. It is the express intent of the parties that a Mortgage Loan affected by a Qualification Defect be removed from the Trust before the 90th day from the Defect Discovery Date so that the related REMIC(s) will continue to qualify as a REMIC(s). Accordingly, the Trustee is not required to sell an affected Mortgage Loan for its fair market value nor shall the Trustee be required to make up any shortfall resulting from the sale of such Mortgage Loan. The Person failing to cure, purchase, or substitute for a Mortgage Loan as required under the terms of the Trust Agreement shall be liable to the Trust for (i) any difference between (A) the Unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate to the date of disposition and (B) the net amount received by the Trustee from the disposition (after the payment of related expenses), (ii) interest on such difference at the related Mortgage Interest Rate from the date of disposition to the date of payment and (iii) any legal and other expenses incurred by or on behalf of the Trust in seeking such payments. The Master Servicer shall pursue the legal remedies of the Trust relating to this Section 2.03(j) on the Trust's behalf, and the Trust shall reimburse the Master Servicer for any legal or other expenses of the Master Servicer related to such pursuit not recovered from the Person that failed to cure, purchase, or substitute for a Mortgage Loan as required under the terms of the Trust Agreement.

       (k) Any Person required under this Section 2.03 to give notice or to make a request of another Person to give notice shall give such notice or make such request promptly.

       Section 2.04. Representations and Warranties of SASCO

       SASCO hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein:

             (a) SASCO has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the Commonwealth of Virginia with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under the Trust Agreement, and has duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases any material properties, except where the failure so to qualify would not have a material adverse effect on SASCO;

             (b) The Trust Agreement, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a legal, valid and binding agreement of SASCO, enforceable against SASCO in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

             (c) Neither the execution and delivery by SASCO of the Trust Agreement, nor the consummation by SASCO of the transactions therein contemplated, nor compliance by SASCO with the provisions thereof, will
       (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or by-laws of SASCO or any law, governmental rule or regulation or any judgment,

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       decree or order binding on SASCO or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which SASCO is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument;

             (d) There are no actions, suits or proceedings against, or investigations of, SASCO pending, or, to the knowledge of SASCO, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of the Trust Agreement or (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Trust Agreement;

             (e) The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects at the date or dates with respect to which such information is furnished;

             (f) With respect to each Mortgage Loan, SASCO either is (i) the owner of such Mortgage Loan or (ii) the holder of a first, second, or more junior (as applicable) priority perfected security interest in the Collateral securing such Mortgage Loan subject, in the case of any Junior Mortgage Loan, to any lien on the related Collateral that is senior in priority to the lien represented by such loan, and subject, in the case of any Mortgage Loan, to any exceptions of title set forth in the title insurance policy with respect to such loan that are generally acceptable to home equity mortgage lending institutions and such other exceptions to which similar properties commonly are subject, provided such exceptions do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by the related Collateral;

             (g) SASCO has acquired its ownership of, or security interest in, each Mortgage Loan in good faith without notice of any adverse claim;

             (h) SASCO has not assigned any interest or participation in any Mortgage Loan (or, if any such interest or participation has been assigned, it has been released); and

             (i)   SASCO has full right to sell the Trust Estate to the Trustee.

       It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Trustee Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by SASCO, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties to the Trust Agreement. It is understood and agreed that the obligations of SASCO set forth in Section 2.03(c) to cure, repurchase or substitute for a Mortgage Loan constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04. It is further understood and agreed that SASCO shall be deemed not to have made the representations and warranties in this Section 2.04 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 2.04, by any Servicer in the related Servicing Agreement assigned to the Trustee or any Seller in the related Sales Agreement assigned to the Trustee.

       Section 2.05. Representations and Warranties of the Master Servicer

       The Master Servicer hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein:

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             (a) The Master Servicer has been duly incorporated and is validly existing as a bank or a corporation and in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under the Trust Agreement, and has duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business or in which the performance of its duties under the Trust Agreement would require such qualification, except where the failure so to qualify would not have a material adverse effect on the performance of its obligations under the Trust Agreement;

             (b) The Trust Agreement, assuming due authorization, execution and delivery by SASCO and the Trustee, constitutes a legal, valid and binding agreement of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

             (c) Neither the execution and delivery by the Master Servicer of the Trust Agreement, nor the consummation by the Master Servicer of the transactions therein contemplated, nor compliance by the Master Servicer with the provisions thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of association or incorporation (or corresponding charter document) or by-laws of the Master Servicer or any law, governmental rule or regulation or any judgment, decree or order binding on the Master Servicer or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Master Servicer is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

             (d) There are no actions, suits or proceedings against, or investigations of, the Master Servicer pending, or, to the knowledge of the Master Servicer, threatened, before any court, administrative agency or other tribunal which would prohibit the Master Servicer from entering into the Trust Agreement or performing its obligations under the Trust Agreement; and

             (e) If the Master Servicer is not a national banking association, the Master Servicer maintains a Master Servicer Errors and Omissions Policy and a Master Servicer Fidelity Bond which cover the Master Servicer's performance under the Trust Agreement, and such policy and bond are in full force and effect.

       Upon the discovery by SASCO, the Master Servicer or the Trustee of a breach of any of the foregoing representations or warranties which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties to the Trust Agreement.

                                          ARTICLE III
                                  ADMINISTRATION OF THE TRUST

       Section 3.01. Master Servicer Custodial Account

       (a) Establishment. The Master Servicer shall establish a Master Servicer Custodial Account into which the Master Servicer shall deposit payments, collections and Advances with respect to the Mortgage Loans until such amounts are transferred to the Asset Proceeds Account as provided herein. The Master Servicer may elect to use a single Master Servicer Custodial Account for more than one Series of Certificates (and for more than one group of Mortgage Loans if the Mortgage Loans for a Series of Certificates are to be held in separate groups), but shall

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maintain separate accounting records for each Series of Certificates (and for each group of Mortgage Loans with respect to a Series of Certificates). Each Master Servicer Custodial Account shall be an Eligible Account and shall reflect the custodial nature of the account and that all funds in such account (except interest earned thereon) are held in trust for the benefit of the Trustee. Unless otherwise provided in the Trust Agreement, the owner of the Master Servicer Custodial Account shall be the Master Servicer. To the extent provided in the REMIC Provisions or proposed temporary or final regulations, any amounts transferred by a REMIC to the Master Servicer Custodial Account shall be treated as amounts distributed by such REMIC to the Master Servicer. The Master Servicer Custodial Account shall not be considered an asset of the Trust or any REMIC. The Master Servicer shall notify the Trustee of the location and account number of such Master Servicer Custodial Account and of any changes in the location or account number of such account.

       (b) Deposits. On each Remittance Date, the Master Servicer shall withdraw from the Servicer Custodial Account maintained by each Servicer and deposit into the Master Servicer Custodial Account an amount with respect to each Mortgage Loan serviced by such Servicer equal to:

             (i) all Monthly Payments received by such Servicer during the preceding Due Period, whether paid by the Borrower or advanced by such Servicer, minus the Servicing Fee due such Servicer to the extent paid by the Borrower after the payment of Month-End Interest;

             (ii) all Monthly Payments made by the Borrower after their Due Date that were not paid or advanced pursuant to Section 3.01(b)(i) hereof;

             (iii) all other payments (other than late charges, conversion fees and similar charges and fees retained by such Servicer pursuant to the Servicing Agreement) received by such Servicer in connection with any unscheduled principal payments or recoveries on such Mortgage Loan during the preceding Prepayment Period, including Liquidation Proceeds and Insurance Proceeds, together with any interest thereon paid by or for the account of the Borrower minus the sum of (A) expenses associated with such recovery, (B) any Advances on such Mortgage Loan paid by such Servicer and (C) the Servicing Fee allocable thereto; and

             (iv) the Purchase Price of such Mortgage Loan if such Mortgage Loan was purchased by the Servicer from the Trust during the preceding Prepayment Period.

       (c) Withdrawals. On each Business Day, the Master Servicer may withdraw from the appropriate Master Servicer Custodial Account (to the extent the funds therein are not invested) any Non-Recoverable Advance and any Advance previously made with respect to a Mortgage Loan as to which a late payment, Liquidation Proceeds or Insurance Proceeds have been received (but only to the extent of such late payment, Liquidation Proceeds or Insurance Proceeds).

       On or prior to each Master Servicer Remittance Date, the Master Servicer shall remit from the funds in the Master Servicer Custodial Account by wire transfer (or as otherwise instructed by the Trustee) in immediately available funds to the Asset Proceeds Account an amount equal to the sum of the following:

             (i) all Monthly Payments received by the Master Servicer during the preceding Due Period, whether paid by the Borrower or advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, minus the sum of (A) the Servicing Fees due the Servicer to the extent paid by the Borrower (net of any payments on account of Month End Interest required pursuant to Section 3.05 hereof or the Servicing Agreement) and (B) the Master Servicing Fee to the extent paid by the Borrower or advanced by the Servicer or the Master Servicer;

             (ii) all Monthly Payments made by a Borrower after their Due Date that were not paid or advanced pursuant to Section 3.01(c)(i) hereof, net of the Master Servicing Fee;

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




             (iii) all other payments received by the Master Servicer in connection with any unscheduled principal payments or recoveries on the Mortgage Loans during the preceding Prepayment Period, including Liquidation Proceeds and Insurance Proceeds, together, with respect to prepayments or Liquidation Proceeds or Insurance Proceeds received during the preceding month, with any interest thereon received by the Master Servicer (net of the Master Servicing Fee attributable thereto); and

             (iv) the Purchase Price of any Mortgage Loans purchased from the Trust during the preceding Prepayment Period, less any amounts due the Servicer or the Master Servicer on account of Advances, the Servicing Fee or the Master Servicing Fee attributable to such Mortgage Loans.

       (d) Investment. The Master Servicer shall cause the funds in the Master Servicer Custodial Account to be invested in Permitted Investments with a maturity prior to the next Master Servicer Remittance Date. Net investment income on the funds in the Servicer Custodial Account shall be released to the Servicer as a part of the Servicer Compensation on or before each Distribution Date, unless the Trust Agreement provides that such net investment income is to be applied to the payment of Month End Interest Shortfall or other amounts due from the Master Servicer. If there is a loss on the investments in the Master Servicer Custodial Account for any month, the Servicer shall deposit the amount of such loss into the Master Servicer Custodial Account on or before the related Distribution Date.

       Section 3.02. Asset Proceeds Account

       (a) Deposits. The Trustee shall establish and maintain with the Paying Agent one or more accounts (collectively, the "Asset Proceeds Account") held in trust for the benefit of the Certificateholders. Each Asset Proceeds Account shall be an Eligible Account. On each Distribution Date, the Paying Agent shall deposit into the Asset Proceeds Account the following amounts, to the extent not previously deposited therein:

             (i) the amount to be deposited from the Master Servicer Custodial Account pursuant to Section 3.01(c);

             (ii)  Advances;

             (iii) the amount required to effect a Terminating Purchase pursuant to Section 9.02 hereof; and

             (iv) amounts required to be deposited from any Credit Enhancement, Reserve Fund, Interest Fund, or other fund as provided in the Trust Agreement.

       (b) Withdrawal. Unless otherwise provided in the Trust Agreement, on each Distribution Date, the Paying Agent shall withdraw all monies in the Asset Proceeds Account in accordance with the amounts set forth in the statement furnished by the Master Servicer pursuant to Section 4.01 hereof in the following order of priority and for the purposes indicated:

             (i) to pay itself the Trustee Fee with respect to such Distribution Date (unless the Trustee Fee is to be paid by the Master Servicer out of its Master Servicing Fee);

             (ii) to pay each Servicer its Servicing Fee with respect to such Distribution Date, to the extent not retained by such Servicer;

             (iii) to pay the Master Servicer the Master Servicing Fee with respect to such Distribution Date, to the extent not previously paid to the Master Servicer;

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



             (iv) to pay each Credit Enhancement provider its Credit Enhancement Fee with respect to such Distribution Date unless provision therefore is otherwise made in the Trust Agreement;

             (v) to reimburse the Trustee, the Master Servicer and each Servicer, in that order of priority, for any Advance previously made that has been determined to be a Non-Recoverable Advance;

             (vi) to reimburse SASCO or the Master Servicer for expenses incurred by or reimbursable to it pursuant to Section 6.03;

             (vii) to refund any overpayment of the Purchase Price of a Mortgage Loan; and

             (viii) to make the payments provided for in the Trust Agreement.

       (c) Accounting. The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and from the Asset Proceeds Account.

       (d) Investment. No later than the close of business on the day preceding the Master Servicer Remittance Date, the Master Servicer shall direct the Paying Agent in writing (which may be in the form of standing instructions) as to the investment of funds (which funds, if received by noon, Houston time, shall be invested in Permitted Investments) in the Asset Proceeds Account for the period from the Master Servicer Remittance Date through the Distribution Date. Net investment income on funds in the Asset Proceeds Account shall be released to the Master Servicer as part of the Master Servicer Compensation on or before the fifth Business Day of the month following the month in which the related Distribution Date occurs, unless the Trust Agreement provides that such net investment income is to be applied to the payment of other amounts due from the Master Servicer.

       Section 3.03. Issuing REMIC Accounts

       (a) With respect to any Double REMIC Series, the Paying Agent shall establish one or more Subaccounts of the Distribution Account. Unless otherwise provided in the Trust Agreement, the Subaccounts will be Regular Interests in the Pooling REMIC and the Paying Agent shall deposit all payments with respect to such Regular Interests into such Subaccounts.

       (b) With respect to any Double REMIC Series, the Paying Agent may establish one or more accounts into which the Paying Agent may deposit all payments on account of the Residual Interest in the Pooling REMIC and any Regular Interests in the Pooling REMIC that are not considered assets of the Issuing REMIC and from which the Paying Agent may withdraw funds to pay the Certificates that do not evidence interests in the Issuing REMIC. In lieu of establishing such accounts, the Paying Agent may pay on each Distribution Date to the Holders of the Certificates that do not evidence interests in the Issuing REMIC the amounts that are due with respect to such Certificates. In addition, with respect to a Double REMIC Series, upon payment in full of all related Regular Interests and all administrative costs of the related Trust and each related REMIC, any amount remaining in the Asset Proceeds Account may be distributed directly to the Holders of the Certificate representing beneficial ownership of the Residual Interest in the Pooling REMIC.

       Section 3.04. Advances by Master Servicer and Trustee

       (a) To the extent not made by the Servicer of a Mortgage Loan, the Master Servicer shall be obligated to make Advances with respect to such Mortgage Loan to the extent the Master Servicer determines, in good faith, that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or subsequent payments by the Borrower of such Mortgage Loan. If the Master Servicer determines that all, or a portion of, any Advance required by this Section 3.04 is not so recoverable, the Master Servicer shall promptly deliver to the Trustee an

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



Officer's certificate setting forth the reasons for such determination and the amount of the Non-Recoverable Advance (a "Non-Recoverability Certificate"). Subject to the foregoing:

             (i) Prior to the close of business on the Business Day prior to each Master Servicer Remittance Date, the Master Servicer shall determine whether and to what extent any Servicers have failed to make any Advances in respect of Monthly Payments that were due on the previous Due Date. The Master Servicer shall make an Advance to the Master Servicer Custodial Account in the amount, if any, of the aggregate Monthly Payments (less applicable Servicing Fees) on the Mortgage Loans that were due on such Due Date but which were not received or advanced by the Servicers and remitted to the Master Servicer Custodial Account prior to such Master Servicer Remittance Date. Each such Advance shall be remitted in immediately available funds to the Master Servicer Custodial Account on or before such Master Servicer Remittance Date.

             (ii) To the extent not made by a Servicer, the Master Servicer shall make Advances from time to time for attorneys' fees and court costs incurred, or which reasonably can be expected to be incurred, for the foreclosure of any Mortgage Loan or for any transaction in which the Trustee is expected to receive a deed-in-lieu of foreclosure.

             (iii) In the event that any Mortgaged Premises shall be damaged or destroyed and the Servicer of the related Mortgage Loan fails to Advance the funds necessary to repair or restore the damaged or destroyed Mortgaged Premises, then the Master Servicer shall Advance such funds and take such other action as is necessary to repair or restore the damage or loss.

             (iv) To the extent a Servicer is required to Advance funds sufficient to pay the taxes or insurance premiums with respect to a Mortgage Loan pursuant to Section 380 of the Guide and fails to make such Advance, the Master Servicer shall Advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

             (v) In the event that any Servicer fails to remit to the Master Servicer Custodial Account, on or before the Master Servicer Remittance Date, the full amount of the funds in the custody or under the control of the Servicer that the Servicer is required to remit under its Servicing Agreement, then the Master Servicer shall Advance and remit to the Master Servicer Custodial Account an amount equal to the required remittance on or before the Master Servicer Remittance Date for the month in which such funds were required to be remitted by the Servicer under the Servicing Agreement.

       (b) Any Advance made by the Master Servicer under this Section 3.04 which the Master Servicer shall ultimately determine in its good faith judgment to be non-recoverable from Insurance Proceeds, Liquidation Proceeds, the related Servicer, or subsequent payments by the Borrower shall be a Non-Recoverable Advance. The determination by the Master Servicer that it has made a Non-Recoverable Advance shall be evidenced by a Non- Recoverability Certificate of the Master Servicer promptly delivered to the Trustee setting forth the reasons for such determination. Following the Trustee's receipt of such Non-Recoverability Certificate, the Master Servicer shall be entitled to reimbursement for such Non-Recoverable Advance as provided herein.

       (c) If the Master Servicer fails to make any Advance required of it hereunder, the Trustee shall, to the maximum extent permitted by law, make such Advance in its stead, and, in such event, the Trustee shall be entitled to receive the Master Servicing Fee payable with respect to the Distribution Date related to such Master Servicer Remittance Date; provided, however, that in no event shall the Trustee, whether as Trustee, Master Servicer or Servicer, be deemed to have assumed the obligations of any Person to purchase any Mortgage Loan from the Trust for breach of representations or warranties or as a Converted Mortgage Loan or otherwise or to make any Advances or pay Month End Interest with respect to any Mortgage Loan except to the extent specifically provided in Sections 3.04 and 3.05 hereof. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated

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



to make an Advance that it reasonably believes to be a Non-Recoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its Non-Recoverability Certificate.

       (d) To the extent that any Advance has been made by the Trustee, the Trustee shall be entitled to reimbursement therefor at the times and to the same extent as either the Servicer or the Master Servicer would have been so entitled had such Person originally made such Advance, whether or not any provision of the Trust Agreement specifically references the right of the Trustee to such reimbursement. In the event that the Trustee determines that it is prevented by law from making an Advance, the Trustee will notify the Master Servicer within one (1) Business Day of such determination.

       (e) Notwithstanding anything herein to the contrary, no Advance shall be required to be made by the Master Servicer or the Trustee to the extent that making such Advance would result in the amount of aggregate Advances then outstanding and unreimbursed by the Master Servicer or the Trustee to exceed the Master Servicer Advance Amount.

       Section 3.05. Month End Interest

       Unless otherwise provided in the Servicing Agreement, the Servicer shall pay and deposit into the Servicer Custodial Account, on or before each Servicer Remittance Date, an amount equal to Month End Interest with respect to the preceding month, but only to the extent of the Servicer Fee payable with respect to the preceding month. Such payment will not be considered a Non-Recoverable Advance. The Servicer shall not be entitled to any recovery or reimbursement of such payment from the Master Servicer, the Trustee or the Certificateholders.

       Section 3.06. Trustee to Cooperate; Release of Mortgage Files

       The Trustee shall, if requested by any Servicer with a rating satisfactory to the Trustee, execute a power of appointment pursuant to which the Trustee shall authorize, make, constitute and appoint designated officers of such Servicer with full power to execute in the name of the Trustee (without recourse, representation or warranty) any deed of reconveyance, any substitution of trustee documents or any other document to release, satisfy, cancel or discharge any Security Instrument or Mortgage Loan upon its payment in full or other liquidation; provided, however, that such power of appointment shall be limited to the powers listed above. The Servicer shall promptly forward to the Trustee for its files copies of all documents executed pursuant to such power of appointment.

       Upon the liquidation of any Mortgage Loan, the Servicer of such Mortgage Loan shall remit the proceeds thereof to its Servicer Custodial Account and, unless such Servicer has been given a power of appointment as provided in the proceeding paragraph, deliver to the Master Servicer a Request for Release requesting that the Trustee execute such instrument of release or satisfaction as is necessary to release the related Collateral from the lien of the Security Instrument. Upon the Master Servicer's receipt of such Request for Release and its confirmation that all amounts required to be remitted to the appropriate Servicer Custodial Account in connection with such liquidation have been so deposited, the Master Servicer shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such Request for Release, release, or cause the Custodian to release, the related Trustee Mortgage Loan File to the Master Servicer or the Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Master Servicer Custodial Account or the Asset Proceeds Account.

       From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, but not limited to, collection under any Title Insurance Policy, Primary Mortgage Insurance policy, Flood Insurance policy or Hazard Insurance policy or to effect a partial release of any Collateral from the lien of the Security Instrument, the Servicer shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such Request for Release to

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



the Trustee and the Trustee shall, within five Business Days of its receipt of such Request for Release, release, or cause the Custodian to release, the related Trustee Mortgage Loan File to the Master Servicer or the Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or the Servicer, as the case may be, to return each and every document previously requested from the Trustee Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the related Mortgage Loan has been liquidated and the Liquidation Proceeds relating to such Mortgage Loan have been deposited in the Asset Proceeds Account or the Servicer Custodial Account or (ii) the Trustee Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Premises either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or the Servicer certifying as to the name and address of the Person to which such Trustee Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or the Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Servicer Custodial Account or the Asset Proceeds Account have been so deposited, or that such Mortgage Loan is secured by an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Servicer, as appropriate.

       Upon written certification of the Master Servicer or the Servicer, the Trustee (subject to Section 8.01(e) hereof), shall execute and deliver to the Master Servicer or the Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to a foreclosure proceeding or trustee's sale in respect of a Mortgaged Premises or to any legal action brought to obtain judgment against any Borrower on any Mortgage Note or Security Instrument or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by any Mortgage Note or Security Instrument or otherwise available at law or in equity. Each such certification shall include a request that such pleadings, requests or other documents be executed by the Trustee and a statement as to the reason such pleadings, requests or other documents are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

       Section 3.07 Reports to the Trustee; Annual Compliance Statements

       The Master Servicer shall deliver to the Trustee, on or before April 30 of each year, an Annual Compliance Statement with respect to the Trust Agreement (if the Master Servicer entered into the Trust Agreement on or before the preceding December 31), signed by an Officer of the Master Servicer, certifying that (i) such Officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under the Trust Agreement and (ii) to the best of such Officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Officer and the nature and status thereof, and (iii)
(A) an Officer of the Master Servicer has conducted an examination of the activities of each Servicer during the preceding calendar year and the performance of such Servicer under the related Servicing Agreement, (B) an Officer of the Master Servicer has examined each Servicer's Fidelity Bond and Errors and Omissions Policy and each such bond or policy is in effect and conforms to the requirements of the related Servicing Agreement, (C) the Master Servicer has received from each Servicer such Servicer's annual audited financial statements and such other information as is required by the Guide and
(D) to the best of such Officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Officer and the nature and status thereof. The Trustee shall provide copies of the Annual Compliance Statement to any Certificateholder upon written request provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

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       Section 3.08. Title, Management and Disposition of REO Properties

       (a) If any Mortgaged Premises becomes an REO Property, the Master Servicer shall use its best efforts to cause the Servicer of the related Mortgage Loan to manage, conserve, protect and operate such REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale. If one or more REMIC elections are made with respect to the assets of the Trust, the Master Servicer shall use its best efforts to cause the Servicer to use its best efforts to dispose of any REO Property for its fair market value within twenty-two months of its acquisition by the Trust, unless the Trustee has been granted an extension of time to dispose of such REO Property by the Internal Revenue Service pursuant to section 856(c)(3) of the Code (an "Extension"). If the Trustee has been granted an Extension, the Master Servicer shall continue to use its best efforts to have the Servicer sell the REO Property for its fair market value for the period ending two months prior to the time such Extension expires (the "Extended Period"). If the Servicer is unable to dispose of any REO Property within such twenty-two-month period or Extended Period, as the case may be, the Master Servicer shall use its best efforts to ensure that such REO Property is auctioned to the highest bidder within one month after the end of such twenty-two-month period or Extended Period, as the case may be. If no REMIC election has been or is to be made with respect to the assets of the Trust, the time period for disposing of any REO Property as specified in the preceding two sentences shall be within eleven months of its acquisition by the Trust. In the event of any such sale or auction of an REO Property, the Trustee shall, at the written request of the Master Servicer and upon being provided with appropriate forms therefor, within five Business Days of its receipt of the proceeds of such sale or auction, release or cause to be released to the purchaser the related Trustee Mortgage Loan File and Servicer File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the purchaser title to the REO Property, and upon so doing the Trustee shall have no further responsibility with regard to such Trustee Mortgage Loan File or Servicer File. Neither the Trustee, the Master Servicer nor the Servicer, acting on behalf of the Trust, shall provide financing from the Trust to any purchaser of an REO Property.

       (b) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee for the benefit of the Certificateholders. Each Servicer shall, in accordance with Section 3.08(a) hereof, use its reasonable efforts to sell any REO Property as expeditiously as possible, but in any event within the time period, and subject to the conditions set forth in
Section 3.08(a) hereof. Pursuant to its efforts to sell any REO Property, each Servicer shall either itself, or through an agent selected by it, protect and conserve such REO Property in the same manner and to the same extent as it customarily does in connection with its own real estate acquired through foreclosure or by deed-in-lieu of foreclosure, incident to its conservation and protection of the interests of the Certificateholders, and may rent such REO Property, or any part thereof, as it deems likely to increase the net proceeds distributable to the Certificateholders, subject to the terms and conditions described in this Section 3.08.

       For the purpose of protecting the interests of the Trustee and conserving any REO Property prior to sale, the Servicer of the related Mortgage Loan may contract with any Independent Contractor for the conservation, protection and rental of such REO Property, provided that:

             (i) the terms and conditions of any such contract may not be inconsistent herewith;

             (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, (B) hold all related revenues in a segregated account insured by the FDIC and (C) remit all related revenues collected (net of such costs and expenses retained by such Independent Contractor) to the Servicer on a monthly or more frequent basis; and

             (iii) none of the provisions of this Section 3.08 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee and the Certificateholders with respect to the conservation, protection and rental of such REO Property.

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       A Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. A Servicer or any Independent Contractor shall be entitled to a fee, based on the prevailing market rate (and set in good faith at a reasonable level in the case of a fee payable to a Servicer), for the operation and management of any REO Property, which fee shall be an expense of the Trust payable out of the gross income on such REO Property.

       (c) A Servicer shall deposit all funds collected and received in connection with the operation of any REO Property in its Servicer Custodial Account on or before the second Business Day following receipt of such funds.

       (d) A Servicer, upon the final disposition of any REO Property, shall be entitled to be reimbursed for any unreimbursed Advances and paid any unpaid Servicing Fees with respect to the related Mortgage Loan from the Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, however, that any such unreimbursed Advances or unpaid Servicing Fees may be reimbursed or paid, as the case may be, out of any net rental income or other net amounts derived from such REO Property.

       (e) The final disposition of any REO Property shall be carried out by a Servicer at the fair market value of such REO Property under the circumstances existing at the time of disposition and upon such terms and conditions as such Servicer shall deem necessary or advisable and as are in accordance with accepted servicing practices and in accordance with Section 3.08(a) hereof.

       (f) A Servicer shall deposit the Liquidation Proceeds from the final disposition of any REO Property in its Servicer Custodial Account on or before the second Business Day following receipt of such Liquidation Proceeds and, subject to such withdrawals as may be permitted by Section 3.08(d) hereof, such proceeds shall be transferred to the Asset Proceeds Account pursuant to Section 3.01(c) hereof.

       (g) A Servicer shall prepare and file reports of foreclosure and abandonment in accordance with section 6050J of the Code.

       (h) Notwithstanding any other provision of this Agreement, a Servicer, acting on behalf of the Trustee, shall not rent, lease or otherwise earn income or take any action on behalf of the Trust with respect to any REO Property that might (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 86OG(a)(8) of the Code or (ii) result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of section 86OF(a)(2) of the Code or any "net income from foreclosure property" within the meaning of section 860G(c)(2) of the Code, both of which types of income are subject to tax under the REMIC Provisions, unless the Trustee has received an Opinion of Counsel, at the expense of the Trust (the costs of which shall be recoverable out of such Servicer's Servicer Custodial Account), to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for any related REMIC by such REO Property would not result in the imposition of a tax upon such REMIC.

       Without limiting the generality of the foregoing, neither the Trustee, the Master Servicer nor a Servicer shall knowingly:

             (i) enter into, renew or extend any New Lease with respect to any REO Property if the New Lease by its terms will give rise to any income that does not constitute Rents From Real Property;

             (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents From Real Property;

             (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of section 856(e)(4)(B) of the Code; or

             (iv) Directly Operate, or allow any other Person to Directly Operate, any REO Property on any date more than 90 days after its acquisition date (unless the Person who would Directly Operate such REO Property is an Independent Contractor);

unless, in any such case, the Person proposing to take such action has requested and received the Opinion of Counsel described in the preceding sentence, in which case the Person may take such actions as are specified in such Opinion of Counsel.

       A Servicer shall not acquire any personal property relating to any Mortgage Loan pursuant to this Section 3.08 unless either:

             (i) such personal property is incident to real property (within the meaning of section 856(e)(1) of the Code) so acquired by such Servicer; or

             (ii) such Servicer shall have requested and received an Opinion of Counsel, at the expense of the Trust (the costs of which shall be recoverable out of its Servicer Custodial Account), to the effect that the holding of such personal property by the related REMIC will not cause the imposition of a tax under the REMIC Provisions on any REMIC related to the Trust or cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

       (j) Any actions required or permitted to be taken by a Servicer under this Section 3.08 may be taken by the Master Servicer on behalf of such Servicer.

       (k) Each Servicing Agreement relating to a Trust Agreement shall provide that the related Servicer shall manage, conserve, protect and operate any REO Property as provided in this Section 3.08, and the Master Servicer is hereby obligated to assure that each Servicer complies with the provisions of this
Section 3.08.

       Section 3.09. Amendments to Servicing Agreements; Modification of the
                     Guide

       From time to time SASCO may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to the Guide as SASCO deems necessary or appropriate to confirm or carry out more fully the intent and purpose of the Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder; provided, however, that in no event shall SASCO modify or amend the Guide if such modification or amendment would have an adverse effect on the Certificateholders. Any such modification or amendment of the Guide shall be deemed to have an adverse effect on the Certificateholders if such amendment or modification either results in
(i) the downgrading of the rating assigned by any Rating Agency to the Certificates or (ii) the loss by the Trust or the assets thereof of REMIC status for federal income tax purposes. Prior to the issuance of any such modification or amendment, SASCO shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that SASCO desires to issue and
(iii) the reason or reasons for such proposed modification or amendment.

       Section 3.10. Oversight of Servicing

       The Master Servicer shall supervise, administer, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by such Servicer under its Servicing Agreement (including, but not limited to, such Servicer's obligation to comply with the provisions of Section 3.08 hereof). Without limiting the generality of the

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



foregoing, the Master Servicer, acting with the consent of SASCO but without the consent of the Trustee or any Certificateholder, shall have the power and responsibility for approving the transfer or other assignment of any Servicing Agreement by any Servicer. SASCO shall provide the Master Servicer with a copy of the Servicing Agreement executed by each Servicer as well as the Guide incorporated by reference into such Servicing Agreement on or before the Closing Date. The Master Servicer acknowledges that, prior to taking certain actions required to service the Mortgage Loans, the Guide provides that the Servicer must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by the Servicer with certain provisions of the Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct the Servicer or otherwise respond to any request of the Servicer. In no event shall the Master Servicer instruct the Servicer to take any action, give any consent to action by the Servicer or waive compliance by the Servicer with any provision of the Servicing Agreement if any resulting action or failure to act is inconsistent with the obligations of the Servicer for similarly rated transactions or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates or (ii) the loss by the Trust or the assets thereof of REMIC status for federal income tax purposes.

       The Master Servicer shall instruct each Servicer that it should not take any action to foreclose, or accept a deed in lieu of foreclosure, with respect to any Mortgage Loan if such Servicer knows, or has reason to know, that the related Mortgaged Premises are contaminated with toxic wastes or other hazardous substances.

       During the term of the Trust Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and receive, review and evaluate all reports, information and other data that are provided to the Master Servicer by each Servicer and otherwise exercise reasonable efforts to encourage each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

       For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally assigned and transferred to the Trust. No modification shall be approved unless (i) such modification is occasioned by default or a reasonably foreseeable default or (ii) there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage
Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes.

       The relationship of the Master Servicer or any Servicer to the Trustee under the Trust Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer or partner.

       Section 3.11.  Credit Enhancement

       To the extent provided in the Trust Agreement, one or more forms of Credit Enhancement shall be maintained for the benefit of the Certificateholders. The Trust Agreement shall specify with respect to each such form of Credit Enhancement, among other things, the manner in which any funds relating to such Credit Enhancement are to be invested, the source and manner of payment of any Credit Enhancement Fees, the circumstances, if any, under which supplemental or replacement Credit Enhancement shall be obtained, the manner in which such Credit Enhancement is to be enforced, and whether such Credit Enhancement covers or will cover other Series of Certificates.

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                                          ARTICLE IV
                           REPORTING/REMITTING TO CERTIFICATEHOLDERS

       Section 4.01. Statements to Certificateholders

       Unless otherwise provided in the Trust Agreement: (i) on or before each Master Servicer Reporting Date, the Master Servicer shall prepare and deliver to the Trustee a Monthly Statement and (ii) on the Distribution Date following each Master Servicer Reporting Date, the Trustee shall forward a copy of such Monthly Statement by mail to each Certificateholder. Each Monthly Statement shall contain the following information:

       (a) the amount of the distribution to be made on such Distribution Date to be applied to reduce the Certificate Principal Balance of each Class of Certificates, separately identifying the amounts, if any, of any prepayments;

       (b) the amount of the distribution to be made on such Distribution Date allocable to interest with respect to each Class of Certificates, and the Pass-Through Rate applicable to each Class of Certificates;

       (c) the amount of the Master Servicing Fee to be paid to the Master Servicer on such Distribution Date, the amount of the Trustee Fee to be paid to the Trustee on such Distribution Date, the amount of the Servicing Fees to be paid to the Servicers on such Distribution Date, the amount of any Credit Enhancement Fees to be paid to the providers of any related Credit Enhancement on such Distribution Date, and such other customary information as the Master Servicer deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

       (d) the aggregate amount of outstanding Advances, together with Non-Recoverable Advances, if any, at the close of business on such Distribution Date;

       (e) the aggregate Scheduled Principal Balance of the Mortgage Loans as of such Distribution Date and the number of Mortgage Loans outstanding on such Distribution Date;

       (f) the number and aggregate principal balance of Mortgage Loans (i) delinquent two months (i.e., 60 to 89 days), (ii) delinquent three months (i.e., 90 days or longer) and (iii) as to which foreclosure proceedings have been commenced;

       (g) the number and aggregate Unpaid Principal Balance of Mortgage Loans that are secured by REO Properties;

       (h) the aggregate Certificate Principal Balance of each Class of Certificates after giving effect to the distribution to be made on such Distribution Date, separately identifying any reduction thereof on account of Realized Losses;

       (i) the amount of Realized Losses incurred during the preceding Prepayment Period and since the CutOff Date, separately identifying any Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses, if such losses are separately allocated;

       (j) the amount of Month End Interest Shortfall, Soldiers' and Sailors' Shortfall and Realized Interest Shortfall incurred during the preceding Due Period;

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



       (k) the aggregate amount of interest remaining unpaid, if any, for each Class of Certificates (exclusive of Interest Shortfalls and Realized Interest Shortfall allocated to such Class), after giving effect to the distribution to be made on such Distribution Date;

       (l) the aggregate amount of payments made, if any, since the Closing Date under each form of Credit Enhancement and the amount, if any, remaining available under each form of Credit Enhancement;

       (m) the Senior Percentage and the Senior Prepayment Percentage, if any, after giving effect to the distribution to be made, and Realized Losses to be allocated, on such Distribution Date;

       (n) the Subordinated Percentage and the Subordinated Prepayment Percentage, if any, after giving effect to the distribution to be made, and Realized Losses to be allocated, on such Distribution Date; and

       (o) if a REMIC election has been or will be made with respect to the Trust, any reports required to be provided to Certificateholders by the REMIC Provisions.

       In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed with respect to any Certificate as a dollar amount per $1,000 denomination; provided, however, that if any Class of Certificates does not have a Certificate Principal Balance, then the amounts shall be expressed as a dollar amount per 10% Percentage Interest.

       In addition to the Monthly Statement specified above, the Master Servicer shall prepare and deliver to the Trustee prior to each Distribution Date, and the Trustee shall forward to each Holder of a Residual Certificate, if any, on each Distribution Date, a statement setting forth the amounts actually distributed with respect to the Residual Certificates on such Distribution Date and the aggregate Certificate Principal Balance, if any, of any Residual Certificates after giving effect to any distribution to be made on such Distribution Date, separately identifying the amount of Realized Losses allocated to such Residual Certificates for the preceding Prepayment Period.

       Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, based on information provided by the Master Servicer, and deliver a statement containing the information set forth in clauses (a) through (c) above, to each Person who at any time during the calendar year was a Certificateholder that constituted a retail investor or to any other Certificateholder that requests such statement, aggregated for such calendar year or portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in effect.

       Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare and deliver to the Trustee, and the Trustee shall forward by mail to each Person who at any time during such calendar year was a Holder of a Residual Certificate, a statement containing the information provided pursuant to the second preceding paragraph aggregated for such calendar year. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in effect.

       Access to the Monthly Statements and other statements described in this
Section 4.01 may be provided via electronic on-line reports in lieu of forwarding such statements by mail to Certificateholders provided that such electronic on-line reports satisfy the requirements of the Code as from time to time may be in effect.

       Section 4.02. Remittance Reports

       The Master Servicer shall prepare and deliver to the Trustee by mail, facsimile or electronic transfer on or before each Master Servicer Reporting Date, the Remittance Report with respect to the following Distribution Date.

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



Each Remittance Report shall contain the information specified in Exhibit C attached hereto. The information in such report shall be made available by the Trustee to any Certificateholder that requests such report in writing.

       In the event the Master Servicer does not furnish the Remittance Report or any other statement or report as required by this Section 4.02 or Section
4.01 hereof, or if an Officer of the Trustee has actual knowledge that any such Remittance Report or other statement or report is erroneous or inaccurate in any material respect, and if any such Remittance Report or other statement or report is not furnished or corrected, as the case may be, within one Business Day following the date it is due to be delivered, then the Trustee shall request and the Master Servicer shall furnish by electromagnetic tape (or such other medium as the Trustee and the Master Servicer may agree from time to time) the information necessary to enable the Trustee to prepare the Remittance Report and the other statements and reports as required by this Section 4.02 and Section
4.01 hereof, and the Trustee shall thereupon prepare such report and receive the Master Servicing Fee for such month. Upon termination of the Master Servicer pursuant to Section 7.02 hereof, the Trustee shall thereafter undertake all of the obligations of the Master Servicer pursuant to this Section 4.02 and Section
4.01 hereof and shall be entitled to the compensation otherwise payable to the Master Servicer pursuant hereto in consideration of the performance of such obligations.

       The Trustee shall be under no duty and shall have no obligation to recalculate, verify or recompute the information provided to it hereunder by the Master Servicer.

       Section 4.03. Compliance with Withholding Requirements

       Notwithstanding any other provision of the Trust Agreement, each of the Trustee and the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Certificates that the Trustee or the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event either the Trustee or the Paying Agent does withhold any amount from interest or original issue discount payments or Advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate with any payment to such Certificateholder the amount withheld.

       Section 4.04. Reports of Certificate Principal Balances to The Depository
                     Trust Company

       If and for so long as any Certificate is held by The Depository Trust Company, on the second Business Day before each Distribution Date, the Paying Agent shall provide a copy of the Remittance Report prepared by the Master Servicer to The Depository Trust Company (and shall promptly thereafter confirm in writing) the following: (i) the amount to be reported pursuant to clause (a) and (b) of the statement to be provided to Certificateholders pursuant to
Section 4.01 hereof in respect of the next succeeding distribution, (ii) the Record Date for such distribution, (iii) the Distribution Date for such distribution and (iv) the aggregate Certificate Principal Balance of each Class of Certificates to be reported pursuant to clause (h) of such statement.

       Section 4.05. Preparation of Regulatory Reports

       (a) Subject to the provisions of subsections (b) and (c) of this Section 4.05, the Master Servicer shall prepare or cause to be prepared, on behalf of the Trust, and shall file or cause to be filed in a timely manner such supplementary and periodic information, documents and reports (collectively, "Periodic Reports") as may be required pursuant to Section 12(g) or Section 15(d) of the Exchange Act, by the rules and regulations of the SEC thereunder or as a condition to approval of any application for relief ("Application for Relief") hereinafter referred to and, in connection therewith, shall prepare such applications and requests for exemption and other relief from such provisions as it may deem appropriate. If any Periodic Report is required to be signed by SASCO or the Trustee rather than by the Master Servicer, the Master Servicer shall be deemed to certify as to each Periodic Report delivered to SASCO or the Trustee for its review and execution that such Periodic Report conforms in all material respects to applicable reporting requirements imposed by the Exchange Act or is otherwise in form and

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



content appropriate for filing with the SEC. SASCO or the Trustee shall execute all such Periodic Reports and Applications for Relief delivered as provided above and shall return the same to the Master Servicer for filing with the SEC and other required filing offices, if any, on behalf of the Trust or shall authorize the Master Servicer to execute any such Periodic Report or Application for Relief on the Trustee's behalf.

       (b) Within 30 days after the beginning of the first fiscal year of the Trust during which the obligation to file Periodic Reports pursuant to the Exchange Act shall have been suspended, the Master Servicer shall prepare, or cause to be prepared, a notice on SEC Form 15 ("Form 15") and shall forward such notice to the Trustee for execution. The Trustee shall execute each Form 15 delivered as provided above and shall return the same to the Master Servicer for filing with the SEC on behalf of the Trust or shall authorize the Master Servicer to execute such Form 15 on the Trustee's behalf; provided, however, that the Master Servicer shall be under no obligation to prepare such notice if the number of Certificateholders exceeds 300. The Certificate Registrar shall notify the Master Servicer in a timely manner if the number of Certificateholders at any one time exceeds 300. The Master Servicer shall file any Form 15 with the SEC in accordance with the provisions of Rule 15d-6 under the Exchange Act.

       (c) Notwithstanding any other provision of this Agreement, none of the Master Servicer, the Certificate Registrar, the Paying Agent, or the Trustee has assumed, and shall not by its performance hereunder be deemed to have assumed, any of the duties or obligations of SASCO or any other Person with respect to
(i) the registration of the Certificates pursuant to the Securities Act, (ii) the issuance or sale of the Certificates or (iii) compliance with the provisions of the Securities Act, the Exchange Act or any applicable federal or state securities or other laws, including, but not limited to, any requirement to update the registration statement or prospectus relating to the Certificates in order to render the same not materially misleading to investors.

       (d) In connection with the Master Servicer's preparation of any Form 15 or any Periodic Report, the Certificate Registrar shall provide the Master Servicer with such information as the Master Servicer may reasonably request concerning the number and identity of the Holders appearing on the Certificate Register, but the Certificate Registrar shall have no duty or obligation to provide information which does not appear on the Certificate Register, including any information concerning the ownership of Persons for whom a nominee is the Certificateholder of record.

                                   ARTICLE V
                   THE POOLING INTERESTS AND THE CERTIFICATES

       Section 5.01. Pooling REMIC Interests

       If an election has been made to treat certain assets of the Trust as a Pooling REMIC, the Trust Agreement will set forth the terms of the Regular Interests and the Residual Interest of the Pooling REMIC. Unless otherwise provided in the Trust Agreement, (i) the Subaccounts will be the Regular Interests in the Pooling REMIC but will not constitute securities or certificates of interest in the Trust and (ii) the Trustee will be the owner of the Subaccounts, which may not be transferred to any person other than a successor trustee appointed pursuant to Section 8.07 hereof unless the party desiring the transfer obtains a Special Tax Opinion.

       Section 5.02. The Certificates

       The Certificates shall be designated in the Trust Agreement. The Certificates in the aggregate will represent the entire beneficial ownership interest in the Trust Estate. On the Closing Date, the aggregate Certificate Principal Balance of the Certificates will be equal to or less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. The Certificates will be substantially in the forms annexed to the Trust Agreement. Unless otherwise provided in the Trust Agreement, the Certificates of each Class will be issuable in registered form,

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



in denominations or authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

       Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of SASCO upon receipt by the Trustee of the documents specified in Section 2.01 hereof. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized Officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of such Certificates. The Certificate shall be authenticated by a manual signature of a duly authorized signatory of the Certificate Registrar. No Certificate shall be entitled to any benefit under the Trust Agreement or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided in the Trust Agreement executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under the Trust Agreement. All Certificates shall be dated the date of their execution.

       Section 5.03. Book-Entry Certificates

       (a) The Book-Entry Certificates shall be represented initially by one or more certificates registered in the name designated by the Clearing Agency. SASCO, the Master Servicer the Certificate Registrar, the Paying Agent and the Trustee may for all intents and purposes (including the making of payments on the Book-Entry Certificates) deal with the Clearing Agency as the authorized representative of the Beneficial Owners of the Book- Entry Certificates for as long as such Certificates are registered in the name of the Clearing Agency. The rights of Beneficial Owners of the Book-Entry Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. The Beneficial Owners of the Book-Entry Certificates shall not be entitled to certificates for the Book-Entry Certificates as to which they are the Beneficial Owners, except as provided in subsection (c) below. Requests and directions from, and votes of, the Clearing Agency, as Certificateholder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. A Book-Entry Certificate may not be transferred by the Clearing Agency without the consent of SASCO, the Master Servicer and the Trustee except to another Clearing Agency that agrees to hold such Book-Entry Certificate for the account of the respective Clearing Agency Participants and Beneficial Owners.

       (b) Neither SASCO, the Master Servicer, the Certificate Registrar, the Paying Agent nor the Trustee shall have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Certificates held by the Clearing Agency, for monitoring or restricting any transfer of beneficial ownership in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

       (c) The Book-Entry Certificates shall be issued in fully registered, certificated form to Beneficial Owners of Book-Entry Certificates or their nominees, rather than to the Clearing Agency or its nominee, only if (i) SASCO advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates, and SASCO is unable to locate a qualified successor within 30 days, or (ii) SASCO, at its option, elects to terminate the book-entry system operating through the Clearing Agency. Upon the occurrence of either such event, the Trustee shall notify the Clearing Agency and the Certificate Registrar, which in turn shall notify all Beneficial Owners of Book-Entry Certificates through Clearing Agency Participants, of the availability of certificated Certificates. Upon surrender by the Clearing Agency of the certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar shall reissue the Book-Entry Certificates as certificated Certificates to the Beneficial Owners identified in writing by the Clearing Agency. Such certificated Certificates shall not constitute Book-Entry

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Certificates.  All reasonable costs associated with the preparation and delivery of certificated Certificates shall be borne by SASCO.

       Section 5.04. Registration of Transfer and Exchange of Certificates

       The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in the Trust Agreement. The Certificate Registrar designated in the related Trust Agreement shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in the Trust Agreement. Upon any resignation of any Certificate Registrar, the Trustee shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Certificate Registrar. The Trustee shall have no liability or responsibility for any act or omission to act of any Certificate Registrar (unless the Trustee is then serving as such Certificate Registrar) appointed pursuant to the terms of the related Trust Agreement.

       Subject to Section 5.05 hereof, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar or at any other office or agency of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

       At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with the same and authorized denominations and a like aggregate Percentage Interest upon surrender of such Certificate to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Certificate Registrar duly executed by, the Holder of such Certificate or his attorney duly authorized in writing.

       No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

       All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

       The Certificate Registrar shall provide notice to the Trustee of each transfer of a Certificate and shall provide the Trustee and the Master Servicer with an updated copy of the Certificate Register on January 1 and July 1 of each year. If the Trustee shall not at any time be acting as the Certificate Registrar, the Trustee shall have the right to inspect such Certificate Register at all reasonable times and to rely conclusively upon a certificate of the Certificate Registrar as to the names and addresses of the Certificateholders and the Percentage Interests held by each.

       Section 5.05. Restrictions on Transfers

       (a) Securities Law Compliance. No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. Any Holder of a Private Certificate shall, and, by acceptance of such Certificate, does agree to, indemnify SASCO, the Trustee, the Certificate Registrar and the Master Servicer against any liability that may result if any transfer of such Certificate by such Holder is not exempt from registration under the Securities Act and all

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applicable state securities laws or is not made in accordance with such federal and state laws. Neither SASCO, the Trustee, the Certificate Registrar nor the Master Servicer is obligated to register or qualify any Private Certificate under the Securities Act or any other securities law or to take any action not otherwise required under the Trust Agreement to permit the transfer of such Certificate without such registration or qualification. The Certificate Registrar shall not register any transfer of a Private Certificate (other than a Residual Certificate) unless and until the prospective transferee provides the Certificate Registrar with a Transferee Agreement or, if the Certificate to be transferred is a Rule 144A Certificate, a Rule 144A Agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, and unless and until the transfer otherwise complies with the provisions of this Section 5.05. If a proposed transfer does not involve a Rule 144A Certificate or the transferee of a Rule 144A Certificate does not certify to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, the Certificate Registrar shall require that the transferor and the proposed transferee certify as to the factual basis for the registration exemption(s) relied upon, and if the transfer is made within three years of the acquisition of such Certificate by a non-Affiliate of SASCO from SASCO or an Affiliate of SASCO, the Master Servicer or the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of SASCO, the Certificate Registrar or the Master Servicer. Notwithstanding the foregoing, no Rule 144A Agreement, Transferee Agreement or Opinion of Counsel shall be required in connection with the initial transfer of the Private Certificates and no Opinion of Counsel shall be required in connection with the transfer of the Private Certificates by a broker or dealer, if such broker or dealer was the initial transferee.

       SASCO shall provide to any Holder of a Rule 144A Certificate and any prospective transferee designated by such Holder information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.

       (b)   Regular Certificates.

             (i) Public Subordinated Certificates. No Regular Certificate that is a Public Subordinated Certificate shall be transferred to a transferee that acknowledges that it is a Plan Investor unless such transferee provides the Certificate Registrar and the Master Servicer with a Benefit Plan Opinion. The transferee of a Public Subordinated Certificate that does not provide the Certificate Registrar and the Master Servicer with a Benefit Plan Opinion will be deemed, by virtue of its acquisition of such Certificate, to have represented that it is not a Plan Investor.

             (ii) Private Subordinated Certificates. No Regular Certificate that is a Private Subordinated Certificate shall be transferred unless the prospective transferee provides the Certificate Registrar and the Master Servicer with a properly completed Benefit Plan Affidavit, together with a Benefit Plan Opinion if required in order to comply with such Benefit Plan Affidavit.

       (c) Residual Certificates. No Residual Certificate (including any beneficial interest therein) may be transferred to a Disqualified Organization. In addition, no Residual Certificate (including any beneficial interest therein) may be transferred unless (i) the proposed transferee provides the Certificate Registrar and the Master Servicer with (A) a Residual Transferee Agreement, (B) a Benefit Plan Affidavit, (C) a Disqualified Organization Affidavit and (D) if the proposed transferee is a Non-U.S. Person, a TAPRI Certificate, and (ii) the interest transferred involves the entire interest in a Residual Certificate or an undivided interest therein (unless the transferor or the transferee provides the Master Servicer and the Certificate Registrar with an Opinion of Counsel (which shall not be an expense of the Master Servicer or the Certificate Registrar) that the transfer will not jeopardize the REMIC status of any related REMIC). Furthermore, if a proposed transfer involves a Private Certificate, (i) the Certificate Registrar shall require that the transferor and the transferee certify as to the factual basis for the registration exemption(s) relied upon and (ii) if the transfer is made within three years from the acquisition of the Certificate by a non-Affiliate of SASCO from SASCO or an Affiliate of SASCO, the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Certificate Registrar or the Master Servicer. In any event, the Certificate Registrar shall not effect any transfer of a Residual Certificate except upon notification of such transfer to the Master Servicer. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the initial transfer of the Residual Certificates or their transfer by a broker or dealer, if such broker or dealer was the initial transferee.

       Upon notice to the Trustee that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions,
(i) such transferee shall be deemed to hold the Residual Certificates in constructive trust for the last transferor who was not a Disqualified Organization or an agent thereof, and such transferor shall be restored as the owner of such Residual Certificates as completely as if such transfer had never occurred; provided, however, that the Trustee may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificates and return such recovery to the transferor, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificates or any such agent (within 60 days of the request therefor by the transferor or such agent) such information as may be necessary for the computation of the tax imposed under section 860E(e) of the Code and as otherwise may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to the Residual Certificates (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost of computing and furnishing such information may be charged to the transferor or the agent referred to above; provided, however, that the Master Servicer shall in no event be excused from furnishing such information.

       If a tax or a reporting cost is borne by a REMIC as a result of the transfer of a Residual Certificate (or any beneficial interest therein) in violation of the restrictions set forth in this Section 5.05, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Paying Agent, upon notification from the Master Servicer, shall pay such tax or cost with amounts that otherwise would have been paid to the transferee of the Residual Certificate (or the beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from SASCO, the Trustee, any REMIC, the Master Servicer, the Certificate Registrar, the Paying Agent or the other Holders of any of the Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost.

       Section 5.06. Mutilated, Destroyed, Lost or Stolen Certificates

       If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to its respective satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.06, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.06 shall constitute complete and indefeasible evidence of ownership in the Trust as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

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       Section 5.07. Persons Deemed Owners

       Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Trustee, the Paying Agent, Certificate Registrar and any agent of either of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of either of them shall be affected by notice to the contrary.

       Section 5.08. Paying Agent

       Any Paying Agent designated in the related Trust Agreement shall make distributions to Certificateholders. Upon any resignation of any Paying Agent, the Trustee shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Paying Agent. The Trustee shall have no liability or responsibility for any act or omission to act of any Paying Agent appointed (unless the Trustee is then servicing as such Paying Agent) pursuant to the terms of the related Trust Agreement. Any such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.

                                          ARTICLE VI
                                 SASCO AND THE MASTER SERVICER

       Section 6.01 Liability of, and Indemnification by, SASCO and the Master
                    Servicer

       SASCO and the Master Servicer shall each be liable in accordance herewith only to the extent of the respective obligations specifically imposed by the Trust Agreement and undertaken by SASCO and the Master Servicer under the Trust Agreement.

       The Master Servicer shall indemnify and hold harmless the Trustee and SASCO and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of or in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under the Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any payment pursuant to this Section 6.01 made by the Master Servicer to SASCO or the Trustee shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.01 shall survive the resignation or removal of the Master Servicer and the termination of the Trust Agreement.

       SASCO shall indemnify and hold harmless the Master Servicer and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, incurred in connection with or arising out of or in connection with the Trust Agreement (other than a loss, liability or expense subject to indemnification by the Master Servicer pursuant to the preceding paragraph), any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Master Servicer or any director, officer, employee or agent thereof, or the performance of any of the Master Servicer's duties under the Trust Agreement other than any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the Trust Agreement or by reason of its reckless disregard of its obligations and duties under the Trust Agreement. The provisions of this Section 6.01 shall survive the resignation or removal of the Master Servicer and the termination of the Trust Agreement.

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



       Section 6.02. Merger or Consolidation of SASCO or the Master Servicer

       Subject to the following paragraph, SASCO and the Master Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Trust Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under the Trust Agreement.

       SASCO or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of their respective assets to any Person, in which case any Person resulting from any merger or consolidation to which SASCO or the Master Servicer shall be a party, or any Person succeeding to the business of SASCO or the Master Servicer, shall be the successor of SASCO or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties to the Trust Agreement, anything herein to the contrary notwithstanding.

       Section 6.03. Limitation on Liability of SASCO, the Master Servicer and
                     Others

       Neither SASCO, the Master Servicer nor any of the directors, officers, employees or agents of SASCO or the Master Servicer shall be under any liability to the Trust or the Certificateholders, and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. SASCO, the Master Servicer and any of the directors, officers, employees or agents of SASCO or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither SASCO nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Trust Agreement and in its opinion does not involve it in any expense or liability, except as provided in Section 10.01(b) hereof; provided, however, that SASCO or the Master Servicer may in its discretion undertake any such action that it deems necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder if the Certificateholders offer to SASCO or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

       Section 6.04. Resignation of the Master Servicer

       The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not, in and of itself, result in a downgrading of any rated Certificates or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have become the successor master servicer hereunder and agreed to perform the responsibilities, duties, liabilities and obligations of the Master Servicer that arise thereafter; provided, however, that no successor master servicer shall (unless otherwise agreed) assume any liability for the actions (or failure to act) of the Master Servicer prior to the date that such successor becomes Master Servicer under the Trust Agreement.

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



       Section 6.05. Compensation to the Master Servicer

       The Master Servicer shall be entitled to receive a monthly fee as compensation for services rendered by the Master Servicer under the Trust Agreement. The monthly Master Servicing Fee with respect to the Trust shall equal the amount set forth in the Trust Agreement, which may be retained by the Master Servicer when it remits funds from the Master Servicer Custodial Account to the Asset Proceeds Account. The Master Servicer also will be entitled, as additional compensation, to any late reporting fees paid by a Servicer pursuant to Section 450 of the Guide.

       Section 6.06. Assignment or Delegation of Duties by Master Servicer

       Except as expressly provided in the Trust Agreement, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer under the Trust Agreement, without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment without such written consent shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee to delegate to, subcontract with, authorize or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under the Trust Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer under the Trust Agreement to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment relieve the Master Servicer of any liability to the Trustee or SASCO under the Trust Agreement.

                                  ARTICLE VII
                      TERMINATION OF SERVICING AND MASTER

                             SERVICING ARRANGEMENTS

       Section 7.01. Termination and Substitution of Servicing Agreements

       Upon the occurrence of any event for which a Servicer may be terminated pursuant to a Servicing Agreement, the Master Servicer shall promptly deliver to SASCO and the Trustee a certification by an Officer that an event has occurred that may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and directing what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer directs that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer and the consent of SASCO, based upon such certification and consent, the Trustee, as assignee of such Servicing Agreement, shall promptly consent to the termination of such Servicing Agreement and, as provided in the succeeding paragraph, the Master Servicer shall concurrently therewith appoint another Servicer to enter into a substitute Servicing Agreement.

       The Master Servicer shall indemnify the Trustee and hold the Trustee harmless from and against all claims, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with, termination of any Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates any such Servicing Agreement, the Master Servicer shall enter into a substitute Servicing Agreement with another mortgage loan service company acceptable to the Master Servicer and each Rating Agency under which such mortgage loan service company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the Servicer under such terminated Servicing Agreement. Notwithstanding the foregoing, no such substitute Servicing Agreement need contain a covenant by the substitute Servicer to purchase Converted Mortgage Loans. Until such time as the Master Servicer enters into a substitute servicing agreement with respect to the Mortgage Loans, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the Servicer under the terminated Servicing Agreement. In no event, however, shall the Master Servicer be deemed to have assumed the obligations of a Servicer to purchase any Mortgage Loan from the Trust pursuant to any provision of the related Servicing Agreement or the Guide or to make Advances with respect to any Mortgage Loan, except to the extent specifically provided in Section 3.04 hereof. As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which the Servicer would have been entitled if the Servicing Agreement with the Servicer had not been terminated.

       Section 7.02. Termination of Master Servicer; Trustee to Act

       Each of the following shall constitute an Event of Default by the Master Servicer of its obligations under the Trust Agreement:

       (a) the Master Servicer shall fail duly to observe or perform in any material respect any of its covenants or agreements (other than its obligation to make an Advance pursuant to Section 3.04 hereof) contained in the Trust Agreement and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

       (b) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

       (c) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to the Master Servicer or relating to all or substantially all of its property; or

       (d) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

       (e) the Master Servicer shall fail to remit funds in the Master Servicer Custodial Account to the Asset Proceeds Account as required by Section 3.01(c) hereof within one Business Day of the date that such funds are due; or

       (f) the Master Servicer shall fail to make any Advance or other payment required by Section 3.04 or Section 3.05 hereof within one Business Day of the date that such Advance or other payment is due.

       The rights and obligations of the Master Servicer under the Trust Agreement may be terminated only upon the occurrence of an Event of Default. If an Event of Default described in clauses (a) through (d) of this Section 7.02 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer, terminate all the rights and obligations of the

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Master Servicer under the Trust Agreement, other than its rights as a
Certificateholder. If an Event of Default described in clauses (e) and (f) of this Section 7.02 shall occur, the Trustee may, by notice in writing to the Master Servicer, terminate all the rights and obligations of the Master Servicer under the Trust Agreement, other than its rights as a Certificateholder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Trust Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall, to the maximum extent permitted by law, pass to and be vested in the Trustee pursuant to and under this Section 7.02 (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under the Trust Agreement on or prior to the date of such termination). Without limiting the generality of the foregoing, the Trustee is hereby authorized and empowered to execute and deliver on behalf of and at the expense of the Master Servicer, as the Master Servicer's attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things that in the Trustee's sole and absolute judgment may be necessary or appropriate, to effect such termination. Notwithstanding the foregoing, upon any such termination the Master Servicer shall do all things reasonably requested by the Trustee to effect the termination of the Master Servicer's responsibilities, rights and powers under the Trust Agreement, and the transfer thereof to the Trustee, including, but not limited to, promptly providing to the Trustee (and in no event later than ten Business Days subsequent to such notice) all documents and records electronic and otherwise reasonably requested by the Trustee to enable the Trustee or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Master Servicer but for such termination.

       Upon any such termination, the Trustee shall, to the maximum extent permitted by law, be the successor in all respects to the Master Servicer in its capacity as master servicer under the Trust Agreement, but the Trustee shall not have any liability for, or any duty or obligation to perform, any duties or obligations of the Master Servicer required to be performed prior to the date that the Trustee becomes successor master servicer.

       As successor master servicer, the Trustee shall be entitled to the fees to which the Master Servicer would have been entitled if the Master Servicer had continued to act as such. The Trustee shall also, as successor master servicer, be entitled to all of the protections and indemnification afforded to the Master Servicer pursuant to Section 6.03 hereof.

       Notwithstanding the above, the Trustee may, upon the occurrence of an Event of Default, if it shall be unwilling so to act, or shall, if it is unable so to act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000 as the successor to the Master Servicer. No appointment of a successor to the Master Servicer shall be effective until the assumption by such successor of all future responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement. Pending appointment of a successor to the Master Servicer, the Trustee or an affiliate shall, to the maximum extent permitted by law, act in such capacity as hereinabove provided.

       In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments received on the assets included in the Trust Estate as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer under the Trust Agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

       Upon the occurrence of any Event of Default, the Trustee, in addition to the rights specified in this Section 7.02, shall have the right, in its own name and as Trustee, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by the

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Trust Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy and no delay or failure to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

       For the purposes of this Section 7.02 and Section 8.01 hereof, the Trustee shall not be deemed to have knowledge of an Event of Default unless an Officer of the Trustee has actual knowledge thereof or unless written notice of such Event of Default is received by the Trustee at the Corporate Trust Office and such notice references the Certificates, the Trust or the Trust Agreement.

       Section 7.03. Notification to Certificateholders

       (a) Upon any termination pursuant to Section 7.01 or Section 7.02 hereof, or any appointment of a successor to a Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

       (b) Within 60 days after the occurrence of any Event of Default or the Trustee's receipt of notice of the occurrence of any event permitting termination of a Servicer, the Trustee shall transmit by mail to the Certificateholders notice of each such Event of Default or event known to the Trustee, unless such Event of Default or event shall have been cured or waived.

                                         ARTICLE VIII
                                    CONCERNING THE TRUSTEE

       Section 8.01. Duties of Trustee

       The Trustee, prior to the occurrence of an Event of Default and after the curing of each Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. During an Event of Default of which the Trustee has notice, the Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs.

       The Trustee, upon receipt of any resolution, certificate, statement, opinion, report, document, order or other instrument specifically required to be furnished to it pursuant to any provision of the Trust Agreement, shall examine such instrument to determine whether it conforms to the requirements of the Trust Agreement; provided, however, that the Trustee shall be under no duty to recalculate, verify or recompute any information provided to it hereunder by SASCO or the Master Servicer. If any such instrument is found not to conform to the requirements of the Trust Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee shall provide notice thereof to the Certificateholders.

       No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

       (a) Prior to the occurrence of an Event of Default, and after the curing of each Event of Default, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Trust Agreement, no implied covenants or obligations shall be read into the Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement;

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       (b) The Trustee shall not be personally liable for an error of judgment made in good faith by an Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

       (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Trust Agreement;

       (d) Any determination of negligence or bad faith of the Trustee shall be made only upon a finding that there is clear and convincing evidence (and not upon the mere preponderance of evidence) thereof in a proceeding before a court of competent jurisdiction in which the Trustee has had an opportunity to defend; and

       (e) In no event shall the Trustee be held liable for the actions or omissions of the Master Servicer or a Servicer (excepting the Trustee's own actions as Master Servicer or Servicer), and in connection with any action or claim for recovery sought against the Trustee based upon facts involving the acts or omissions of the Master Servicer or SASCO, or involving any allegation or claim of liability or recovery against the Trustee by the Master Servicer or by a Seller, the Trustee shall not be held to a greater standard of care than the Master Servicer or the Seller would be held in such situation. No provision of the Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to duties set forth herein (which duties shall not be deemed to include actions required to be taken by the Trustee arising out of the failure of another person to take any required action hereunder).

       Section 8.02. Certain Matters Affecting the Trustee

       (a)   Except as otherwise provided in Section 8.01 hereof:

             (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Further, the Trustee may accept a copy of the vote of the Board of Directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary;

             (ii) The Trustee may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration of the Trust Agreement the Trustee shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

             (iii) The Trustee may consult with counsel chosen with due care and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

             (iv) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

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             (v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

             (vi) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of the Trust Agreement, the Trustee may require indemnity against such expense or liability as a condition to taking any such action. The expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

             (vii) The Trustee may execute any of the trusts or powers under the Trust Agreement or perform any duties thereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Trust Agreement;

             (viii) Whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so under Section 8.01 hereof;

             (ix) The permissive right or authority of the Trustee to take any action enumerated in the Trust Agreement shall not be construed as a duty or obligation; and

             (x) The Trustee shall not be deemed to have notice of any matter, including, but limited to, any Event of Default, unless an Officer of the Trustee has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Certificates, the Trust or the Trust Agreement.

       (b) All rights of action under the Trust Agreement or under any of the Certificates that are enforceable by the Trustee may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at any trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement.

       Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans

       The recitals contained in the Trust Agreement and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of SASCO, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement or the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by SASCO of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to SASCO in respect of the Mortgage Loans or deposited in or withdrawn from the Asset Proceeds Account or the Master Servicer Custodial Account other than any funds held by or on behalf of the Trustee in accordance with Sections 3.01 and 3.02 hereof or as owner of the Regular Interests of the Pooling REMIC.

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       Section 8.04. Trustee May Own Certificates

       The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

       Section 8.05. Trustee's Fees

       The Trustee shall be entitled to receive the Trustee Fee as compensation for its services under the Trust Agreement. The Trustee Fee shall be payable from amounts received with respect to the Mortgage Loans. SASCO shall indemnify and hold harmless the Trustee and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, incurred in connection with or arising out of or in connection with the Trust Agreement (other than a loss, liability or expense subject to indemnification by the Master Servicer pursuant to Section 6.01 hereof), any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trust or the Trustee or any director, officer, employee or agent thereof, or the performance of any of the Trustee's duties under the Trust Agreement other than any loss, liability or expense incurred by reason of the Trustee's willful misfeasance, bad faith or negligence in the performance of its duties under the Trust Agreement or by reason of its reckless disregard of its obligations and duties under the Trust Agreement. The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee and the termination of the Trust Agreement. The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

       Section 8.06. Eligibility Requirements for Trustee

       The Trustee shall at all times be a bank or trust company that: (i) is not an Affiliate, (ii) is organized and doing business under the laws of the United States or any state thereof and is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $50,000,000, and (iv) is subject to supervision or examination by a federal or state authority. If such bank or trust company publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.06 the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07 hereof.

       Section 8.07. Resignation and Removal of the Trustee

       The Trustee may at any time resign and be discharged from the trusts created pursuant to the Trust Agreement by giving written notice thereof to SASCO, the Master Servicer and all Certificateholders. Upon receiving such notice of resignation, SASCO shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. SASCO shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and each Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

       If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request therefor by SASCO, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then SASCO may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to

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



the successor trustee. SASCO shall also deliver a copy of such instrument to the Certificateholders, the Master Servicer and each Servicer.

       The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of SASCO, the Trustee so removed and the successor so appointed. SASCO shall deliver a copy of such instruments to the Certificateholders, the Master Servicer and each Servicer.

       Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

       Section 8.08. Successor Trustee

       Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to SASCO, the Master Servicer and the predecessor trustee an instrument accepting such appointment under the Trust Agreement, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as trustee therein. The predecessor trustee shall deliver, or cause to be delivered, to the successor trustee all Trustee Mortgage Loan Files and related documents and statements held by it under the Trust Agreement, and SASCO, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

       No successor trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof.

       Upon acceptance of appointment by a successor trustee as provided in this Section, SASCO shall mail notice of the succession of such trustee under the Trust Agreement to all Certificateholders at their addresses as shown in the Certificate Register. If SASCO fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of SASCO.

       Section 8.09. Merger or Consolidation of Trustee

       Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee under the Trust Agreement provided such Person shall be eligible under the provisions of
Section 8.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

       Section 8.10. Appointment of Trustee or Separate Trustee

       For the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, SASCO, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as

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SASCO, the Master Servicer or the Trustee may consider necessary or desirable.
If SASCO or the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee(s) or separate trustee(s) hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

       In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Trust Agreement or as successor to the Master Servicer pursuant to Section 7.02 hereof), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

       Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Trust Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of or affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

       Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Any expense associated with the appointment of a separate trustee or co-trustee shall not be an expense of the Master Servicer.

       Section 8.11. Appointment of Custodians

       The appointment of the Custodian may at any time be terminated and a substitute Custodian appointed therefor by the Trustee pursuant to a Custody Agreement satisfactory in form and substance to the Trustee. The Trustee shall terminate the appointment of any Custodian and appoint a substitute custodian upon the request of the Master Servicer. The Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Trustee Mortgage Loan File. Any such Custodian may not be an affiliate of SASCO or any Seller.

       Section 8.12. Trustee May Enforce Claims Without Possession of
       Certificates

       All rights of action and claims under the Trust Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

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                                          ARTICLE IX

                    REDEMPTION OF CERTIFICATES AND TERMINATION OF THE TRUST

       Section 9.01. Redemption

       Unless otherwise provided in the Trust Agreement, either SASCO or the Holders of the majority of the Percentage Interest in the Residual Certificates (or each Class of Residual Certificates, if more than one), may, at their respective options, make or cause a Person to make a Redeeming Purchase for the Redemption Price on any Distribution Date on or after the earlier of (i) the Distribution Date on which, after taking into account distributions of principal to be made on such Distribution Date, the aggregate Certificate Principal Balance of the Certificates is equal to or less than 10% of the initial aggregate Certificate Principal Balance of such Certificates, or (ii) the Redemption Date. The Trustee will not be obligated to redeem the Certificates at the request of SASCO or the Holders of a majority of the Percentage Interest in the Residual Certificates (or each Class of Residual Certificates, if more than one) unless the Trustee shall have first received cash in an amount equal to the Redemption Price. Unclaimed funds otherwise distributable to Certificateholders on a Distribution Date on which a Redeeming Purchase is made shall be deposited in the Redemption Account. Upon redemption of the Certificates, the redeeming party, at its option, may either (a) make or cause a Person to make a Terminating Purchase for the Termination Price as described in Section 9.02 hereof or (b) hold such Certificates or resell such Certificates (in which event, no party other than the Holders of a majority of the Percentage Interest in the Residual Certificates may redeem the Certificates subsequent to such redemption), provided that such redeeming party pays all administrative costs and expenses of the Master Servicer following such redemption in excess of the Master Servicing Fee.

       Section 9.02. Termination

       Whether or not the Certificates have been redeemed, unless otherwise provided in the Trust Agreement, either SASCO or the Holders of the majority of the Percentage Interest in the Residual Certificates (or each Class of Residual Certificates, if more than one), may, at their respective options, make or cause a Person to make a Terminating Purchase for the Termination Price on any Distribution Date upon which a Redeeming Purchase may be made. Upon such Terminating Purchase or the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust, the respective obligations and responsibilities under the Trust Agreement of SASCO, the Master Servicer and the Trustee (other than the obligations of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid, payment of all administrative expenses associated with the Trust and any related REMICs, and deposit of unclaimed funds otherwise distributable to the Certificateholders in the Termination Account; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

       The Trust also may be terminated and the Certificates retired if the Master Servicer determines, based upon an Opinion of Counsel, that the REMIC status of any related REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

       Section 9.03. Procedure for Redemption or Termination

       The requisite Residual Certificateholders or SASCO shall each advise the Trustee and the Paying Agent of its election to cause a Redeeming Purchase or Terminating Purchase on or before the Distribution Date in the month preceding the Distribution Date on which the Redeeming Purchase or Terminating Purchase will occur. The Master Servicer shall advise the Paying Agent of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust at least two Business Days prior to

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the Remittance Date in the month in which the Trust will terminate. Notice of the Distribution Date on which any such redemption or termination shall occur (the "Final Distribution Date") shall be given promptly by the Paying Agent by letter to the Certificateholders mailed (i) in the event such notice is given in connection with a Redeeming Purchase or a Terminating Purchase, not earlier than the 15th day and not later than the last day of the month preceding the month of such final distribution or (ii) otherwise during the month of such final distribution on or before the Remittance Date in such month, in each case specifying (A) the Final Distribution Date and that final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Paying Agent therein designated on that date, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Final Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent. The Paying Agent shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with a Redeeming Purchase or a Terminating Purchase, the purchaser shall deliver to the Paying Agent for deposit in the Asset Proceeds Account on the Business Day preceding the Final Distribution Date an amount in next day funds equal to the Redemption Price or the Termination Price, as the case may be.

       Upon presentation and surrender of the Certificates on a Distribution Date by Certificateholders, the Paying agent shall distribute to Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with a Redeeming Purchase or a Terminating Purchase, or (ii) if in connection with a Redeeming Purchase or a Terminating Purchase, an amount determined as follows: with respect to each Certificate with an outstanding Certificate Principal Balance, the outstanding Certificate Principal Balance thereof, if any, plus interest thereon through the Accounting Date preceding the Distribution Date fixed for redemption or termination and any previously unpaid interest, net of any unreimbursed Advances and any Realized Losses, Realized Interest Shortfall and Interest Shortfalls allocable to such Certificate on the Distribution Date fixed for redemption or termination; and in addition, with respect to each Residual Certificate, the Percentage Interest evidenced thereby multiplied by the difference between the Redemption Price or the Termination Price, as applicable, and the aggregate amount to be distributed as provided in the first clause of this sentence and the next succeeding sentence. The Paying Agent also shall pay each Servicer, the Master Servicer or itself the amount of their respective unreimbursed Advances.

       Upon the deposit of the Redemption Price in the Asset Proceeds Account, the Trustee (or any Custodian) shall retain possession of the Mortgage Loans and shall release the Certificates to the person effecting the Redeeming Purchase. Upon the deposit of the Termination Price in the Asset Proceeds Account, the Trustee (or any Custodian) shall promptly release to the purchaser the Trustee Mortgage Loan Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments, in each case without recourse, necessary to effectuate such transfer.

       If not all of the Certificates shall have been surrendered within six months after the Final Distribution Date specified in the above-mentioned written notice, the Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates and receive the final distribution with respect thereto, net of the cost of such second written notice. If within one year after the second written notice, not all of the Certificates shall have been surrendered, the Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts otherwise payable on such Certificates. Any funds payable to Certificateholders that are not distributed on the Final Distribution Date shall be deposited in the Redemption Account or the Termination Account, as the case may be, each of which shall be an Eligible Account, to be held for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.03. Funds on deposit in such Redemption Account or such Termination Account, as the case may be, shall not be invested, and the Trustee shall have no liability to any Person for interest thereon. The Trust shall terminate immediately following the deposit of funds in the Termination Account as provided below.

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



       Section 9.04. Additional Termination Requirements

       (a) In the event of a Terminating Purchase as provided in Section 9.02 hereof, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee receives (i) a Special Tax Opinion and (ii) a Special Tax Consent from each Holder of a Residual Interest (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the Terminating Purchase):

             (A) Within 90 days prior to the Final Distribution Date, SASCO on behalf of each related REMIC shall adopt a plan of complete liquidation meeting the requirements of a qualified liquidation under the REMIC Provisions (which plan may be adopted by the Trustee's attachment of a statement specifying the first day of the 90-day liquidation period to each REMIC's final federal income tax return);

             (B) Upon making final payment on the Regular Certificates or the deposit of any unclaimed funds otherwise distributable to the holders of the Regular Certificates in the Termination Account on the Final Distribution Date, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand relating to the REMIC after such final payment (other than cash retained to meet claims), and the REMIC shall terminate at that time; and

             (C) In no event may the final payment on the Certificates be made after the 90th day from the date on which the plan of complete liquidation is adopted. A payment into the Termination Account with respect to any Certificate pursuant to Section 9.03 hereof shall be deemed a final payment on, or final distribution with respect to, such Certificate for the purposes of this clause.

       (b) By its acceptance of a Residual Certificate, the Holder thereof hereby (i) authorizes such action as may be necessary to adopt a plan of complete liquidation of any related REMIC and (ii) agrees to take such action as may be necessary to adopt a plan of complete liquidation of any related REMIC upon the written request of the Master Servicer, which authorization shall be binding upon all successor Holders of Residual Certificates.

       (c) By its acceptance of a Residual Certificate, the Holder thereof hereby authorizes (i) the Holders of the majority of the Percentage Interest in the Residual Certificates of the related Class to effect a Terminating Purchase or a Redeeming Purchase on behalf of all Holders of such Class of Residual Certificates in accordance with Section 9.01 or 9.02 hereof and (ii) the reimbursement of the Holders of the majority of the Percentage Interest in the Residual Certificates for reasonable costs and expenses incurred in connection with the related Terminating Purchase or Redeeming Purchase (including, but not limited to, the payment of interest on the funds advanced at the Net Rate applicable to the related Mortgage Loans).

                                           ARTICLE X
                                     REMIC TAX PROVISIONS

       Section 10.01.     REMIC Administration

       (a) Unless otherwise specified in the Trust Agreement, the Trustee shall elect (on behalf of each REMIC to be created) to have the Trust (or designated assets thereof) treated as one or more REMICs on Form 1066 or such other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued as well as on any corresponding state tax or information return necessary to have the Trust (or such assets) treated as one or more REMICs under state law.

       (b) The Master Servicer shall pay any and all tax related expenses (not including taxes) of the Trust and each REMIC, including, but not limited to, any professional fees or expenses related to (i) audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities or (ii) the adoption of a plan of complete liquidation.

       (c) The Master Servicer shall prepare any necessary forms for election as well as all of the Trust's and each REMIC's federal and state tax and information returns. At the request of the Master Servicer, the Trustee shall sign and file such returns on behalf of each REMIC. The expenses of preparing and filing such returns shall be borne by the Master Servicer.

       (d) The Master Servicer shall perform all reporting and other tax compliance duties that are the responsibility of the Trust and each REMIC under the REMIC Provisions or state or local tax law. Among its other duties, if required by the REMIC Provisions, the Master Servicer, acting as agent of each REMIC, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Trustee such information as is necessary for the Trustee to discharge its obligations under the REMIC Provisions to report tax information to the Certificateholders.

       (e) SASCO, the Master Servicer, the Trustee (to the extent it has been instructed by SASCO or the Master Servicer), and the Holders of the Residual Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.

       (f) SASCO, the Master Servicer, the Trustee (to the extent it has been instructed by SASCO or the Master Servicer), and the Holders of the Residual Certificates shall not take any action required by the Code or REMIC Provisions or fail to take any action, or cause any REMIC to take any action or fail to take any action, that, if taken or not taken, could endanger the status of any such REMIC as a REMIC unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take or to fail to take such action) to the effect that the contemplated action or failure to act will not endanger such status.

       (g) Unless otherwise provided in the Trust Agreement, any taxes that are imposed upon the Trust or any REMIC by federal or state (including local) governmental authorities (other than taxes paid by a party pursuant to Section
10.02 hereof or as provided in the following sentence) shall be allocated in the same manner as Realized Losses are allocated. Any taxes imposed upon the Trust or any REMIC by the jurisdiction (or any subdivision thereof) in which the Corporate Trust Office of the Trustee is located that would not have been imposed on the Trust or such REMIC in the absence of any legal or business connection between the Trustee and such jurisdiction (or locality), shall be paid by the Trustee and, notwithstanding anything to the contrary in the Trust Agreement, such taxes shall be deemed to be part of the Trustee's cost of doing business and shall not be reimbursable to the Trustee.

       (h) Unless otherwise provided in the Trust Agreement, the Master Servicer or an Affiliate shall acquire a Residual Certificate in each REMIC and will act as the Tax Matters Person of each REMIC and perform various tax administration functions of each REMIC as its agent. If the Master Servicer or an Affiliate is unable for any reason to fulfill its duties as Tax Matters Person for a REMIC, the holder of the largest Percentage Interest of the Residual Certificates in such REMIC shall become the successor Tax Matters Person of such REMIC.

       Section 10.02.     Prohibited Activities

       Except as otherwise provided in the Trust Agreement, neither SASCO, the Master Servicer, the Holders of the Residual Certificates, nor the Trustee shall engage in, nor shall the parties permit, any of the following transactions or activities unless it has received (i) a Special Tax Opinion and (ii) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the transaction or activity in question):

             (i) the sale or other disposition of, or substitution for, any Mortgage Loan except pursuant to (A) a foreclosure or default with respect to such Mortgage Loan, (B) the bankruptcy or insolvency of any REMIC, (C) the termination of any REMIC pursuant to Section 9.02 hereof or (D) a substitution or purchase in accordance with Section 2.03 hereof;

             (ii) the acquisition of any Mortgage Loan for the Trust after the Closing Date except (A) during the three-month period beginning on the Closing Date pursuant to a fixed price contract in effect on the Closing Date that has been reviewed and approved by tax counsel acceptable to the Master Servicer or (B) a substitution in accordance with Section 2.03 hereof;

             (iii) the sale or other disposition of any investment in the Asset Proceeds Account at a gain;

             (iv) the sale or other disposition of any asset held in a Reserve Fund for a period of less than three months (a "Short-Term Reserve Fund Investment") if such sale or other disposition would cause 30% or more of a REMIC's income from such Reserve Fund for the taxable year to consist of gain from the sale or disposition of Short-Term Reserve Fund Investments;

             (v) the withdrawal of any amounts from any Reserve Fund except (A) for the distribution pro rata to the Holders of the Residual Certificates or (B) to provide for the payment of expenses of the related REMIC or amounts payable on the Certificates in the event of defaults or late payments on the Mortgage Loans or lower than expected returns on funds held in the Asset Proceeds Account, as provided under section 860G(a)(7) of the Code;

             (vi) the acceptance of any contribution to the Trust except (A) a cash contribution received during the three month period beginning on the Closing Date, (B) any transfer of funds from a Mortgagor Bankruptcy Fund, Special Hazard Fund or Interest Fund to the Asset Proceeds Account, (C) a cash contribution to a Reserve Fund owned by a REMIC that is made pro rata by the Holders of the Residual Certificates, (D) a cash contribution to facilitate a Terminating Purchase that is made within the 90-day period beginning on the date on which a plan of complete liquidation is adopted pursuant to Section 9.04(a)(A) hereof, or (E) any other cash contribution approved by the Master Servicer after consultation with tax counsel; or

             (vii) any other transaction or activity that is not contemplated by the Trust Agreement.

       Any party causing the Trust to engage in any of the activities prohibited in this Section 10.02 shall be liable for the payment of any tax imposed on the Trust pursuant to section 860F(a)(1) or 860G(d) of the Code as a result of the Trust engaging in such activities.

                                          ARTICLE XI
                                   MISCELLANEOUS PROVISIONS

       Section 11.01.     Amendment of Trust Agreement

       The Trust Agreement may be amended or supplemented from time to time by SASCO, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) either as a REMIC or as a grantor trust, as applicable under the Code at all times that any Certificates are outstanding or (iv) to make any other provisions with respect to matters or questions arising under the Trust Agreement or matters arising with respect to the Trust that are not covered by the Trust Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency to the effect that such amendment or supplement will not cause such Rating Agency to reduce the then current rating assigned to such Certificates.

       The Trust Agreement may also be amended from time to time by SASCO, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. For purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of SASCO or an Affiliate shall be entitled to Voting Rights with respect to matters affecting such Certificates.

       Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

       It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

       Section 11.02.     Recordation of Agreement; Counterparts

       To the extent permitted by applicable law, the Trust Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Security Instruments are situated, and in any other appropriate public recording office or elsewhere, only if such recording is deemed necessary by an Opinion of Counsel (which shall not be an expense of the Master Servicer or the Trustee) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

       For the purpose of facilitating the recordation of the Trust Agreement as herein provided and for other purposes, the Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

       Section 11.03.     Limitation of Rights of Certificateholders

       The death or incapacity of any Certificateholder shall not operate to terminate the Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

       No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision thereof.

       No Certificateholder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Trust Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue of any provision of the Trust Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other Certificateholders, or to obtain or seek to obtain priority over or preference to any other Certificateholders or to enforce any right under the Trust Agreement, except in the manner therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

       Section 11.04.     Governing Law

       The Trust Agreement shall be construed in accordance with and governed by the laws of the State applicable to agreements made and to be performed therein.

       Section 11.05.     Notices

       All demands and notices under the Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (i) in the case of SASCO, 4880 Cox Road, Glen Allen, Virginia 23060, Attention: President (telecopy number (804) 747-4294), or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by SASCO, (ii) in the case of the Master Servicer, at its address set forth in the Trust Agreement, or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by the Master Servicer and (iii) in the case of the Trustee, at its address set forth in the Trust Agreement, or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, or by express delivery service, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above. A copy of any notice given hereunder to any other party shall be delivered to the Trustee.

       Section 11.06.     Severability of Provisions

       If any one or more of the covenants, agreements, provisions or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of the Trust Agreement or of the Certificates or the rights of the Certificateholders.

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




       Section 11.07.     Sale of Mortgage Loans

       It is the express intent of SASCO and the Trustee that the conveyance of the Mortgage Loans by SASCO to the Trustee pursuant to the Trust Agreement be construed as a sale of the Mortgage Loans by SASCO to the Trustee for the benefit of the Certificateholders. It is, further, not the intention of SASCO and the Trustee that such conveyance be deemed a pledge of the Mortgage Loans by SASCO to the Trustee for the benefit of the Certificateholders to secure a debt or other obligation of SASCO. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of SASCO then (i) the Trust Agreement shall be deemed to be a security agreement within the meaning of Article 9 of the UCC, (ii) the conveyance by SASCO provided for in the Trust Agreement shall be deemed to be a grant by SASCO to the Trustee for the benefit of the Certificateholders of a security interest in all of SASCO's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, but not limited to, all amounts, other than investment earnings, from time to time held or invested in the Master Servicer Custodial Account or Asset Proceeds Account, whether in the form of cash, instruments, securities or other property,
(iii) the possession by the Trustee or the Custodian of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the UCC of the State and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. SASCO and the Trustee (to the extent it has been instructed by SASCO or the Master Servicer) shall, to the extent consistent with the Trust Agreement, take such actions as may be necessary to ensure that, if the Trust Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Trust Agreement.

       Section 11.08.     Notice to Rating Agency

       (a) The Trustee shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

             (i) any material change or amendment to the Trust Agreement or any agreement assigned to the Trust;

             (ii) the occurrence of any Event of Default involving the Master Servicer that has not been cured or any recommendation by the Master Servicer that a Servicing Agreement with a Servicer be terminated;

             (iii) the resignation, termination or merger of SASCO, the Master Servicer, the Trustee or any Servicer;

             (iv)  the purchase or substitution of Mortgage Loans pursuant to
       Section 2.03 hereof;

             (v)   the final payment to Certificateholders;

             (vi) any change in the location of any Master Servicer Custodial Account, Reserve Fund or Asset Proceeds Account;

             (vii) any event that would result in the inability of the Servicer or the Master Servicer to make Advances regarding delinquent Mortgage Loans or the inability of the Trustee to make any such Advance in the event it is serving as the Master Servicer pursuant to Section 7.02 hereof;

             (viii) any change in applicable law that would require an Assignment of a Security Instrument, not previously recorded pursuant to
       Section 2.01 hereof, to be recorded in order to protect the right, title and interest of the Trustee in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan.

       (b) The Master Servicer shall promptly notify the Trustee of any of the events listed in Section 11.08(a) of which it has actual knowledge. In addition, the Trustee shall promptly furnish to each Rating Agency at its address set forth in the Trust Agreement copies of the following:

             (i) each report to Certificateholders described in Section 4.01 hereof; and

             (ii)  each Annual Compliance Statement.

       (c) Any notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service, to each Rating Agency at the address specified in the Trust Agreement.

                                     Exhibit A-1

                                 FORM OF INITIAL CERTIFICATION

                                    [____________], 199[_]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

[MASTER SERVICER]

[-------------------------]
[-------------------------]
Attention:  [____________________]

[TRUSTEE]

[-------------------------]
[-------------------------]
Attention:  [____________________]

                      Trust Agreement, dated as of [____________], 199[_]
                             among Saxon Asset Securities Company,

                          [____________________], as Master Servicer,
                           and [____________________]_, as Trustee,

                  Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

Ladies and Gentlemen:

       In accordance with Section 2.02 of the Standard Terms to the above-captioned Trust Agreement, the Custodian hereby certifies that, as to each mortgage loan listed in the Mortgage Loan Schedule, it, or a Custodian on its behalf, has reviewed the Trustee Mortgage Loan File and determined that, except as noted on the Schedule of Exceptions attached hereto: (i) all documents required to be included in the Trustee Mortgage Loan File (as set forth in Section 2.01 of the Standard Terms) are in its possession or in the possession of a Custodian on its behalf; (ii) such documents have been reviewed by it, or by a Custodian on its behalf, and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination its examination, or the examination by a Custodian on its behalf, and only as to such documents, the information set forth on the Mortgage Loan Schedule to the Trust Agreement accurately reflects the information set forth in the Trustee Mortgage Loan File. The Trustee further certifies that its review, or the review of its Custodian, of each Trustee Mortgage Loan File included each of the procedures listed in clause (b) of Section 2.02 of the Standard Terms.

       The Custodian further certifies as to each Mortgage Note that:

       (1) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, the Mortgage Note, on the face or the reverse side(s) thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer; and

       (2) the Mortgage Note bears an endorsement (which appears to be an original) as required pursuant to clause (a) of the definition of Trustee Mortgage Loan File.


                                            A-1-1

       Except as described herein, neither the Trustee nor any Custodian on its behalf has made an independent examination of any documents contained in any Trustee Mortgage Loan File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Trustee Mortgage Loan File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Trust Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Trustee Mortgage Loan File should include any surety or guaranty agreement, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

       Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust Agreement.

       IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed by a duly authorized Officer this [____] day of [____________], 199[_].

                          [TRUSTEE],
                          as Trustee

                          By:____________________________
                          Title:_________________________


                                            A-1-2

                                  Exhibit A-2

                          FORM OF FINAL CERTIFICATION

                             [____________], 199[_]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

[MASTER SERVICER]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

              Trust Agreement, dated as of [____________], 199[_]
                     among Saxon Asset Securities Company,
                  [____________________], as Master Servicer,
                    and [____________________]_, as Trustee,
           Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

Ladies and Gentlemen:

       In accordance with Section 2.02 of the Standard Terms to the above-captioned Trust Agreement, the Custodian hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it, or a Custodian on its behalf, has received a complete Trustee Mortgage Loan File which includes each of the documents required to be included in the Trustee Mortgage Loan File.

       Except as specifically required in the above-captioned Trust Agreement, neither the Trustee nor any Custodian on its behalf has made an independent examination of any documents contained in any Trustee Mortgage Loan File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Trustee Mortgage Loan File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Trust Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Trustee Mortgage Loan File should include any surety or guaranty agreement, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

       Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust Agreement.


                                     A-2-1

       IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed by a duly authorized Officer this [____] day of [____________], 199[_].

                          [TRUSTEE],

                          as Trustee

                          By:____________________________
                          Title:_________________________


                                     A-2-2

                                                  Exhibit B

                           FORM OF RECORDATION REPORT

                             [____________], 199[_]

[MASTER SERVICER]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

              Trust Agreement, dated as of [____________], 199[_]
                     among Saxon Asset Securities Company,
                  [____________________], as Master Servicer,
                    and [____________________]_, as Trustee,
           Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

Ladies and Gentlemen:

       In accordance with Section 2.02(e) of the Standard Terms, the Custodian hereby notifies you that, as of the date hereof with respect to the following Mortgage Loans, it has not received the indicated documents.

       If a Security Instrument for any Mortgage Loan has not been recorded and the original recorded Security Instrument or a copy of such recorded Security Instrument with such evidence of recordation certified to be true and correct by the appropriate governmental recording office has not been delivered to the Trustee (or to a Custodian on its behalf), the Seller or Servicer may be required to purchase such Mortgage Loan from the Trustee if such defect materially and adversely affects the value of the Mortgage Loan or the interest of the Trust therein.

       [If an Assignment to the Trustee or a Custodian on its behalf, as applicable, of the Seller's interest in a Security Instrument has not been recorded within one year of the Closing Date, the Seller or Servicer shall be required to (i) purchase the related Mortgage Loan from the Trustee or (ii) if there have been no defaults in the Monthly Payments on such Mortgage Loan, deposit an amount equal to the Purchase Price into an escrow account maintained by the Trustee.]

                          Documents Not Received

                              Original Recorded
                Original Recorded        Assignment of
                Security Instrument      Security Instrument
                or certified copy        or certified copy
   SASCO Loan Number              thereof                  thereof*

             *Also required with regard to any intervening Assignments.

       IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed by a duly authorized Officer this [____] day of [____________], 199[_].

                          [TRUSTEE],
                          as Trustee

                          By:____________________________
                          Title:_________________________

                                                  Exhibit C

                           FORM OF REMITTANCE REPORT
                         Saxon Asset Securities Company

       Trust: Mortgage Loan Asset Backed Certificates, Series 199[_]-[_] Distribution Date: [____________], 199[_]
       Reporting Month:  [____________] 199[_]

             The following class, series and collateral information will be included on each Remittance Report, as appropriate:

Class Level                    Collateral Level                   Series Level

Class Name                     Asset Proceeds Account -           Scheduled Principal
Pass-Through Rate                Deposits and Withdrawals         Unscheduled Principal
Beginning Balance              Balance Information for            Scheduled Interest
Interest Distribution            Other Accounts                   Beginning Loan Count
Principal Distribution         Advances on Delinquencies          Ending Loan Count
Realized Losses                Beginning Balance                  Realized Losses
Ending Balance                 Interest Distribution              Weighted Average Maturity
Aggregate Realized Losses      Principal Distribution                (WAM)
Original Balance               Realized Losses                    Weighted Average
Record Date                    Ending Balance                     Mortgage Note Rate
Interest Distribution Factor   Total Distribution                 Total Distribution
Principal Distribution Factor  Aggregate Realized Losses          Weighted Average Net Rate
Remaining Principal Factor     Original Balance                   Weighted Average Pass-
Scheduled Principal            Remaining Principal Factor           Through Rate
Unscheduled Principal          Scheduled Principal                Delinquency Statistics
Current Interest               Unscheduled Principal                 - 30, 60, and 90 day
Recovery/(Shortfall)           Current Interest                      delinquencies; foreclosures
Accretion                      Recovery/(Shortfall)                  and REO's
                               Accretion

                                                  Exhibit D

                 FORM OF RULE 144A AGREEMENT-QIB CERTIFICATION
                         SAXON ASSET SECURITIES COMPANY
    MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 199[_]-[_], CLASS [___]
                             [____________], 199[_]

[TRUSTEE]

[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER] [CERTIFICATE REGISTRAR]
[-------------------------]
[-------------------------]
Attention:  [____________________]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

Ladies and Gentlemen:

        In connection with the purchase on the date hereof of the captioned Certificates (the "Purchased Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, SASCO, the Master Servicer, the Trustee and the Trust as follows:

        1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and has completed the form of certification to that effect attached hereto as Annex A1 (if the Transferee is not a registered investment company) or Annex A2 (if the Transferee is a registered investment company). The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

        2. The Transferee understands that the Purchased Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither SASCO, the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

        3. The Transferee is acquiring the Purchased Certificates for its own account or for the account of a "qualified institutional buyer," and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act and under applicable state securities laws. In addition, such transfer may be subject to additional restrictions, as set forth in Section 5.05 of the Standard Terms to the Trust Agreement.

        4. The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and
(b) the Trust Agreement referred to below.

        5. If applicable, the Transferee has complied or will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

        All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee, pursuant to which the Purchased Certificates were issued.

        IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Agreement--QIB Certification to be executed by a duly authorized representative this [____] day of [____________], 199[_].

                             [TRANSFEREE]

                             By:____________________________
                             Title:_________________________

                                                Annex A1 to Exhibit D

                    TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES

        1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Transferee.

        2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because (a) the Transferee owns and/or invests on a discretionary basis at least $100,000,000 in securities or, if the Transferee is a dealer, the Transferee owns and/or invests on a discretionary basis at least $10,000,000 in securities. The Transferee owned and/or invested on a discretionary basis at least $[____________] in securities (except for the excluded securities referred to in paragraph 3 below) as of [_____________], 199[_] [specify a date on or since the end of the Transferee's most recently ended fiscal year] (such amount being calculated in accordance with Rule 144A) and (b) the Transferee meets the criteria listed in the category marked below.

        _____  Corporation. etc. The Transferee is an organization described in
               Section 501(c) (3) of the Internal Revenue Code of 1986, as amended, a corporation (other than a bank as defined in Section 3(a) (2) of the Securities Act or a savings and loan association or other similar institution referenced in Section 3(a) (5) (A) of the Securities Act), a partnership, or a Massachusetts or similar business trust.

        ____ Bank. The Transferee (a) is a national bank or banking institution as defined in Section 3(a) (2) of the Securities Act and is organized under the laws of a state, territory or the District of Columbia. The business of the Transferee is substantially confined to banking and is supervised by the appropriate state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements is attached hereto.

        _____ Saving and Loan. The Transferee is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in
               Section 3(a) (5) (A) of the Securities Act. The Transferee is supervised and examined by a state or federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. savings and loan association or similar institution, and not more than 18 months preceding the date of this certification in the case of a foreign savings and loan association or equivalent institution, a copy of which financial statements is attached hereto.

        _____  Broker-dealer.  The Transferee is a dealer registered pursuant to
               Section 15 of the Certificates Exchange Act of
               1934, as amended (the "1934 Act").

        _____ Insurance Company. The Transferee is an insurance company as defined in Section 2(13) of the Securities Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, territory or the District of Columbia.


                                     D-1-1

        _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

        _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Certificate Act of 1974, as amended.

        _____ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

        _____ Other. The Transferee qualifies as a "qualified institutional buyer" as defined in Rule 144A on the basis of facts other than those listed in any of the entries above. If this response is marked, the Transferee must certify on additional pages, to be attached to this certification, to facts that satisfy the Servicer that the Transferee is a "qualified institutional buyer" as defined in Rule 144A.

        3. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee, (b) securities constituting the whole or part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements, (f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the 1934 Act.

        5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Purchased Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be made in reliance on Rule 144A.

        6.     Will the Transferee be purchasing  YES     NO
the Purchased Certificates only for the Transferee's own account?

               If the answer to the foregoing question is "NO", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

        7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                     D-1-2

        IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this [____] day of [____________], 199[_].

                             [TRANSFEREE]

                             By:____________________________
                             Name:__________________________
                             Title:_________________________
                             Date:__________________________

               Saxon Asset Securities Company,

               Mortgage Loan Asset Backed Certificates, Series 199[_]-[_], Class [___]


                                     D-2-1

                                                        Annex A2 to Exhibit D

              TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES

        1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Purchased Certificates (the 'Transferee") or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the "Adviser").

        2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because (a) the Transferee is an investment company (a "Registered Investment Company") registered under the Investment Company Act of 1940, as amended (the "1940 Act") and (b) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to in paragraph 4 below) as of [____________], 199[_] [specify a date on or since the end of the Transferee's most recently ended fiscal year]. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities to the Transferee or the Transferee's Family of Investment Companies was used.

        _____ The Transferee owned $[____________] in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $[____________] in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        3. The term "Family of Investment Companies" as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a "series company, as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

        4. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d) repurchase agreements, (e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.

        5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

        6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                     D-2-2

        IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this [____] of [____________], 199[_].

                             [TRANSFEREE OR ADVISOR]

                             By:____________________________
                             Name:__________________________
                             Title:_________________________
                             Date:__________________________

           Saxon Asset Securities Company,
           Mortgage Loan Asset Backed Certificates, Series 199[_]-[_],
           Class [___]

                             IF AN ADVISER:

                             Print Name of Transferee

                             Date:__________________________


                                     D-2-3

                                                                   Exhibit E

                          FORM OF TRANSFEREE AGREEMENT

                         SAXON ASSET SECURITIES COMPANY
            MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 199[_]-

[_], CLASS [___]

                             [____________], 199[_]

[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER] [CERTIFICATE REGISTRAR]
[-------------------------]
[-------------------------]
Attention:  [____________________]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

Ladies and Gentlemen:

        In connection with the purchase on the date hereof of the captioned Certificates (the "Purchased Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, SASCO, the Master Servicer, the Trustee and the Trust as follows:

        1. Representations and Warranties. The Transferee represents and warrants:

               (a) The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Transferee is organized, is authorized to invest in the Purchased Certificates and to enter into this Agreement, and has duly executed and delivered this Agreement.

               (b) The Transferee is acquiring the Purchased Certificates for its own account as principal and not with a view to the distribution of the Purchased Certificates, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

               (c) The Transferee is an "Accredited Investor" as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act.

               (d) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment;

               (e) The Transferee confirms that SASCO has made available to the Transferee the opportunity to ask questions of, and receive answers from, SASCO concerning SASCO, the Trust, the purchase by the Transferee of the Purchased Certificates and all matters relating thereto, and to obtain additional information relating thereto that SASCO possesses or can acquire without unreasonable effort or expense.

        2.     Covenants.  The Transferee Covenants:

               (a) The Transferee will not make a public offering of the Purchased Certificates, and will not reoffer or resell the Purchased Certificates in a manner that would render the issuance and sale of the Purchased Certificates, whether considered together with the resale or otherwise, a violation of the Securities Act, or any state securities or "Blue Sky" laws or require registration pursuant thereto;

               (b) The Transferee agrees that, in its capacity as holder of the Purchased Certificates, it will assert no claim or interest in the Mortgage Loans by reason of owning the Purchased Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Trust Agreement and the securities; and

               (c) If applicable, the Transferee will comply in all material respects with respect to the Purchased Certificates with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

        3.     Transfer Restrictions.

               (a) The Transferee understands that the Purchased Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. If so requested by the Master Servicer or the Trustee, the Transferee and the transferor shall certify to SASCO, the Master Servicer and the Trustee as to the factual basis for the registration or qualification exemption relied upon. The Transferee further understands that neither SASCO, the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

               (b) In the event that the transfer is to be made within three years of the date the Purchased Certificates were acquired by a non-Affiliate of SASCO from SASCO or an Affiliate of SASCO, the Master Servicer or the Trustee may require an Opinion of Counsel (which shall not be an expense of SASCO, the Master Servicer or the Trustee) that such transfer is not required to be registered under the Securities Act or state securities laws.

               (c) Any Certificateholder desiring to effect a transfer shall, and does hereby agree to, indemnify SASCO, the Master Servicer and the Trustee against any liability that may result if the transfer is not exempt under federal or applicable state securities laws.

               (d) The transfer of the Certificates may be subject to additional restrictions, as set forth in Section 5.05 of the Standard Terms of the Trust Agreement.

        All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee, pursuant to which the Purchased Certificates were issued.

        IN WITNESS WHEREOF, the undersigned has caused this Transferee Agreement to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].

                             [TRANSFEREE]

                             By:____________________________
                             Name:__________________________
                             Title:_________________________

                                                   Exhibit F

                         FORM OF BENEFIT PLAN AFFIDAVIT

        Re:    Saxon Asset Securities Company
        Series 199[_]-[_] Trust (the "Trust")

        Mortgage Loan Asset Backed Certificates, Class [___]

STATE OF [____________]
                      ss:
CITY OF [_____________]

        Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

        1. I am a duly authorized officer of [____________] (the "Purchaser"), whose taxpayer identification number is [____________], and on behalf of which I have the authority to make this affidavit.

        2. That the Purchaser is acquiring a Class [___] Certificate representing an interest in the Trust, certain assets of which one or more real estate mortgage investment conduit ("REMIC") elections are to be made under
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

        3.     The Purchaser either:

               (i) (A) is not a Plan Investor and (B) either (I) is not an insurance company or (II) is an insurance company, in which case none of the funds used by the Purchaser in connection with its purchase of the Certificates constitute plan assets as defined in the Plan Asset Regulations ("Plan Assets") and its purchase of the Certificates shall not result in the Certificates or the assets of the Trust being deemed to be Plan Assets;

               (ii) is an insurance company and either (A) represents that the funds used to purchase the Certificates are held in an "insurance company pooled separate account" within the meaning of United States Department of Labor Prohibited Transaction Class Exemption 90-1 ("PTCE 90-1") and that each of the applicable conditions set forth in PTCE 90-1 are met with respect to the purchase and holding of the Certificates, or
        (B) represents that the funds used to purchase the Certificates are held in an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that each of the applicable conditions set forth in PTCE 95-60 are met with respect to the purchase and holding of the Certificates; or

               (iii) has provided a Benefit Plan Opinion, obtained at the Transferee's expense.

        All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto.

        IN WITNESS WHEREOF, the undersigned has caused this Benefit Plan Affidavit to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].

                             [PURCHASER]

                             By:____________________________
                             Name:__________________________
                             Title:_________________________

        Personally appeared before me [____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Purchaser, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Purchaser.

        Subscribed and sworn before me this [____] day of [____________], 199[_].

                             ------------------------------
                             Notary Public

        My commission expires the [____] day of [____________], 199[_].

                                   Exhibit G

                     FORM OF RESIDUAL TRANSFEREE AGREEMENT

                         SAXON ASSET SECURITIES COMPANY
     MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 199[_]-[_], CLASS [R]

                             [____________], 199[_]

[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER] [CERTIFICATE REGISTRAR]
[-------------------------]
[-------------------------]
Attention:  [____________________]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

Ladies and Gentlemen:

        In connection with the purchase on the date hereof of the captioned Certificates (the "Residual Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, SASCO, the Master Servicer, the Trustee, and the Trust as follows:

        1. Representations and Warranties. The Transferee represents and warrants:

               (a) The Transferee's taxpayer identification number is as set forth on the signature page hereof;

               (b) The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Transferee is organized, is authorized to invest in the Residual Certificates and to enter into this Agreement, and has duly executed and delivered this Agreement;

               (c) The Transferee represents that (i) it understands that the Residual Certificates represent for federal income tax purposes a "residual interest" in one or more real estate mortgage investment conduits (each, a "REMIC") and that, as the holder of the Residual Certificates, it will be required to take into account, in determining its taxable income, its pro rata share of the taxable income of each such REMIC, (ii) it understands that it may incur federal income tax liabilities with respect to the Residual Certificates in excess of any cash flows generated by such Residual Certificates, (iii) it has the financial wherewithal and intends to pay any tax imposed on the income that it derives from the Certificates as they become due, and (iv) it has historically paid its debts as they became due and intends to pay its debts as they become due in the future;

               (d) The Transferee (i) has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Residual Certificates, (ii) has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision, and (iii) is able to bear the economic risk of an investment in the Residual Certificates and can afford a complete loss of such investment;

               *(e) The Transferee is acquiring the Residual Certificates for its own account as principal and not with a view to the resale or distribution thereof, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"); and

               *(f) The Transferee confirms that SASCO has made available to the Transferee the opportunity to ask questions of, and receive answers from, SASCO concerning SASCO, the Trust, the purchase by the Transferee of the Residual Certificates and all matters relating thereto, and to obtain additional information relating thereto that SASCO possesses or can acquire without unreasonable effort or expense.

        2.     Covenants.  The Transferee covenants:

               *(a) The Transferee will not make a public offering of the Residual Certificates, and will not reoffer or resell the Residual Certificates in a manner that would render the issuance and sale of the Residual Certificates whether considered together with the resale or otherwise, a violation of the Securities Act, or any state securities or "Blue Sky" laws or require registration pursuant thereto;

               (b) The Transferee agrees that, in its capacity as a holder of the Residual Certificates, it will assert no claim or interest in the Mortgage Loans by reason of owning the Residual Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Trust Agreement and the Certificates;

               (c) If applicable, the Transferee will comply with respect to the Residual Certificates in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products;

               (d) Upon notice thereof, the Transferee agrees to any future amendment to the provisions of the Trust Agreement relating to the transfer of the Residual Certificates (or any interest therein) that counsel to SASCO or the Trust may deem necessary to ensure that any such transfer will not result in the imposition of any tax on the Trust;

               (e) The Transferee hereby agrees that the Master Servicer or an affiliate thereof will (i) supervise or engage in any action necessary or advisable to preserve the status of each related REMIC as a REMIC,
        (ii) be, and perform the functions of, each such REMIC's tax matters person ("TMP"), and (iii) employ on a reasonable basis counsel, accountants, and professional assistance to aid in the preparation of tax returns or the performance of the above;

               (f) The Transferee hereby agrees to cooperate with the TMP and to take any action required of it by the REMIC Provisions in order to create or maintain the REMIC status of each related REMIC;

               (g) The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of any related REMIC or result in the imposition of tax on any such REMIC unless counsel for, or acceptable to, the TMP has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable;

               (h) The Transferee hereby agrees to be bound by all of the provisions of the Trust Agreement applicable to the holders of a Residual Certificate including, but not limited to, Section 5.05(c) of the Standard Terms to the Trust Agreement (which relates to the transfer of a Residual Certificate), and acknowledges that each Residual Certificate will bear a legend setting forth the applicable restrictions on transfer;

               (i) The Transferee hereby agrees that it shall pay any tax or reporting costs borne by a REMIC as result of its purchase of the Residual Certificates or any beneficial interest therein in violation of Section

        5.05(c) of the Standard Terms to the Trust Agreement to the extent such tax or reporting costs are not paid by the Transferor or by the Trustee out of amounts that otherwise would have been paid to the Transferee;

               (j) The Transferee hereby agrees to indemnify and hold harmless SASCO, the Master Servicer, the Trustee, the Trust and each other holder of a Residual Certificate from and against any tax liability or reporting costs arising from its violation of the restrictions on transfer contained in Section 5.05(c) of the Standard Terms to the Trust Agreement or its breach of any of its representations, warranties, or covenants contained herein; and

               (k) The Transferee agrees that it will take no action to question or invalidate the interest of the Trust in the Mortgage Loans or seek or maintain any claim or interest in the Mortgage Loans having a priority over the interest of the Trust in such Mortgage Loans.

The representations and covenants above marked with an * apply only to Residual Certificates that are Private Certificates.

        3.  Acknowledgments.

               (a) The Transferee acknowledges that, if the Residual Certificates are Private Certificates, the Residual Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither SASCO, the Master Servicer nor the Trust is under any obligation to register the Certificate or make an exemption from such registration available.

               (b) The Transferee acknowledges that if a Residual Certificate is transferred to a Non-U.S. Person, the transfer will not be recognized by the Withholding Agent (as defined below) unless the Withholding Agent has received from the Transferee an affidavit substantially in the form of Exhibit H-1 attached to the Standard Terms to Trust Agreement.

               (c) The Transferee acknowledges that if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or its designated Paying Agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 and 1442 of the Code and the Treasury regulations thereunder (the "Withholding Agent") may (i) withhold an amount equal to the taxes due upon disposition of the Certificate from future distributions made with respect to the Certificate to the Transferee (after giving effect to the withholding of taxes imposed on such Transferee), and (ii) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Withholding Agent.

               (d) The Transferee acknowledges the Withholding Agent may (i) hold distributions on a Certificate, without interest, pending determination of amounts to be withheld, (ii) withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such Transferee on each Certificate it holds, and (iii) pay to the Internal Revenue Service all such amounts withheld.

               (e) The Transferee acknowledges that the transfer of all or part of the Residual Certificates that have "tax avoidance potential" (as defined in Treasury regulations section 1.860G-3(a)(2) or any successor provision) to a Non-U.S. Person will be disregarded for all federal income tax purposes, and that Treasury regulations or other administrative guidance issued by the Treasury may effectively prohibit the transfer of the Residual Certificates to Non-U.S. Persons.

               (f) The Transferee acknowledges that the transfer of the Residual Certificates to a U.S. Person will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of the taxes and expenses associated with such Certificates within the meaning of Treasury regulation section 1.860E-1(c)(1).

        IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the [____] day of [____________], 199[_].

                             [TRANSFEREE]

                             By:____________________________
                             Name:__________________________
                             Title:_________________________

                             Taxpayer ID #__________________

                                  Exhibit H-1

                       FORM OF NON-U.S. PERSON AFFIDAVIT
                       AND AFFIDAVIT PURSUANT TO SECTIONS
                          860D(a)(6)(A) and 86OE(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

        Re:    Saxon Asset Securities Company
        Series 199[_]-[_] Trust (the "Trust")
        Mortgage Loan Asset Backed Certificates, Class [R]

STATE OF [____________]
                      ss:
CITY OF [_____________]

        Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

        1. I am a duly authorized officer of [____________________] (the "Transferee") and on behalf of which I have the authority to make this affidavit.

        2. The Transferee is acquiring all or a portion of the Class [R] Certificates (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

        3. The Transferee is a foreign person within the meaning of Treasury Regulation Section 1.860G- 3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, or (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income) who would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code and the Treasury regulations thereunder on income derived from the Residual Certificates (a "Non-U.S. Person").

        4. The Transferee agrees that it will not hold the Residual Certificates in connection with a trade or business in the United States, and the Transferee understands that it will be subject to United States federal income tax under sections 871 and 881 of the Code in accordance with section 860G of the Code and any Treasury regulations issued thereunder on "excess inclusions" that accrue with respect to the Residual Certificates during the period the Transferee holds the Residual Certificates.

        5. The Transferee understands that the federal income tax on excess inclusions with respect to the Residual Certificates may be withheld in accordance with section 860G(b) of the Code from distributions that otherwise would be made to the Transferee on the Residual Certificates and, to the extent that such tax has not been imposed previously, that such tax may be imposed at the time of disposition of any such Residual Certificate pursuant to section 860G(b) of the Code.

        6. The Transferee agrees (i) to file a timely United States federal income tax return for the year in which disposition of a Residual Certificate it holds occurs (or earlier if required by law) and will pay any United States federal income tax due at that time and (ii) if any tax is due at that time, to provide satisfactory written evidence of payment of such tax to the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on the Residual Certificates under sections 1441 and 1442 of the Code and the Treasury regulations thereunder (the "Withholding Agent").


                                     H-1-1

        7. The Transferee understands that until it provides written evidence of the payment of tax due upon the disposition of a Residual Certificate to the Withholding Agent pursuant to paragraph 6 above, the Withholding Agent may (i) withhold an amount equal to such tax from future distributions made with respect to the Residual Certificate to subsequent transferees (after giving effect to the withholding of taxes imposed on such subsequent transferees), and (ii) pay the withheld amount to the Internal Revenue Service.

        8. The Transferee understands that (i) the Withholding Agent may withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Certificate it holds and (ii) the Withholding Agent may pay to the Internal Revenue Service amounts withheld on behalf of any and all former holders of each Residual Certificate held by the Transferee.

        9. The Transferee understands that if it transfers a Residual Certificate (or any interest therein) to a United States Person (including a foreign person who is subject to net United States federal income taxation with respect to such Residual Certificate), the Withholding Agent may disregard the transfer for federal income tax purposes if the transfer would have the effect of allowing the Transferee to avoid tax on accrued excess inclusions and may continue to withhold tax from future distributions as though the Residual Certificate were still held by the Transferee.

        10. The Transferee understands that a transfer of a Residual Certificate (or any interest therein) to a Non-U.S. Person (i.e., a foreign person who is not subject to net United States federal income tax with respect to such Residual Certificate) will not be recognized unless the Withholding Agent has received from the transferee an affidavit in substantially the same form as this affidavit containing these same agreements and representations.

        11. The Transferee understands that distributions on a Residual Certificate may be delayed, without interest, pending determination of amounts to be withheld.

        12. The Transferee is not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in Section 1381(a) (2) (C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

        13. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by SASCO (upon the advice of counsel to SASCO) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

        14. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.


                                     H-1-2

        Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee.

        IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].

                             [TRANSFEREE]

                             By:____________________________
                             Name:__________________________
                             Title:_________________________

        Personally appeared before me [____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

        Subscribed and sworn before me this [____] day of [____________], 199[_].

                             ------------------------------
                             Notary Public

        My commission expires the [____] day of [____________], 199[_].


                                     H-1-3

                                  Exhibit H-2

                         FORM OF U.S. PERSON AFFIDAVIT
               PURSUANT TO SECTIONS 860D(a)(6)(A) and 860E(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

        Re:    Saxon Asset Securities Company
        Series 199[_]-[_] Trust (the "Trust")
        Mortgage Loan Asset Backed Certificates, Class [R]

STATE OF [____________]
                      ss:
CITY OF [_____________]

        Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

        1. I am a duly authorized officer of [____________________] (the "Transferee") and on behalf of which I have the authority to make this affidavit.

        2. The Transferee is acquiring all or a portion of the Class [R] Certificates (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

        3. The Transferee either is (i) a citizen or resident of the United States, (ii) a domestic partnership or corporation, (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income, or (iv) a foreign person who would be subject to United States income taxation on a net basis on income derived from the Residual Certificates (a "U.S. Person").

        4. The Transferee is a not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in section 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

        5. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by SASCO (upon the advice of counsel to SASCO) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

        6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.


                                     H-2-1

        Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee.

        IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].

                             [TRANSFEREE]

                             By:____________________________
                             Name:__________________________
                             Title:_________________________

        Personally appeared before me [____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

        Subscribed and sworn before me this [____] day of [____________], 199[_].

                             ------------------------------
                             Notary Public

        My commission expires the [____] day of [____________], 199[_].


                                     H-2-2